                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY


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                          ----------------------------

                           SHARE EXCHANGE AGREEMENT

                          ----------------------------


                                  BY AND AMONG

                              eVENTURES GROUP, INC,

                           IGS ACQUISITION CORPORATION

                                       AND

               THE STOCKHOLDERS OF INTERNET GLOBAL SERVICES, INC.
                                  PARTY HERETO




                          DATED AS OF FEBRUARY 22, 2000



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



                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
                                                ARTICLE I
                                               DEFINITIONS

         Section 1.1        Definitions......................................................1

                                               ARTICLE II
                                               ACQUISITION

         Section 2.1        Exchange of Shares...............................................5
         Section 2.2        Exchange Ratio...................................................5
         Section 2.3        Closing..........................................................6
         Section 2.4        Closing Deliveries by the Stockholders...........................6
         Section 2.5        Closing Deliveries by Acquisition Sub............................6
         Section 2.6        Adjustment of Acquisition Price..................................6
         Section 2.7        Escrow...........................................................8

                                               ARTICLE III
                           REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Section 3.1        Due Organization, Good Standing and Corporate Power..............8
         Section 3.2        Authorization and Validity of Agreement..........................9
         Section 3.3        Capitalization...................................................9
         Section 3.4        Subsidiaries....................................................10
         Section 3.5        Consents and Approvals;  No Violations..........................10
         Section 3.6        Company Financial Statements....................................10
         Section 3.7        Absence of Certain Changes......................................11
         Section 3.8        Title to Properties; Encumbrances...............................11
         Section 3.9        Compliance with Laws............................................11
         Section 3.10       Litigation......................................................11
         Section 3.11       Employee Benefit Plans..........................................11
         Section 3.12       Employment Relations and Agreements.............................14
         Section 3.13       Taxes...........................................................15
         Section 3.14       Liabilities.....................................................17
         Section 3.15       Intellectual Property...........................................17
         Section 3.16       Material Contracts..............................................18
         Section 3.17       Owned Real Property.............................................19
         Section 3.18       Leases..........................................................19
         Section 3.19       Disclosure......................................................20
         Section 3.20       Environmental Laws and Regulations..............................20

                                      (i)


         Section 3.21       Insurance.......................................................21
         Section 3.22       Books and Records...............................................21
         Section 3.23       Agreements with Affiliates......................................22
         Section 3.24       Year 2000 Compliance............................................22
         Section 3.25       Fiscal 2000 Budget..............................................22
         Section 3.26       Projections.....................................................22
         Section 3.27       Broker's or Finder's Fee........................................22

                                               ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

         Section 4.1        Due Organization, Good Standing and Corporate Power.............23
         Section 4.2        Authorization and Validity of Agreement.........................23
         Section 4.3        Capitalization..................................................23
         Section 4.4        Consents and Approvals;  No Violations..........................23
         Section 4.5        Parent Financial Statements.....................................24
         Section 4.6        Absence of Certain Changes......................................24
         Section 4.7        Title to Properties; Encumbrances...............................24
         Section 4.8        Compliance with Laws............................................24
         Section 4.9        Litigation......................................................25
         Section 4.10       Liabilities.....................................................25
         Section 4.11       SEC Filings.....................................................25
         Section 4.12       Broker's or Finder's Fee........................................25

                                                ARTICLE V
                                          ADDITIONAL AGREEMENTS

         Section 5.1        Conduct of Business Pending the Closing Date....................26
         Section 5.2        Full Access and Disclosure......................................27
         Section 5.3        Confidentiality.................................................28
         Section 5.4        Reasonable Best Efforts.........................................29
         Section 5.5        Notice of Board Approval........................................29
         Section 5.6        Notice of Developments..........................................29
         Section 5.7        No Solicitation of Other Offers.................................30
         Section 5.8        Conversion of Company Options...................................30
         Section 5.9        Stock Option Grants to Company Executives.......................31
         Section 5.10       Stockholders' Representative....................................31
         Section 5.11       Registration of Securities......................................32
         Section 5.12       Registration of Company Options.................................32
         Section 5.13       Subsequent Merger...............................................33
         Section 5.14       Further Action..................................................33


                                      (ii)



                                               ARTICLE VI
                                               TAX MATTERS

         Section 6.1        Tax-Free Reorganization.........................................33

                                               ARTICLE VII
                                          CONDITIONS TO CLOSING

         Section 7.1        Conditions to Obligation of Acquisition Sub.....................34
         Section 7.2        Conditions to Obligation of the Stockholders....................36

                                              ARTICLE VIII
                                             INDEMNIFICATION

         Section 8.1        Survival of Representations.....................................37
         Section 8.2        General Indemnification.........................................37
         Section 8.3        Procedures......................................................38

                                               ARTICLE IX
                                         TERMINATION AND WAIVER

         Section 9.1        Termination.....................................................39
         Section 9.2        Effect of Termination...........................................40
         Section 9.3        Amendment.......................................................40
         Section 9.4        Waiver..........................................................40

                                                ARTICLE X
                                        MISCELLANEOUS PROVISIONS

         Section 10.1       Expenses........................................................40
         Section 10.2       Notices.........................................................41
         Section 10.3       Descriptive Headings............................................42
         Section 10.4       Entire Agreement; Assignment....................................42
         Section 10.5       Governing Law...................................................42
         Section 10.6       Counterparts....................................................42
         Section 10.7       Validity........................................................42
         Section 10.8       Investigation...................................................42
         Section 10.9       Third Party Beneficiaries.......................................43


                                     (iii)

ANNEXES

Annex 1           Stockholders
Annex 2           Reference Working Capital Statement

SCHEDULES

Schedule 3.1      Jurisdictions of Qualification
Schedule 3.3      Company Capitalization
Schedule 3.11     Employee Benefit Plans
Schedule 3.14     Company Liabilities
Schedule 3.15     Intellectual Property
Schedule 3.16     Material Contracts
Schedule 3.18     Leases
Schedule 3.21     Insurance
Schedule 3.23     Agreements with Affiliates
Schedule 4.3      Parent Capitalization
Schedule 4.6      Certain Changes
Schedule 4.8(c)   Compliance with Laws
Schedule 4.10     Parent Liabilities
Schedule 4.11     SEC Filings
Schedule 5.9      Stock Option Grants
Schedule 7.1(g)   Key Employees

EXHIBITS

Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Merger Agreement
Exhibit D         Form of Non-Competition Agreement
Exhibit E         Form of Employment Agreements
Exhibit F         Form of Opinion of Counsel to the Stockholders
Exhibit G         Form of Investor Representation Letters
Exhibit H         Form of Purchaser Representative Certificate
Exhibit I         Form of Opinion of Counsel to Parent and Acquisition Sub


                                      (iv)

         SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of February 22, 2000, by and among eVentures Group, Inc., a Delaware corporation ("Parent"), IGS Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of Parent ("Acquisition Sub"), and each of the stockholders of Internet Global Services, Inc., a Texas corporation (the "Company") listed on Annex 1 hereto (each a "Stockholder" and, collectively, the "Stockholders").


                              W I T N E S S E T H:

         WHEREAS, the Stockholders own approximately 6,000,000 shares (the "Shares") of common stock, $0.0005 par value per share (the "Company Common Stock"), of the Company, representing more than 90% of the issued and outstanding shares of the Company Common Stock;

         WHEREAS, the Stockholders wish to exchange such Shares for shares of common stock of Parent, par value $0.00002 per share (the "Parent Common Stock"), and Parent wishes to issue and Acquisition Sub wishes to exchange shares of Parent Common Stock to the Stockholders in exchange for the Shares, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is intended that the exchanges to be consummated pursuant to this Agreement shall constitute the first step of a two-step acquisitive transaction of all of the assets of the Company by Acquisition Sub with the second step being a merger of the Company with and into Acquisition Sub with Acquisition Sub surviving, such merger to be consummated pursuant to a binding agreement as promptly as practicable following the consummation of such exchanges, and it is intended that such two-step transaction be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, Parent, Acquisition Sub and the Stockholders hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. (a) As used in this Agreement, the following terms have the following meanings:

         "Affiliate" of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of such Person, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

         "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in the State of Texas or The City of New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         "Company Warrants" shall mean any and all warrants to purchase Company Common Stock.

         "CPA Arbitrator" shall mean Ernst & Young LLP, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing or if the parties cannot agree, one selected by the American Arbitration Association.

         "Escrow Agent" shall mean Bank One, Texas, N.A.

         "Escrowed Shares" shall mean a number of shares of Parent Common Stock equal to 25% of the aggregate number of Acquired Shares included in the Acquisition Price.

         "Facility A Loan" shall mean certain term loans made by Parent to the Company under the Bridge Loan Agreement prior to March 10, 2000 that constitute Facility A Loans as contemplated therein.

         "Fraudulent Act" shall mean any deliberate and knowing misrepresentation in or deliberate and knowing omission from or deliberate and knowing breach of a representation or warranty by the Stockholders or any of them in this Agreement or in any written annex, exhibit, schedule, certificate, instrument or agreement furnished to Parent or Acquisition Sub pursuant to this Agreement.

         "GAAP" shall mean U.S. generally accepted accounting principles consistently applied, as in effect from time to time.

         "Governmental Authority" shall mean any governmental public self-regulatory agency, body or authority.

         "Indemnity Arbitrator" shall mean JAMS/Endispute, LLC.

         "Intellectual Property" shall mean all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights and applications for registration thereof, Internet domain names and Uniform Resource Locators ("URLs"), inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know how, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors, technology, and other proprietary information or material owned by the Company and/or any of its Subsidiaries or used in connection with the business of the Company and/or any of its Subsidiaries (and all improvements and refinements of any of the foregoing) and all agreements relating to intellectual property used by the Company and/or any of its Subsidiaries.

         "Loss Amount" shall mean the liquidated amount ultimately determined to be due to Acquisition Sub and/or Parent as a result of any indemnification claim made under Article VIII.

         "Market Price" shall mean the average of the closing bid and ask prices for shares of Parent Common Stock on the OTC Bulletin Board(R) (or, if the principal market for Parent

Common Stock is another market, then the average of the closing bid and ask prices for shares of Parent Common Stock on such other market) for the 30-day period ending five days prior to the Closing Date or such other date as shall give rise to the need to determine the Market Price; provided, however, if such average is less than $6.00, the Market Price shall be $6.00 and if such average is greater than $40.00, the Market Price shall be $40.00.

         "Parent's Option Plan" shall mean that certain 1999 Omnibus Securities Plan adopted and approved by the Board of Directors and the Stockholders of Parent as of September 22, 1999, as amended October 14, 1999.

         "Parent's Material Subsidiaries" shall mean e.Volve Technology Group, Inc., Axistel Communications, Inc. and Acquisition Sub.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         "Reference Working Capital Statement" shall mean the statement of Working Capital of the Company at November 30, 1999 attached hereto as Annex 2.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "Stockholders' Representative" shall mean David Link, or any successor Stockholders' Representative appointed in accordance with the terms of this Agreement.

         "Subsidiary" means any Person in which the Company owns, directly or indirectly, a majority, in voting power, of the outstanding equity securities.

         "Transaction Documents" shall mean the Escrow Agreement, the Non-Competition Agreements, the Link Employment Agreement, the Mackey Employment Agreement, the Registration Rights Agreement, the Investor Representation Letters, the Purchaser Representative Certificates and the Merger Agreement.

         "Transfer Agent" shall mean Stock Transfer Company of America.

         "WARN" shall mean the Federal Workers Adjustment Retraining and Notification Act.

         "Working Capital" shall mean the excess of the Company's current assets (including notes received as consideration with respect to the exercise of any Company Options whether due within one year or otherwise) over its current liabilities (including the Facility A Loan and any accounts payable incurred in connection with the expenses relating to this Agreement to be paid by the Company pursuant to Section 10.1 determined in accordance with GAAP.

         (b) As used in this Agreement, the following terms have the meanings set forth in the sections opposite such terms:

         Term                                                                   Section
         ----                                                                   -------
         "Acquired Shares"                                                      2.2(a)

         "Acquisition Price"                                                    2.2(a)

         "Acquisition Proposal"                                                 5.7(a)

         "Acquisition Sub"                                                      Preamble

         "Adjustment Share Number"                                              2.6(c)

         "Agreement"                                                            Preamble

         "Arbitration Notice"                                                   2.6(b)(iii)

         "BDO"                                                                  2.6(a)(i)

         "Bridge Loan Agreement"                                                5.1(b)(viii)

         "Cisco Financing Agreement"                                            5.1(b)(ii)

         "Claims"                                                               3.20

         "Closing"                                                              2.3

         "Closing Date"                                                         2.3

         "Closing Working Capital Statement"                                    2.6(a)(i)

         "Code"                                                                 Recitals

         "Company"                                                              Preamble

         "Company Common Stock"                                                 Recitals

         "Company Financial Statements"                                         3.6

         "Company Material Adverse Effect"                                      3.1

         "Company Options"                                                      5.8

         "Company Property"                                                     3.17

         "Consents"                                                             7.1(a)

         "Employee Benefit Plan"                                                3.11(a)

         "Environmental Claims"                                                 3.20

         "Environmental Law"                                                    3.20

         "ERISA"                                                                3.11(a)

         "Escrow Agreement"                                                     2.7

         "Existing Registration Rights Agreement"                               4.4

         "Hazardous Materials"                                                  3.20

         "Indemnitees"                                                          8.2(a)

         "Indemnity Arbitration Notice"                                         8.3(b)

         "Indemnity Notice of Disagreement"                                     8.3(a)

         "Investor Representation Letter"                                       7.1(i)

         "ISV"                                                                  3.4

         "ISV Common Stock"                                                     3.4

         "Link Employment Agreement"                                            7.1(g)

         "Loss"                                                                 8.2(a)

         "Mackey Employment Agreement"                                          7.1(g)

         "Merger Agreement"                                                     5.13

         "Nominal Number"                                                       2.2(b)

         "Notice of Disagreement"                                               2.6(b)(ii)

         "Parent"                                                               Preamble

         "Parent Common Stock"                                                  Recitals

         "Parent Financial Statements"                                          4.5

         "Parent Options"                                                       5.8

         "Parent SEC Reports"                                                   4.11

         "Permits"                                                              3.9(b)

         "Purchaser Representative Certificate"                                 7.1(n)


         "Registration Rights Agreement"                                        5.11(d)

         "Returns"                                                              3.13(a)

         "Series B Preferred"                                                   4.3

         "Series C Preferred"                                                   4.3

         "Server"                                                               3.15(h)

         "Shares"                                                               Recitals

         "Sites"                                                                3.15(h)

         "Stockholder"                                                          Preamble

         "Stockholder Adjustment Shares"                                        2.6(c)

         "Successor Business"                                                   5.9

         "Taxes"                                                                3.13(a)

         "Technology Systems"                                                   3.24(a)

         "VEBA"                                                                 3.11(a)

         "Year 2000 Compliant"                                                  3.24(a)

         "24/7"                                                                 3.15(h)


                                   ARTICLE II
                                   ACQUISITION

         Section 2.1 Exchange of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Parent shall issue the number of shares of Parent Common Stock determined as set forth herein to the Stockholders in exchange for the Shares delivered to Acquisition Sub.

         Section 2.2 Exchange Ratio. (a) Subject to the adjustments set forth in
Section 2.6, in exchange for each Share delivered to Acquisition Sub, Parent shall issue and deliver to the holder thereof 0.5 shares of Parent Common Stock (the "Acquired Shares"), subject to adjustment as provided in paragraphs (b) and
(c) (the "Acquisition Price").

         (b) In the event that the Market Price on the Closing Date is greater than $22.50 or less than $9.50, the number of Acquired Shares (the "Nominal Number") to be delivered in exchange for each Share shall be adjusted as follows:

                  (i) If such Market Price is greater than $22.50, the Nominal Number shall be multiplied by (A) 1.00 less (B) the decimal equivalent of a fraction, (I) the numerator of which is such Market Price less $22.50, and (II) the denominator of which is such Market Price; or

                  (ii) If such Market Price is less than $9.50, the Nominal Number shall be multiplied by the sum of (A) 1.00 plus (B) the decimal equivalent of a fraction, (I) the numerator of which is $9.50 less such Market Price, and (II) the denominator of which is such Market Price.

         (c) In the event that the number of shares of Company Common Stock outstanding on the Closing Date (including Company Common Stock issued prior to the Closing Date upon exercise of Company Options and Company Warrants) exceeds 6,000,000, the number of Acquired Shares to be delivered in exchange for each Share shall be adjusted by multiplying (i) the number of Acquired Shares to be delivered in exchange for each Share (after giving effect to the adjustment set forth in Section 2.2(b) by (ii) the decimal equivalent of a fraction, the numerator of which is 6,000,000 and the denominator of which is the number of shares of Company Common Stock outstanding on the Closing Date (including Company Common Stock issued prior to the Closing Date upon the exercise of Company Options and Company Warrants).

         Section 2.3 Closing. Upon the terms and subject to the conditions of this Agreement, the share exchange contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of White & Case, LLP, 200 South Biscayne Boulevard, 49th floor, Miami, Florida, on the first Business Day after the day on which all of the conditions set forth in Sections
7.1 and 7.2 hereof are satisfied or waived, or at such other date, time and place as Acquisition Sub and Stockholders' Representative shall agree (the date of the Closing being the "Closing Date").

         Section 2.4 Closing Deliveries by the Stockholders. At the Closing, each Stockholder shall deliver or cause to be delivered to Acquisition Sub:

                  (a) stock certificates evidencing the number of Shares set forth opposite the name of such Stockholder on Annex 1, duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to Acquisition Sub and with all required stock transfer tax stamps affixed;

                  (b) a receipt for the Acquired Shares, other than the Escrowed Shares; and

                  (c) the opinions, certificates and other documents required to be delivered pursuant to Section 7.1.

         Section 2.5 Closing Deliveries by Acquisition Sub. At the Closing, Acquisition Sub shall:

                  (a) deliver to the Transfer Agent irrevocable instructions to deliver certificates for 75% of the number of Acquired Shares to be exchanged as set forth in Section 2.2 for the number of Shares set forth opposite such Stockholders' name on Annex 1; and

                  (b) deliver to the Stockholders' Representative:

                           (i)      a receipt for Shares delivered to
                  Acquisition Sub; and

                           (ii) the opinions, certificates and other documents required to be delivered pursuant to Section 7.2; and

                  (c) deliver to the Escrow Agent, in accordance with the Escrow Agreement, the Escrowed Shares.

         Section 2.6 Adjustment of Acquisition Price. The Acquisition Price shall be subject to adjustment after the Closing as specified in this Section 2.6:

         (a) Closing Working Capital Statement. (i) Prior to the Closing Date, BDO Seidman, LLP ("BDO") shall be retained to calculate the amount of the Working Capital of the Company at the Closing Date in accordance with the terms hereof. As promptly as practicable, but in any event within thirty calendar days following the Closing Date, BDO shall prepare and deliver a statement of the amount of the Working Capital of the Company at the Closing Date (the "Closing Working Capital Statement") to the Acquisition Sub and the Stockholders'

Representative, together with a report thereon stating that the Closing Working Capital Statement fairly presents the amount of Working Capital of the Company at the Closing Date in conformity with GAAP applied on a basis consistent with the preparation of the Reference Working Capital Statement.

                  (ii) In connection with the preparation of the Closing Working Capital Statement, Acquisition Sub will, and the Stockholders will cause the Company and its employees to, cooperate with and assist BDO, providing reasonable access to the personnel, properties and books and records of the Company; provided that such access and assistance shall be upon reasonable notice during normal business hours and shall not interrupt or disrupt the business activities of the Company.

         (b) Disputes. (i) Subject to clauses (ii) and (iii) of this Section 2.6(b), the Closing Working Capital Statement delivered by BDO to the Stockholders Representative shall be deemed to be and shall be final, binding and conclusive on the parties hereto. During the 30-day period following receipt by Acquisition Sub and the Stockholders' Representative of the Closing Working Capital Statement, BDO shall permit Acquisition Sub and the Stockholders' Representative and their respective advisers and agents to review the working papers of BDO with respect to the Closing Working Capital Statement.

                  (ii) Acquisition Sub or the Stockholders' Representative may dispute any amounts reflected on the Closing Working Capital Statement, but only on the basis that the amounts reflected on the Closing Working Capital Statement were not arrived at in accordance with GAAP applied on a basis consistent with the preparation of the Reference Working Capital Statement; provided, however, that Acquisition Sub or the Stockholders' Representative, as the case may be, shall have delivered a notice to the other and BDO in writing (a "Notice of Disagreement") within 30 calendar days following the delivery of the Closing Working Capital Statement by BDO. Any Notice of Disagreement shall specify in reasonable detail each disputed item, specifying the amount thereof in dispute and setting forth the basis for such dispute. If a Notice of Disagreement is received by the Stockholders' Representative or Acquisition Sub, as the case may be, in a timely manner, Acquisition Sub and the Stockholders' Representative shall attempt to reconcile the differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto.

                  (iii) If any matter set forth in a Notice of Disagreement delivered pursuant hereto is not resolved within 30 days after delivery of the Notice of Disagreement, then either Acquisition Sub or the Stockholders' Representative, as the case may be, may submit the matter to the CPA Arbitrator for final resolution by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by giving notice of such election to the Stockholders' Representative or the Acquisition Sub, as the case may be, and to the CPA Arbitrator (an "Arbitration Notice"), or if applicable to the American Arbitration Association requesting that the CPA Arbitrator be appointed. The CPA Arbitrator shall render a decision resolving the matter submitted to it pursuant hereto within 30 days of the Arbitration Notice, which decision shall be final, binding and conclusive on the Acquisition Sub and the Stockholders. The cost of any arbitration (including the fees, expenses and costs of the CPA Arbitrator) shall be borne equally between Acquisition Sub, on the one hand, and the Stockholders on the other. Each of the parties hereto shall bear its expenses (including legal fees and costs) in connection with any such arbitration and in preparation therefor.

         (c) Acquisition Price Adjustment. The Closing Working Capital Statement shall be deemed final for the purposes of this Section 2.6 upon the earliest of
(A) the failure of the Acquisition Sub or the Stockholders' Representative to notify the other of a dispute within 30 calendar days of the delivery of the Closing Working Capital Statement by BDO, (B) the resolution of all disputes, pursuant to Section 2.6(b)(ii), by Acquisition Sub and the Stockholders' Representative, and (C) the resolution of all disputes, pursuant to Section 2.6(b)(iii), by the CPA Arbitrator. In the event that the Working Capital reflected on the Closing Working Capital Statement exceeds the Working Capital reflected on the Reference Working Capital Statement, then within three Business Days of the Closing Working Capital Statement being deemed final, the Acquisition Price shall be adjusted upward by a number of shares of Parent Common Stock equal to the lesser of (A) the number resulting when the dollar amount of such excess is divided by $8.00, or (B) 250,000 (the "Adjustment Share Number"), and Acquisition Sub shall, within three Business Days of such determination, issue and deliver (i) 75 percent of the Stockholder Adjustment Shares to the Stockholders pro rata in proportion to the number of Shares set forth opposite each Stockholders' name on Annex 1, and (ii) issue and deliver 25 percent of the Stockholder Adjustment Shares to the Escrow Agent for deposit in the Escrow Account pursuant to the Escrow Agreement. For purposes of this
Section 2.6(c), "Stockholder Adjustment Shares" shall mean a number of shares of Company Common Stock equal to the Adjustment Share Number multiplied by a fraction, the numerator of which is the number of Shares and the denominator of which is the number of shares of Company Common Stock outstanding on the Closing Date.

         Section 2.7 Escrow. Prior to the Closing, Acquisition Sub and the Stockholders' Representative shall enter into an Escrow Agreement with the Escrow Agent substantially in the form of Exhibit A (the "Escrow Agreement"). In accordance with the terms of the Escrow Agreement, Acquisition Sub shall issue and deliver to the Escrow Agent the Escrowed Shares in an account to be managed and paid out by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         As an inducement to Parent and Acquisition Sub to enter into this Agreement, each Stockholder hereby represents and warrants, jointly and severally with each other Stockholder, except with respect to the representations and warranties contained in Sections 3.2, 3.3(c), 3.5 and 3.19, with respect to which such Stockholder represents individually, to Parent and Acquisition Sub as follows:

         Section 3.1 Due Organization, Good Standing and Corporate Power. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Set forth on Schedule 3.1 is a list of jurisdictions in which the Company and each Subsidiary is qualified or licensed to do business. The Company and each of the Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified, or licensed, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement or the Transaction Documents (a "Company Material Adverse Effect"). The Company has, prior to the date of this Agreement, made available to Acquisition Sub complete and correct copies of the Articles or Certificate of Incorporation and By-Laws for each of the Company and the Subsidiaries.

         Section 3.2 Authorization and Validity of Agreement. Such Stockholder has the requisite power and authority, corporate, trust or otherwise, to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by such Stockholder, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and approved, to the extent applicable, by its Board of Directors or other governing body and no other action, corporate, trust or otherwise, on the part of such Stockholder is necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party by such Stockholder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Transaction Documents to which it is a party will have been, duly executed and delivered by such Stockholder and are valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

         Section 3.3 Capitalization. (a) The Company has an authorized capitalization consisting of 20,000,000 shares of Company Common Stock, of which 6,452,413 shares of Company Common Stock are issued and outstanding as of the date of this Agreement. All outstanding shares of capital stock of the Company and the Subsidiaries are duly authorized and validly issued and fully paid and non-assessable. Except as set forth on Schedule 3.3, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements or commitments, contingent or otherwise, of any character providing for the purchase, redemption, acquisition, retirement, issuance or sale by the Company or any of the Subsidiaries of any shares of capital stock of the Company or any of the Subsidiaries or other securities exchangeable or convertible into capital stock of the Company or the Subsidiaries and there are no stock appreciation rights or phantom stock plans outstanding. Schedule 3.3 sets forth the number of shares of capital stock which the Company or the Subsidiaries are obligated to issue in connection with each specific item set forth on Schedule 3.3. There are no rights, agreements, restrictions or encumbrances (such as preemptive rights, rights of first refusal, rights of first offer, proxies, voting agreements, voting trusts, registration rights agreements, shareholders agreements, etc., whether or not the Company or any of the Subsidiaries is a party thereto), nor are there any restrictions on the transferability or sale of such capital stock, pursuant to any provision of law, contract or otherwise with respect to the purchase, sale or voting of any shares of capital stock of the Company or any of the Subsidiaries (whether outstanding or issuable upon conversion, exchange or exercise of any other security of the Company or any of the Subsidiaries). Except as set forth in Schedule 3.3, the Company and the Subsidiaries have no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote). Set forth on Schedule
3.3 are the names of any Persons who own, directly or indirectly, five percent (5%) or more of any class of the capital stock of the

Company or the Subsidiaries, not including 10-K Wizard Technology, L.L.C., along with the type of security owned and the amount held.

         (b) The stock register of the Company accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and
(ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

         (c) The number of Shares set forth opposite the name of such Stockholder on Annex 1 are owned of record and beneficially solely by such Stockholder free and clear of all liens. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Acquisition Sub in the stock records of the Company, Acquisition Sub, assuming it shall have acquired the Shares for value in good faith and without notice of any adverse claim, will own the Shares free and clear of all liens. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable.

         Section 3.4 Subsidiaries. The only Subsidiary is Internet Streaming Video, Inc., a Texas corporation ("ISV"). ISV has an authorized capitalization consisting of 10,000,000 shares of common stock, par value $0.001 per share ("ISV Common Stock"), of which 1,372,143 shares of ISV Common Stock are issued and outstanding. The Company owns 987,000 shares of ISV Common Stock, representing 71.93% of the outstanding capital stock of ISV, free and clear of all liens. There are no restrictions of any kind which prevent or restrict the payment of dividends by any of the Subsidiaries.

         Section 3.5 Consents and Approvals; No Violations. The execution and delivery of this Agreement and the Transaction Documents to which it is a party by each Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and thereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of such Stockholder, the Company or any of the Subsidiaries; (ii) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to such Stockholder, the Company or any of the Subsidiaries or by which any of their respective properties or assets may be bound; (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority; or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Stockholder, the Company or any of the Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation to which such Stockholder, the Company or any of the Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound, except for any such violations, breaches, conflicts, defaults, liens, increases or losses which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

         Section 3.6 Company Financial Statements. The Company has, prior to the date of this Agreement, made available to Acquisition Sub true and complete copies of its unaudited year-end balance sheets for each of the fiscal years ended December 31, 1998 and 1997 and unaudited balance sheet as of October 31, 1999, and the related statements of operations of the Company for such fiscal years or interim period, as the case may be, ended on such date (the "Company Financial Statements"). The Company Financial Statements were prepared in accordance with GAAP (except that there are no notes attached thereto and the interim statements do not have year-end adjustments) and present fairly the financial position of the Company as of the dates thereof and the results of its operations for the periods then ended.

         Section 3.7 Absence of Certain Changes. Since October 31, 1999, (a) there has been no material adverse change in the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company or any Subsidiary, (b) the business of the Company and each Subsidiary have been conducted only in the ordinary course consistent with past practice, and (c) none of the Company nor any Subsidiary has taken any of the actions prohibited to be taken pursuant to Section 5.1.

         Section 3.8 Title to Properties; Encumbrances. The Company and each of the Subsidiaries has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (a) all of its tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the most recent balance sheet contained in the Company Financial Statements, except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business after such date, and (b) none of the tangible properties and assets purchased by the Company and any of the Subsidiaries since such date, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, are subject to any encumbrance, lien, charge or other restriction of any kind or character.

         Section 3.9 Compliance with Laws. (a) Except as disclosed in writing to Acquisition Sub on or prior to the date hereof, the Company and the Subsidiaries are in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, orders, judgments and decrees, except for failures to comply or violations which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect.

         (b) The Company and the Subsidiaries hold, to the extent required by applicable law, all federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Authorities (the "Permits") that are required for the operation of the business of the Company and the Subsidiaries as now conducted, and there has not occurred any default under any such Permit, in each case, except for any which, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect.

         Section 3.10 Litigation. There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending or threatened against or affecting the Company or any of the Subsidiaries, or any of their respective properties or rights. Neither the Company nor any of the Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding.

         Section 3.11 Employee Benefit Plans. (a) List of Plans. Set forth in
Schedule 3.11(a) attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" ("VEBAs"), under Section 501(c)(9) of the Code and the rules and regulations thereunder, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, and severance contracts or agreements; in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any Subsidiary (including, for this purpose and for the purpose of all of the representations in this Section 3.11, any predecessors to the Company or to any Subsidiary and all employers (whether or not incorporated) that would be treated together with the Company or any Subsidiary as a single employer (1) within the meaning of Section 414 of the Code, or (2) as a result of the Company or any Subsidiary being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans").

         (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in all material respects in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Neither the Company nor any of the Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under
Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

         (c) No Pension Plans. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any Subsidiary has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         (d) Liabilities. Neither the Company nor any Subsidiary maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and neither the Company nor any of the Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. No Employee Benefit Plan which is such a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. Neither the Company nor any of the Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

         Neither the Company nor any Subsidiary maintains any Employee Benefit Plan (whether qualified or non-qualified under Section 401(a) of the Code) providing for post-employment or retiree health, life insurance and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any Subsidiary has any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any Subsidiary has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of the Company, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

         Neither the Company nor any Subsidiary has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

         There are no actions, suits, claims or disputes pending, or, to the best knowledge and belief of the Company, threatened, anticipated or expected to be asserted against or with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any Subsidiary or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

         (e) Contributions. Full payment has been timely made of all amounts which the Company or any Subsidiary is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any Subsidiary is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge and belief of the Company and the Subsidiaries no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

         (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has, as currently in effect, been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has, as currently in effect, been determined to be so exempt by the Internal Revenue Service. Each VEBA has been determined by the Internal Revenue Service to be exempt from Federal income tax under Section 501(c)(9) of the Code. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust or VEBA.

         (g) Transactions. Neither the Company nor any Subsidiary nor any of their respective directors, officers, employees or, to the best knowledge and belief of the Company, other Persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

         (h) Triggering Events. The execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the
Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any Subsidiary. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

         (i) Documents. The Company has delivered or caused to be delivered to Acquisition Sub and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) or 501(c)(9) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series or 990 for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

         Section 3.12 Employment Relations and Agreements. (i) Each of the Company and the

Subsidiaries is in substantial compliance with all federal, foreign, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no unfair labor practice charge or complaint against the Company or any of the Subsidiaries is pending before the National Labor Relations Board or an equivalent tribunal under applicable foreign law;
(iii) there is no labor strike, slowdown, stoppage or dispute actually pending or threatened against or involving the Company or any of the Subsidiaries; (iv) no representation question exists respecting the employees of the Company or any of the Subsidiaries; (v) no collective bargaining agreement is currently being negotiated by the Company or any of the Subsidiaries; (vi) neither the Company nor any of the Subsidiaries has experienced any labor difficulty during the last three years and (vii) there has been no "mass layoff" or "plant closing" by the Company as defined in WARN or state law equivalent, or any other mass layoff or plant closing that would trigger notice pursuant to WARN or state law equivalent, within ninety (90) days prior to the Closing Date.

         Section 3.13 Taxes. (a) Tax Returns. The Company and each of the Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authorities all federal and other returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Company and the Subsidiaries on or prior to the Closing Date. The Returns (including any schedule or attachment thereto or any amendment thereof) reflect in all material respects all liability for Taxes of the Company and each of the Subsidiaries for the periods covered thereby. None of the Company and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Returns that it is or may be subject to taxation by that jurisdiction. "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of any return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

         (b) Payment of Taxes. The Company and the Subsidiaries have timely paid all Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been made on the financial statements of the Company and the Subsidiaries in accordance with GAAP.

         (c) Other Tax Matters.

                  (i) The Company and each of the Subsidiaries have not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality with respect to any taxable period for which the statute of limitations has not expired, nor has the Company or any of the Subsidiaries received any written notices with respect to such taxable periods from any tax authority relating to any issue which could affect the Tax liability of the Company or any of the Subsidiaries that has not been resolved or paid in full.

                  (ii) Neither the Company nor any of the Subsidiaries has been included as a member in any "consolidated," "unitary" or "combined" Return (other than Returns which include only the Company and any Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

                  (iii) All Taxes which the Company or any of the Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

                  (iv) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between the Company, any Subsidiary, or any predecessor or Affiliate of any of them and any other party under which Acquisition Sub or the Company (or any of the Subsidiaries) could be liable for any Taxes or other claims of any party other than the Company or any Subsidiary of the Company.

                  (v) Neither the Company nor any of the Subsidiaries has been required to include in income any adjustment pursuant to Section 481 or any similar provision of the Code or the corresponding tax laws of any nation, state or locality by reason of a voluntary change in accounting method initiated by the Company or any of the Subsidiaries, and the Internal Revenue Service or other taxing authority has not initiated or proposed any such adjustment or change in accounting method.

                  (vi) Neither the Company nor any of the Subsidiaries (A) has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of the Subsidiaries or agreed to any extension of time with respect to a Tax assessment or deficiency, or (B) is presently contesting the Tax liability of the Company or any of the Subsidiaries before any court, tribunal or agency.

                  (vii) No election under 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341(f) of the Code.

                  (viii) None of the Company and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

                  (ix) None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of
         Section 897(c)(2) of the Code during the applicable period specified in
         Section 897(c)(1)(A)(ii) of the Code.

                  (x) The Company has not redeemed any Company Common Stock in a manner that would cause the transactions contemplated hereby to fail to qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. The Company has not redeemed any Company Common Stock or made any distributions, and no Person related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3)(i)(B) has acquired any Company Common Stock, in a manner that would cause the transactions contemplated hereby to violate the continuity of interest requirement set forth in Treasury Regulation
         Section 1.368-1(e).

         Section 3.14 Liabilities. Except as set forth in the Company Financial Statements or in Schedule 3.14, neither the Company nor any of the Subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, other than liabilities to trade creditors incurred subsequent to October 31, 1999 in the ordinary course of business not involving borrowings by the Company or any Subsidiary. Neither the Company nor any of the Subsidiaries is in default in respect of the terms or conditions of any indebtedness.

         Section 3.15 Intellectual Property. (a) Schedule 3.15 is a complete list of all Intellectual Property used or held for use in the business of the Company and its Subsidiaries (except for unregistered copyrights, know how and trade secrets). To the extent indicated on Schedule 3.15, the Intellectual Property listed on Schedule 3.15 has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office or Network Solutions, Inc., the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date. Copies of all items of Intellectual Property which have been reduced to writing or other tangible form have been delivered by the Company to Acquisition Sub (including, without limitation true and complete copies of all related licenses, and amendments and modifications thereto).

         (b) Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries is a party to any license or agreement, whether as licensor, licensee, or otherwise with respect to any of the Intellectual Property. To the extent any Intellectual Property is used under license in the business of the Company and/or any of its Subsidiaries, no notice of a material default has been sent or received by the Company or any of its Subsidiaries under any such license which remains uncured and the execution, delivery or performance of the Company's obligations hereunder will not result in such a default. Each such license agreement is a legal, valid and binding obligation of the Company and/or its Subsidiaries and each of the other parties thereto, enforceable in accordance with the terms thereof.

         (c) Except as set forth on Schedule 3.15, the Company and/or its Subsidiaries owns or is licensed to use, all of the Intellectual Property, free and clear of any liens, security interest, charges, encumbrances and other adverse claims, without obligation to pay any royalty or any other fees with respect thereto and the operation of the business of the Company and its Subsidiaries requires no rights under intellectual property other than the Intellectual Property. Neither the Company nor any of its Subsidiaries use of the Intellectual Property infringes any intellectual property rights of any third party. No Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid. The Company and its Subsidiaries have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is owned by the Company or any of its Subsidiaries.

         (d) Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries has received any written notice or claim from any third party challenging the right of the Company or any of its Subsidiaries to use any of the Intellectual Property. The Intellectual Property constitutes all the intellectual property necessary to operate the business of the Company and its Subsidiaries as of the Closing Date in the manner in which it is presently operated.

         (e) Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries has made any claim in writing of a violation, infringement, misuse or misappropriation by any third party of its rights to, or in connection with any Intellectual Property, which claim is still pending.

         (f) Except as set forth on Schedule 3.15, to the best knowledge of the Company, there is no pending or threatened claims by any third party of a violation, infringement, misuse or misappropriation by the Company or any of its Subsidiaries of any intellectual property owned by any third party, or of the invalidity of any patented or registration of a copyright, trademark, service mark, domain name, or trade name included in the Intellectual Property. To the best knowledge of the Company, neither the Company or any of its Subsidiaries know of any valid basis for any such claims.

         (g) Except as set forth on Schedule 3.15, to the best knowledge of the Company there are no interferences or other contested proceedings, either pending or threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental authority (foreign or domestic) relating to any pending application with respect to Intellectual Property.

         (h) Except as set forth on Schedule 3.15, for the twelve month period prior to the Closing Date, the Internet domain names and URL's of the Intellectual Property (together with any content and other materials accessible and/or displayed thereon, the "Sites") direct and resolve to the appropriate Internet protocol addresses and are and have been maintained and accessible to Internet users on those certain computers used by the Company to make the Sites so accessible (the "Server") approximately twenty-four (24) hours per day, seven
(7) days per week ("24/7") and are and have been operational for downloading content from the Server on a 24/7 basis. The Company has fully operational back-up copies of the Sites (and all related software, databases and other information), made from the current versions of the Sites as accessible to Internet users on the Server (and copied directly therefrom) which copies will have been made at least every two weeks from the date hereof until the Closing Date. Such back-up copies are kept in a safe and secure environment, fit for the back-up of media, and are not located at the same location of the Server. The Company has no reason to believe that the Sites will not operate on the Server or will not continue to be accessible to Internet users on a 24/7 basis prior to, at the time of, and after the Closing Date.

         Section 3.16 Material Contracts. Except as set forth on Schedule 3.16, neither the Company nor any of the Subsidiaries has or is bound by:

         (a) any agreement, contract or commitment that involves the performance of services by it of an amount or value (as measured by the revenue derived therefrom during 1999) in excess of $100,000 annually;

         (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

         (c) any agreement, contract or commitment to be performed relating to capital expenditures in excess of $50,000 in any calendar year, or that in the aggregate requires expenditures in excess of $50,000 other than those capital expenditures approved as part of the Company's fiscal 2000 budget, a true and correct copy of which has heretofore been provided to Acquisition Sub;

         (d) any agreement, indenture or instrument relating to indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business);

         (e) any loan or advance to or investment in (other than investments in Subsidiaries), any Person, or any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits;

         (f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person;

         (g) any management service, consulting or any other similar type of contract, involving payments of more than $25,000 annually;

         (h) any agreement, contract or commitment limiting the ability of the Company or any of the Subsidiaries to engage in any line of business or to compete with any Person;

         (i) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of the Subsidiaries other than in the ordinary course of business;

         (j) any agreement, contract or commitment which is not cancelable without penalty upon less than 60 days notice; or

         (k) any amendment, modification or supplement in respect of any of the foregoing.

         Except as set forth on Schedule 3.16, each contract or agreement set forth this Section 3.16 is in full force and effect and (i) there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) on the part of the Company or any Subsidiary which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, and (ii) no approval or consent of, or notice to, any Person is needed in order that each such contract or agreement shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the transactions contemplated by this Agreement.

         Section 3.17 Owned Real Property. Neither the Company nor any Subsidiary owns in whole or in part any of the real property leased or operated by the Company or any of the Subsidiaries (the "Company Property")

         Section 3.18 Leases. Schedule 3.18 attached hereto contains an accurate and complete list and description of the terms of all leases to which the Company or any Subsidiary is a party (as lessee or lessor). Each lease set forth on Schedule 3.18 is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, except in either case for any which, individually or in the aggregate, has not had, or is reasonably likely not to have, a Company Material Adverse Effect. Neither the Company nor any Subsidiary has violated any of the terms or conditions under any such lease in any material respect, and all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by the Company or any Subsidiary is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used. The Company and the Subsidiaries have good and marketable leasehold interests in all leased real property described in each lease set forth on Schedule 3.18, free and clear of any and all liens, except for those liens set forth on Schedule 3.18.

         Section 3.19 Disclosure. No representation, warranty or statement made by any Stockholder in this Agreement and the Transaction Documents to which such Stockholder is a party, the Annexes, Exhibits and Schedules to this Agreement, or in any other material furnished or to be furnished by any Stockholder to Acquisition Sub or its representatives, financing sources, attorneys and accountants, pursuant to this Agreement and the Transaction Documents or the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         Section 3.20 Environmental Laws and Regulations. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

         (a) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Company Property or any property adjoining, adjacent to or in the vicinity of any Company Property;

         (b) Hazardous Materials have not at any time been released on any Company Property or any property adjoining, adjacent to or in the vicinity of any Company Property;

         (c) The Company and the Subsidiaries are in compliance with all Environmental Laws and the requirements of any permits issued under such Environmental Laws with respect to any Company Property;

         (d) There are no past, pending or threatened Environmental Claims against the Company, any of the Subsidiaries or any Company Property;

         (e) There are no facts, circumstances, conditions or occurrences regarding any Company Property or any property adjoining or in the vicinity of any Company Property, that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Company, any of the Subsidiaries or any Company Property or assets or (ii) to cause such Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law; and

         (f) There are not now and never have been any underground storage tanks located on any Company Property or on any property adjoining or adjacent to any Company Property.

         For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that has become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, gas; (B) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law; and (ii) "Environmental Law" means any federal, state, foreign or local statute, law, rule, regulation, ordinance, guideline, policy, code in effect and in each case as amended as of the date hereof and Closing Date, and any judicial interpretation thereof or administrative order applicable to a Person or its operations or property as of the date hereof and Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and their state and local counterparts and equivalents; and (iii) "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings under any Environmental Law or any permit issued under any such Environmental Law (for purposes of this subclause (iii), "Claims"), including without limitation (A) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (B) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         Section 3.21 Insurance. Set forth on Schedule 3.21 attached hereto is a complete list of insurance policies which the Company and the Subsidiaries maintain with respect to their businesses, properties or employees. Such policies are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are comparable to those typically carried by similarly situated companies in the same or similar businesses. Since January 1, 1999, there has not been any adverse change in the Company's or any Subsidiary's relationship with its insurers or in the premiums payable pursuant to such policies.

         Section 3.22 Books and Records. The respective minute books of the Company and the Subsidiaries, as previously made available to Acquisition Sub and its representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the respective shareholders and Boards of Directors of the Company and each Subsidiary. Neither the Company nor any Subsidiary has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company or a Subsidiary.

         Section 3.23 Agreements with Affiliates. Set forth on Schedule 3.23 is a list of all agreements, arrangements or understandings, whether written or oral, between the Company and any Affiliate of the Company.

         Section 3.24 Year 2000 Compliance. (a) All of the computer hardware, computer software, electronic data processing equipment, controllers, microchips embedded in computer or non-computer equipment and any other computerized or electronic equipment or components (collectively, the "Technology Systems") of the Company and its Subsidiaries are Year 2000 Compliant. For purposes of this Agreement, the term "Year 2000 Compliant" shall mean that the Technology Systems, without human intervention, accurately and completely recognize, calculate, process, sequence, store and transmit, without error or interruption, date-related data for dates prior to, during and after the year 2000 (including, without limitation, leap year calculations) and do not, as a consequence of the change of centuries or of the fact that data from more than one century is being processed, cause an abnormal termination of execution, an endless loop, incorrect values, or invalid results, or otherwise fail to perform accurately and completely in accordance with their respective specifications and functionalities.

         (b) None of the Technology Systems of the Company or its Subsidiaries, nor any of the products or services sold or licensed by the Company or its Subsidiaries to third parties have been adversely affected by the change of centuries, nor does the Company or its Subsidiaries have any reason to believe that any such Technology Systems, products or services will be so adversely affected.

         (c) To the best of knowledge of the Company and its Subsidiaries, all of the Company's and its Subsidiaries' suppliers, vendors, contractors and service providers are Year 2000 Compliant.

         (d) The Company and its Subsidiaries have established and put in place, commercially reasonable contingency plans to address, correct and otherwise attend to any problem that may occur with its Technology Systems and/or supply and distribution systems as a result of (i) a failure of such systems to be Year 2000 Compliant or (ii) such systems' otherwise being adversely affected by the change of centuries.

         (e) Neither the Company nor any of its Subsidiaries have received any written claims or demands asserting that the Technology Systems or supply and distribution systems of the Company or any of its Subsidiaries are not Year 2000 Compliant.

         Section 3.25 Fiscal 2000 Budget. The Company's budget for the 2000 fiscal year previously delivered to Acquisition Sub is a true, correct and complete copy of such budget and it has not been amended, supplemented or revised in any manner.

         Section 3.26 Projections. The projections (included in the Company's Confidential Information Memorandum, dated November, 1999), previously delivered by the Company to Acquisition Sub are based on certain assumptions, estimates and qualifications which are believed by the Company's management to be reasonable.

         Section 3.27 Broker's or Finder's Fee. None of the Stockholders, the Company or any of its Subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

                  As an inducement to the Stockholders to enter into this Agreement, Parent and Acquisition Sub hereby represents and warrants to the Stockholders as follows:

         Section 4.1 Due Organization, Good Standing and Corporate Power. Each of Parent, Acquisition Sub and the Parent's Material Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each of Parent, Acquisition Sub and the Parent's Material Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 4.2 Authorization and Validity of Agreement. Each of Parent and Acquisition Sub has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. No other corporate action on the part of Parent or Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement or the Transaction Documents to which it is a party by Parent or Acquisition Sub and the consummation of the transactions contemplated hereby. This Agreement has been, and on the Closing Date the Transaction Documents to which it is a party will have been, duly executed and delivered by Parent and Acquisition Sub and, will be valid and binding obligations of Parent and Acquisition Sub enforceable against Parent and Acquisition Sub in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

         Section 4.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of 75,000,000 shares of Parent Common Stock, par value $0.00002 per share, and 5,000,000 shares of Parent's preferred stock, par value $0.00002 per share, of which (i) 45,799,832 shares of Parent Common Stock are outstanding, (ii) 1,200 shares of preferred stock have been designated Series A Convertible Preferred Stock of which none are outstanding, (iii) 25,000 shares have been designated Series B Preferred Stock ("Series B Preferred") of which 7,000 shares are outstanding, and (iii) 30,000 shares have been designated Series C Preferred Stock ("Series C Preferred") of which 15,570 shares are outstanding. All issued and outstanding shares of Parent Common Stock, Series B Preferred and Series C Preferred are, and all of the shares of Parent Common Stock issuable pursuant to this Agreement, when issued as provided herein, will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3, there is no outstanding subscription, option, warrant, call, right, agreement, commitment, understanding or arrangement relating to the issuance, sale, delivery, transfer, voting, registration or redemption of any shares of Parent Common Stock.

         Section 4.4 Consents and Approvals; No Violations. Other than the consent of the majority stockholders under the registration rights agreement, dated as of September 22, 1999, among Parent and the stockholders of Parent party thereto (the "Existing Registration Rights Agreement"), the execution and delivery of this Agreement and the Transaction Documents by Parent and Acquisition Sub and the consummation by them of the transactions contemplated thereby will not: (A) violate or conflict with any provision of Parent's or Acquisition Sub's Certificate of Incorporation or By-Laws; (B) violate or conflict with any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Acquisition Sub or any of Parent's Material Subsidiaries or by which any of their respective properties or assets may be bound, (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Acquisition Sub or any of Parent's Material Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation to which Parent or Acquisition Sub or any of Parent's Material Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound.

         Section 4.5 Parent Financial Statements. Acquisition Sub has, prior to the date of this Agreement, made available to the Company true and complete copies of Parent's audited consolidated balance sheets as of June 30, 1998 and 1999, Parent's audited consolidated statements of operations for the years ended June 30, 1997, 1998 and 1999, and Parent's unaudited consolidated balance sheet as of December 31, 1999 and Parent's unaudited consolidated statements of operations for the three months ended December 31, 1998 and 1999 (the "Parent Financial Statements"). The Parent Financial Statements were prepared in accordance with GAAP (except as may be indicated therein or in the notes or schedules thereto) and represent fairly the financial condition and results of operations of Parent and its consolidated subsidiaries as of the dates thereof and for the periods then ended.

         Section 4.6 Absence of Certain Changes. Except as set forth in Schedule 4.6, since December 31, 1999, (a) there has been no material adverse change in the business, properties, assets, liabilities, operations, results of operations or condition (financial or otherwise) of Parent and (b) the business of Parent has been conducted only in the ordinary course consistent with past practice.

         Section 4.7 Title to Properties; Encumbrances. Parent has good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, (a) all of its tangible properties and assets (real and personal), including, without limitation, all the properties and assets reflected in the most recent consolidated balance sheet contained in the Parent Financial Statements, except as indicated in the notes thereto and except for properties and assets which have been sold or otherwise disposed of in the ordinary course of business after such date, and (b) all the tangible properties and assets purchased by the Parent and any of the Parent's Material Subsidiaries since such date, except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, are in each case subject to no encumbrance, lien, charge or other restriction of any kind or character.

         Section 4.8 Compliance with Laws. (a)Except as disclosed on Schedule 4.8, Parent and the Parent's Material Subsidiaries are in compliance with all applicable United States federal, state and local statutes, laws, regulations, orders, judgments and decrees.

         (b) Except as disclosed on Schedule 4.8, Parent and the Parent's Material Subsidiaries hold, to the extent required by applicable United States federal, state and local law, and applicable laws in jurisdictions other than the United States, all Permits that are required for the operation of the business of the Parent or the Parent's Material Subsidiaries as now conducted, and there has not occurred any default under any such Permit.

         (c) Except as disclosed in the Parent SEC Reports, Parent and Parent's Material Subsidiaries believe that they are in compliance with all applicable laws in jurisdictions other than the United States in the operation of their businesses. However, neither Parent nor Parent's Material Subsidiaries are experts in the laws of such foreign jurisdictions and have not secured legal opinions or other definitive evidence that their operations are compliant under such foreign laws. Accordingly, no assurances can be given that Parent or Parent's Material Subsidiaries are in full compliance with all material aspects of the laws of jurisdictions other than the United States.

         Section 4.9 Litigation. Except as disclosed on Schedule 4.9 or in the Parent SEC Reports, there is no action, suit or proceeding, at law or in equity, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any governmental or other instrumentality or agency, pending or threatened against or affecting the Parent or any of the Parent's Material Subsidiaries, or any of their respective properties or rights. Neither the Parent nor any of Parent's Material Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding.

         Section 4.10 Liabilities. Except as disclosed on Schedule 4.10, neither Parent nor any of Parent's Material Subsidiaries has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Parent Financial Statements or referred to in the footnotes thereto, other than liabilities to trade creditors incurred subsequent to December 31, 1999 in the ordinary course of business not involving borrowings by the Parent or any of Parent's Material Subsidiary. Neither Parent nor any of Parent's Material Subsidiaries is in default in respect of the terms or conditions of any material indebtedness.

         Section 4.11 SEC Filings. Acquisition Sub has filed and made available to the Company all forms, reports and other documents filed by Parent with the SEC since December 1, 1998. All such forms, reports and other documents (including those that the Acquisition Sub may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." Except as otherwise indicated on Schedule 4.11, the Parent SEC Reports, as they may be amended on or prior to the Closing Date (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. Prior to the Closing Date, Acquisition Sub will make copies of any amendments made after the date hereof to the Parent SEC Reports available to the Stockholders.

         Section 4.12 Broker's or Finder's Fee. Neither Parent nor Acquisition Sub has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated hereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         Section 5.1 Conduct of Business Pending the Closing Date. The Stockholders agree that, except as permitted, required or specifically contemplated by, or otherwise described in, this Agreement, or otherwise consented to or approved in writing by the Acquisition Sub, during the period commencing on the date hereof until the earlier of the termination of this Agreement in accordance with its terms or the Closing, the stockholders will take all action, or refrain from taking any action, necessary to ensure that:

         (a) Each of the Company and the Subsidiaries conduct their respective operations only according to their ordinary and usual course of business consistent with past practice; and

         (b) Neither the Company nor any of the Subsidiaries:

                  (i) amend its Articles or Certificate of Incorporation or its By-Laws (or comparable governing documents); provided, however, the Company may amend its Articles of Incorporation to reflect a new par value of the Company Common Stock;

                  (ii) issue or sell, or authorize to issue or sell, any shares of its capital stock or any other securities (other than the issuance of a warrant to purchase Company Common Stock pursuant to a proposed financing agreement with Cisco Systems Capital Corp. (the "Cisco Financing Agreement") and issuances of Company Common Stock upon exercise of existing Company Options or Company Warrants), or issue or sell, or authorize the issuance or sale of, any securities convertible into, or options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of, any shares of its capital stock or any other securities, or make any other changes in its capital structure;

                  (iii) sell or pledge or agree to sell or pledge any stock or other equity interest owned by it in any other Person;

                  (iv) declare, pay or set aside any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, or purchase or otherwise acquire, any shares of its capital stock or its other securities, or make any other payments to its Affiliates;

                  (v) enter into any contract or commitment with respect to capital expenditures in excess of $25,000;

                  (vi) acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person, or otherwise acquire any assets of any Person;

                  (vii) except with the prior written consent of the Acquisition Sub or to the extent required under applicable law, rule or regulation, increase the compensation or fringe benefits of, or pay any bonuses to, any of its directors, officers or employees (other than year-end bonuses not exceeding $20,000 in the aggregate and compensation increases for employees in the ordinary course of business and consistent with past practices) or grant any severance or termination pay other than pursuant to the letter agreement dated February 4, 2000 between the Company and Michael S. Gorton regarding the termination of Mr.
         Gorton's employment or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (viii) mortgage, pledge or encumber any assets (other than as security under that certain Bridge Loan Facility Agreement by and between Parent and the Company dated as of December 22, 1999 (the "Bridge Loan Agreement") or the Cisco Financing Agreement) or incur or modify any indebtedness or other liability (other than the incurrence of trade payables in the ordinary course of business, the Bridge Loan Agreement, and the Cisco Financing Agreement) or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person or, make any loan or other extension of credit;

                  (ix) make any investments or purchase or sell any material assets (other than purchases of network equipment in the ordinary course of business in a manner consistent with the Company's business plan previously disclosed to Acquisition Sub)

                  (x) enter into any capital lease or lease any of its assets;

                  (xi) make or rescind any tax election or settle or compromise any tax liability;

                  (xii) make any change in its method of accounting;

                  (xiii) except in the ordinary course of business consistent with past practice, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (A) amounts outstanding under the Bridge Loan Agreement, and (B) claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements contained in the Company Financial Statements; or

                  (xiv) agree, in writing or otherwise, to take any of the foregoing actions.

         (c) Each Stockholder shall notify the Stockholders' Representative in writing within five Business Days, and the Stockholders' Representative shall promptly notify Acquisition Sub and the Company in writing upon receipt of any such notice from any Stockholder, of any material adverse change in the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries of which he has knowledge.

         Section 5.2 Full Access and Disclosure. During the period commencing on the date hereof until the Closing, the Stockholders will cause the Company to, and shall cause the Company to cause each of the Subsidiaries to, upon reasonable notice, afford Acquisition Sub and its employees, accountants, financing sources, agents and representatives reasonable access during normal business hours to the personnel, properties and books and records of the Company and those of the Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and the Subsidiaries; provided, however, that such investigation shall not affect the representations and warranties made in this Agreement. The Stockholders shall cause the Company to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such reasonable inquiries as Acquisition Sub shall from time to time request.

        Section 5.3 Confidentiality. (a) From the date hereof until the earlier of the first anniversary of the Closing or termination of this Agreement, each Stockholder agrees to, and shall cause its employees, officers, directors, agents, representatives, Affiliates and the Company to: (i) treat and hold as confidential (and not disclose or provide access to any Person other than those of such Persons with a need to know such information) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to Acquisition Sub; provided that such Stockholder may disclose any such information to the extent required by law, (ii) in the event that such Stockholder, the Company (prior to the Closing) or any such employee, officer or director, agent, representative or Affiliate becomes legally compelled to disclose any such information, provide Acquisition Sub with prompt written notice of such requirement so that Acquisition Sub may seek a protective order or other remedy or waive compliance with this Section 5.3(a), (iii) in the event that such protective order or other remedy is not sought or obtained, or Acquisition Sub waives compliance with this Section 5.3(a), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to Acquisition Sub copies (in whatever form or medium) of all such confidential information then in the possession of such Stockholder or any of its agents, representatives, Affiliates, employees, officers and directors; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly or was otherwise known to the recipient and was not disclosed in breach of this Agreement by such Stockholder, the Company (prior to the Closing), such Stockholder's employees, officers, directors, agents, representatives or Affiliates. Notwithstanding anything to the contrary in this Agreement, such Stockholder agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.3(a) are inadequate and that in addition thereto Acquisition Sub shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         (b) From the date hereof until the earlier of the Closing Date and the first anniversary of the termination of this Agreement, Acquisition Sub agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person other than those of such Persons with a need to know such information) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Company; provided that Acquisition Sub may disclose any such information to the extent required by law,
(ii) in the event that Acquisition Sub or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Company and the Stockholders' Representative with prompt written notice of such requirement so that the Company or the Stockholders' Representative may seek a protective order or other remedy or waive compliance with this Section 5.3(b), (iii) in the event that such protective order or other remedy is not sought or obtained, or the Stockholders' Representative waives compliance with this Section 5.3(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, (iv) following the termination of this Agreement, promptly furnish to the Stockholders' Representative at its request any and all copies (in whatever form or medium) of all such confidential information then in the possession of Acquisition Sub or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of Acquisition Sub or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly or was otherwise known to the recipient and was not disclosed in breach of this Agreement by Acquisition Sub, its agents, representatives, Affiliates, employees, officers or directors; provided further that, with respect to Intellectual Property, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Notwithstanding anything to the contrary in this Agreement, Acquisition Sub agrees and acknowledges that remedies at law for any breach of its obligations under this Section 5.3(b) are inadequate and that in addition thereto the Company and the Stockholders' Representative shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

         Section 5.4 Reasonable Best Efforts. Subject to the terms and conditions provided herein, Acquisition Sub and each Stockholder shall, and the Stockholders shall cause the Company to and cause the Company to cause each of the Subsidiaries to, cooperate and use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents including, without limitation, their reasonable best efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for consummation of the transactions contemplated by this Agreement and the transaction Documents; provided, however, that no loan agreement or contract for borrowed money (other than the loan from Ascend Communications, Inc.) shall be repaid except as currently required by its terms, in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company in order to obtain any such consent, approval or authorization without the prior written consent of Acquisition Sub (which shall not be unreasonably withheld).

         Section 5.5 Notice of Board Approval. Upon the approval by Acquisition Sub's Board of Directors of the transactions contemplated by this Agreement, Acquisition Sub shall promptly provide the Stockholders' Representative written notice of such approval.

         Section 5.6 Notice of Developments. Prior to the Closing, each Stockholder shall promptly notify the Stockholders' Representative in writing, which shall promptly notify Acquisition Sub and the Company in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of any Stockholder in this Agreement or any of the Transaction Documents, or which could reasonably be expected to have the effect of making any representation or warranty of any Stockholder in this Agreement or any of the Transaction Documents untrue or incorrect in any respect, and (ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company or any Subsidiary.

         Section 5.7 No Solicitation of Other Offers. (a) The Stockholders shall, and shall cause the Company, its Affiliates, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants and other agents to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal. The Stockholders shall not, and shall not permit the Company or its Affiliates, officers, directors, employees, representatives, consultants, investment bankers, attorneys, accountants or other agents, to, directly or indirectly, take any action to (i) solicit, initiate or encourage the making of any Acquisition Proposal, (ii) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Acquisition Sub or the agents or representatives of Acquisition Sub) in connection with, or take any other action to encourage any inquiries or the making of any proposal that is reasonably expected to lead to, any Acquisition Proposal, (iii) enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal, or (iv) approve or recommend, or propose to approve or recommend, any Acquisition Proposal.

         "Acquisition Proposal" shall mean a proposal or offer for a merger or consolidation with the Company or any of the Subsidiaries, sale or purchase of assets (other than in the ordinary course of business) or stock of the Company or any of the Subsidiaries, tender or exchange offer for capital stock of the Company or any of the Subsidiaries, or other business combination or change in control or similar transaction involving the Company or any of the Subsidiaries, other than the transactions contemplated by this Agreement.

         (b) In addition to the obligations of the Stockholders set forth in
Section 5.7(a) hereof, promptly after receipt thereof, each Stockholder shall advise the Stockholders' Representative, who shall promptly notify Acquisition Sub and the Company in writing of any request for information or of any Acquisition Proposal received by any Stockholder or the Company after the date of this Agreement, or any inquiry, proposal, discussions or negotiation with respect to any such Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Stockholders' Representative shall promptly provide to Acquisition Sub copies of any written materials received by any Stockholder or the Company in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussion or negotiation are taking place.

         Section 5.8 Conversion of Company Options. The Stockholders shall use their best efforts to obtain the consent of each holder of outstanding options to purchase shares of Company Common Stock (the "Company Options") that does not exercise such Company Options prior to the Closing Date to convert all of such Company Options, whether vested or unvested, into options under the Parent's Option Plan ("Parent Options"), to acquire the same number of shares of Parent Common Stock as the holder of such Company Options would have been entitled to receive pursuant to this Agreement had such holder exercised such Company Options in full immediately prior to the Closing Date (rounded down to the nearest whole number), at an exercise price of $12.00 per share. One third of such Parent Options shall vest on each of September 30, 2000, the first anniversary of the Closing Date, and the second anniversary of the Closing Date.

         Section 5.9 Stock Option Grants to Company Executives. At the Closing, Parent will grant to certain executives of the Company an aggregate of 810,000 options to purchase shares of Parent Common Stock on terms generally provided to other Senior Executives of Parent pursuant to Parent's Option Plan. Additionally, in the event that Acquisition Sub decides to conduct an initial public offering of shares of capital stock of any business of Acquisition Sub that is based upon the Company's operations or business plan at the Closing (a "Successor Business"), Acquisition Sub will use its best efforts to implement a management incentive program that will provide equity participation to senior management and employees of the Company or the Successor Business, as the case may be, at a valuation reasonably acceptable to both such senior management and the Acquisition Sub. Such equity participation will be dependent upon the ultimate configuration of the Company or the Successor Business and the decision of Acquisition Sub to conduct an initial public offering of the Company or the Successor Business (which decision shall be in Acquisition Sub's sole discretion); provided, however, in no event will any such equity participation be less than 5 percent nor greater than 20 percent.

         Section 5.10 Stockholders' Representative. (a) The Stockholders hereby appoint the Stockholders' Representative to act as the sole agent of the Stockholders in connection with this Agreement and the Escrow Agreement with the powers and duties described herein and under the Escrow Agreement.

         (b) The Stockholders hereby grant the Stockholders' Representative the authority to: (i) dispute or to refrain from disputing any objection by Acquisition Sub to the Closing Working Capital Statement pursuant to Section 2.6(b) of this Agreement or any claim made by Acquisition Sub under the Escrow Agreement or Article VIII of this Agreement; (ii) negotiate and compromise any objection or dispute which may arise under, and to exercise or refrain from exercising remedies available under, Section 2.6(b) or Article VIII of this Agreement or the Escrow Agreement and to sign any releases or other documents with respect to such objection, dispute or remedy, (iii) waive any condition contained in Section 2.6(b), Section 7.2 or Article VIII of this Agreement or in the Escrow Agreement, (iv) give any and all consents under Section 2.6(b) or
Article VIII of this Agreement or under the Escrow Agreement, and (v) do such things and refrain from doing such things as shall be necessary or appropriate to carry out the provisions of this Agreement or of the Escrow Agreement. The Stockholders' Representative shall be authorized to act, notwithstanding any dispute or disagreement among the Stockholders, and Acquisition Sub shall be entitled to rely on any and all action taken by the Stockholders' Representative under this Agreement or under the Escrow Agreement without any liability to, or obligation to inquire of, any of the Stockholders. The Stockholders' Representative may resign at any time, effective upon the designation, by the Stockholders representing a majority in interest of the Stockholders based on their proportionate interest in the Acquisition Sub's Stock received at Closing, of a substitute Stockholders' Representative and the delivery of a notice to such effect to Acquisition Sub. The Stockholders' Representative may decline to exercise the authority granted to him or her hereunder in the absence of express instructions from all or any portion determined by him or her to be appropriate of the Stockholders or until he or she is satisfied that any expenses to be incurred by him or her in connection with any such action will be paid or reimbursed by the

Stockholders. The Stockholders representing a majority in interest of the Stockholders based on their proportionate interest in the Parent Common Stock received at Closing, may at any time remove the Stockholders' Representative and designate a replacement Stockholders' Representative, in which case, notice of such removal and replacement shall be given to Acquisition Sub and to the Escrow Agent. The Stockholders' Representative while acting strictly in his/her capacity as Stockholders' Representative, shall have no liability whatsoever to any Stockholder other than for gross negligence or willful misconduct. The authority of the Stockholders' Representative provided in this Agreement shall be effective until the rights and obligations of the Stockholders under this Agreement terminate by virtue of the termination of any and all rights and obligations of the Stockholders to Acquisition Sub under this Agreement.

         Section 5.11 Registration of Securities. (a) The Acquired Shares will be issued by Acquisition Sub pursuant to one or more exemptions from registration and will be "restricted securities" within the meaning of Rule 144 under the Securities Act and such Acquired Shares may not be sold or transferred unless registered under the Securities Act or transferred pursuant to an exemption from registration under the Securities Act and under applicable state securities laws. Furthermore, except as otherwise provided in this Section 5.11, the Acquired Shares may not be sold, exchanged or transferred for a period of one year following the Closing Date.

         (b) Each Stockholders agrees that it will not sell, transfer, assign or otherwise dispose of any such Acquired Shares at any time unless subsequently registered or unless counsel for Acquisition Sub or other independent counsel satisfactory to Acquisition Sub shall have rendered an opinion satisfactory in form and in substance to Acquisition Sub to the effect that such registration is not required for sale, transfer, assignment or disposition.

         (c) Each Stockholder acknowledges and agrees that all certificates representing Acquired Shares shall bear on the face thereof substantially the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED, EXCEPT
         (1) ACCORDING TO AN OPINION OF COUNSEL SATISFACTORY TO EVENTURES GROUP, INC., IN A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

         (d) The Stockholders shall receive registration rights under a registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit B.

         Section 5.12 Registration of Company Options. Acquisition Sub shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under the Parent Options issued in accordance with Section 5.8 and Section 5.9. As soon as practicable after the Closing Date, Acquisition Sub shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of

Parent Common Stock subject to such Parent Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.

         Section 5.13 Subsequent Merger. Subject to all applicable federal and state laws (including, without limitation, federal and state securities laws), as promptly as reasonably possible following the Closing, Parent and Acquisition Sub shall cause the Company to be merged with and into Acquisition Sub pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit C (the "Merger Agreement"), with Acquisition Sub surviving and each stockholder, warrant holder, and option holder of the Company at the time of such merger (other than the Acquisition Sub) receiving the Merger Consideration (as defined in the Merger Agreement) set forth in the Merger Agreement. In the event the merger does not occur, Parent and Acquisition Sub agree the outstanding stock of the Company will be acquired (directly or indirectly) by them (if at all) in a manner that does not cause the acquisition of the Shares under this Agreement to be a taxable transaction.

         Section 5.14 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the Transaction Documents and consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents.

                                   ARTICLE VI

                                   TAX MATTERS

         Section 6.1 Tax-Free Reorganization. (a) Subject to all applicable federal and state laws (including, without limitation, federal and state securities laws), Parent and Acquisition Sub shall cause the merger of the Company with and into Acquisition Sub to be effectuated as soon as reasonably possible after the Closing and to cause such transaction along with the acquisition of Shares under this Agreement to satisfy Section 368(a) of the Code. The parties hereto intend that the transactions consummated pursuant to this Agreement be treated as the first step of a two-step merger which qualifies as a "reorganization" within the meaning of Section 368 of the Code for federal income tax purposes and shall report such transactions in a manner consistent therewith on all tax returns, reports, declarations, claims for refund, or statements (including any schedule or amendment thereto). The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 354(a)(1) of the Code.

         (b) The Company and the Stockholders will cause the Company to hold at the Closing not less than 90 percent of the fair market value of the Company's net assets and not less than 70 percent of the fair market value of the Company's gross assets, held by the Company immediately prior to the Closing and will not prior to Closing enter into or have entered into any binding commitment or have taken any other act which would obligate, cause or require the Surviving Corporation to dispose of or transfer assets, incur liabilities or pay expenses which would result in the Surviving Corporation holding less than the aforementioned gross and net asset amounts after the Closing. For purposes of the preceding sentence, amounts paid by the Company to Stockholders who receive cash or other property, to pay reorganization expenses, and in connection with redemptions and distributions (except for regular, normal distributions), will be treated as assets of the Company immediately prior to the Closing.

         (c) Subject to compliance by the Company and the Stockholders with
Section 6.1(b), (i) after the Closing Date, the Acquisition Sub will cause the Company to hold, and (ii) after the Closing Date and after the merger of the Company under the Merger Agreement, Acquisition Sub will hold, not less than 90 percent of the fair market value of the Company's net assets and not less than 70 percent of the fair market value of the Company's gross assets held immediately prior to the Closing. For purposes of the preceding sentence, amounts paid by the Company to Stockholders who receive cash or other property, to pay reorganization expenses, and in connection with redemptions and distributions (except for regular, normal distributions), will be treated as assets of the Company immediately prior to the Closing Date.


                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         Section 7.1 Conditions to Obligation of Acquisition Sub. The obligations of Acquisition Sub to effect the transactions contemplated herein shall be subject to the following conditions:

         (a) No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain, prohibit or make more costly any of the transactions contemplated by this Agreement or any of the Transaction Documents or which could have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits, restricts, or makes more costly the consummation of the transactions contemplated by this Agreement and the Transaction Documents. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Authority or any other Person (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents, shall have been filed, occurred or been obtained and all such Consents shall be in full force and effect. All third party consents necessary to consummate the transactions shall have been obtained.

         (b) The representations and warranties of the Stockholders included herein and in each of the Transaction Documents shall be true and correct in all respects when made on the date hereof and on the Closing Date (unless they specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date). The Stockholders shall have performed and complied with all agreements, covenants and conditions required by this Agreement and each of the Transaction Documents to be performed and complied with by them prior to the Closing Date. The Stockholders' Representative shall have delivered to Acquisition Sub a certificate dated as of the Closing Date, certifying the foregoing.

         (c) All corporate and other proceedings in connection with the transactions contemplated hereby and by the Transaction Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Acquisition Sub and Acquisition Sub's counsel, and the Stockholders shall have made available to Acquisition

Sub for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Company that Acquisition Sub may reasonably request in connection with said transaction.

         (d) The Company shall have executed the Cisco Financing Agreement, and not amended or modified the same, on terms and conditions acceptable to Acquisition Sub in its reasonable discretion and shall have an availability of funds thereunder of at least $4.2 million and shall have received any waiver thereunder required for the Company to use the cash proceeds received with respect to any exercises of Company Options between the date hereof and the Closing Date to repay amounts outstanding under the Bridge Loan Agreement.

         (e) Acquisition Sub shall be satisfied, in its sole discretion, with the results of the investigations by its employees, accountants, financing sources, agents and representatives of the books, records, documents, properties and other information of the Company and the Subsidiaries; provided, further, it is understood that in connection with its due diligence, Acquisition Sub shall have the right to review information (including, without limitation, all disclosure schedules) provided to Acquisition Sub or any of its Affiliates on or prior to the date hereof and Acquisition Sub shall still be entitled to determine that it is not satisfied with its due diligence notwithstanding that Acquisition Sub may have already been aware of the facts or circumstances giving rise to its dissatisfaction.

         (f) The Company shall have restructured or repaid its obligations to Ascend Communications, Inc., Michael Gorton and Peter Dauterman on terms and conditions acceptable to Acquisition Sub in its reasonable discretion.

         (g) Each of the key employees of the Company identified on Schedule 7.1(g) shall have entered into a Non-Competition Agreement in the form attached as Exhibit D, and David Link and Patrick Mackey shall each have entered into an employment agreement with Acquisition Sub (the "Link Employment Agreement" and the "Mackey Employment Agreement", respectively) in the form attached as Exhibit E.

         (h) Acquisition Sub shall have received an opinion from counsel to the Stockholders satisfactory in from and substance with respect to the matters set forth in Exhibit F.

         (i) Acquisition Sub shall have received from each of the holders of Company Common Stock, Company Options and/or Company Warrants an investor representation letter (each, an "Investor Representation Letter"), in the form attached as Exhibit G.

         (j) Acquisition Sub shall have received a letter from the Stockholders' Representative confirming his acceptance of appointment as Stockholders' Representative.

         (k) Acquisition Sub shall have received a counterpart of the Registration Rights Agreement, duly executed by the other parties thereto.

         (l) Acquisition Sub shall have received a copy of the Escrow Agreement duly executed by each other party thereto.

         (m) Acquisition Sub shall have received a duly executed Purchaser Representative Certificate (each a "Purchaser Representative Certificate"), in the form attached hereto as Exhibit H from each of the holders of Company Common Stock, Company Options and/or Company

Warrants that is not an "accredited investor" as defined in Regulation D under the Securities Act.

         (n) Any notes issued by the Company to finance the exercise of any Company Options shall be in form and on terms and conditions reasonably satisfactory to Parent and Acquisition Sub.

         (o) Parent and Acquisition Sub shall have received evidence reasonably satisfactory to them that all obligations of the Company to issue shares of convertible preferred stock of the Company and options to purchase shares of Company Common Stock to the subscribers under that certain Convertible Note Subscription Agreement, dated April 13, 1998, between the Company and Albertson Properties, Ltd., Emily E. Woodall and David Kaseman shall have been satisfied through the issuance of not more than 108,900 shares of Company Common Stock to the subscribers.

         Section 7.2 Conditions to Obligation of the Stockholders. The obligation of the Stockholders to effect the transactions contemplated herein shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         (a) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the transactions contemplated hereby or in the Transaction Documents shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby or in the Transaction Documents. All Consents which are necessary for the consummation of the transactions contemplated hereby or in the Transaction Documents (including, without limitation, the consent of the majority shareholders in the Existing Registration Rights Agreement), shall have been filed, occurred or been obtained and all Consents shall be in full force and effect.

         (b) The representations and warranties of Parent and Acquisition Sub included herein and in each of the Transaction Documents shall be true and correct in all respects when made on the date hereof and as of the Closing Date (unless they specifically relate to an earlier date, in which case they shall be true and correct as of such earlier date). Parent and Acquisition Sub shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The President of Parent and Acquisition Sub shall have delivered to the Company a certificate, dated as of the Closing Date, certifying to the foregoing.

         (c) The Stockholders' Representative shall have received an opinion from counsel to Parent and Acquisition Sub with respect to the matters set forth in Exhibit I, in form and substance reasonably satisfactory to the Stockholders' Representative.

         (d) The Stockholders' Representative shall have received an opinion from counsel to the Company with respect to tax matters, in form and substance reasonably satisfactory to the Stockholders' Representative.

         (e) The Stockholders' Representative shall have received certified copies of the resolutions of the respective Boards of Directors of Parent and Acquisition Sub approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or in the Transaction Documents.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1 Survival of Representations. The representations and warranties contained in this Agreement, the Transaction Documents and in any certificate delivered pursuant hereto or thereto shall survive the Closing Date for a period of 360 days, other than the representations and warranties in Sections 3.11, 3.13 and 3.20, which shall survive for the applicable statute of limitations, and the representations and warranties in Sections 3.1, 3.2 and 3.3(c), which shall survive indefinitely.

         Section 8.2 General Indemnification. (a) Each Stockholder, agrees jointly and severally, with each other Stockholder, except with respect to representations, warranties and covenants that are made by or agreed to by such Stockholder individually, with respect to which such Stockholder agrees with respect to himself only, to indemnify, defend and hold Parent and Acquisition Sub and their respective officers, directors, employees, Affiliates and agents (collectively, the "Indemnitees") harmless from an amount equal to (x) a fraction, the numerator of which is the number of Shares and the denominator of which is the number of shares of Company Common Stock outstanding on the Closing Date multiplied by (y) the amount of all damages, losses, liabilities, obligations, claims of any kind, interest or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Loss"), except with respect to failures of representations and warranties and breaches of covenants or agreements that are made by or agreed to by such Stockholder individually, with respect to which such Stockholder agrees to indemnify the Indemnitees from all Losses, suffered or paid, directly or indirectly, as a result of, in connection with, or arising out of (i) the failure of any representation or warranty made by any Stockholder in this Agreement, in any of the Transaction Documents or in any certificate or other instrument or document provided to Parent or Acquisition Sub pursuant to this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date (unless made as of another date), or (ii) any breach or alleged breach by any Stockholders of any of their covenants or agreements contained herein or therein, in each case, without giving effect to any "materiality", "knowledge" or similar qualifications; provided, however, that (1) the Stockholders shall not have any obligation to indemnify Parent or Acquisition Sub from and against any Loss resulting from, arising out of, relating to, in the nature of, or caused by the breach of any such surviving representation or warranty or covenant of the Stockholders contained in this Agreement, any of the Transaction Documents, or any certificate delivered pursuant to this Agreement until Parent or Acquisition Sub have suffered Losses in excess of $200,000 in the aggregate (after which the Stockholders shall be obligated to indemnify Parent and Acquisition Sub from and against Losses only to the extent they exceed $200,000); (2) the aggregate amount to be payable to the Indemnitees by the Stockholders for claims of indemnification under this Section 8.2(a) shall not exceed an amount equal to 25 percent of the Acquisition Price; and (3) all amounts payable to the Indemnitees by the Stockholders for claims for indemnification under this Section 8.2(a) shall be paid by delivery of shares of Parent Common Stock by the Escrow Agent pursuant to the terms of the Escrow Agreement and shall be borne pro rata by the Stockholders, to the extent that the amounts payable do not exceed the value of such shares; provided, however, that (I) the limits in the foregoing clauses (1), (2) and (3) shall not apply to Losses resulting from breaches of the representations and warranties in Sections 3.1, 3.2, 3.3(c), 3.11, 3.13 or 3.20; (II) in the event that any Loss results from breaches of the representations and warranties in Sections 3.11, 3.13 or 3.20, the Indemnitees shall not pursue indemnification against the Stockholders except to the extent that the amounts available for distribution to the Indemnitees under the Escrow Agreement are insufficient to reimburse such Loss; and (III) in no event shall any Stockholders' liability to indemnify Losses exceed the proceeds that such Stockholder receives under this Agreement.

         (b) The obligations to indemnify and hold harmless the Indemnitees pursuant to this Section 8.2 shall survive the consummation of the transactions contemplated hereby for the period set forth in Section 8.1, except for claims for indemnification asserted prior to the end of such period, which claims shall survive until final resolution thereof.

         (c) The amount of any indemnification payment by the indemnifying party under this Article VIII shall be reduced by any tax benefit or tax credit realized, or realizable, by the indemnified party or any of its Affiliates arising, directly or indirectly, from a Loss that resulted in an indemnification payment by such indemnifying party. The amount of any such tax benefit shall be determined by assuming that the indemnified party realizes all tax benefits at the maximum marginal rate in effect at the time such tax benefit was realized or realizable, as the case may be.

         (d) Except for a Fraudulent Act, the indemnification provided in this
Article VIII shall be the exclusive remedy for any loss covered hereby.

         Section 8.3 Procedures. (a) When an Indemnitee suffers a Loss, Acquisition Sub shall give the Stockholders' Representative and the Escrow Agent written notice of such Loss, in reasonable detail and specifying the proposed Loss Amount, and the sections of this Agreement upon which the claim for indemnification for such Loss is based. If the Stockholders' Representative desires to dispute such claim, he or she shall, within 15 days after notice of the claim of Loss is given pursuant to this Section 8.3, give to Acquisition Sub and the Escrow Agent written notice (the "Indemnity Notice of Disagreement") setting forth in reasonable detail the basis for disputing such claim. If no Indemnity Notice of Disagreement is given within such 15 day period, or if the Stockholders' Representative acknowledges liability for indemnification of the Loss, Acquisition Sub shall promptly direct the Escrow Agent to satisfy the Loss Amount, in the manner described below. If such Indemnity Notice of Disagreement is received by Acquisition Sub and the Escrow Agent in a timely manner, the existence of a Loss and the Loss Amount shall become final and binding upon each of the Stockholders and payable to Acquisition Sub on the earlier of (i) the date the Acquisition Sub and the Stockholders' Representative resolve in writing any differences they may have with respect to any matter specified in the Indemnity Notice of Disagreement, or (ii) the date any disputed matters are finally resolved in writing by arbitration in accordance with subsection (b) below. To satisfy the payment of a Loss Amount, the Acquisition Sub and the Stockholders' Representative shall promptly direct the Escrow Agent, in accordance with the terms of the Escrow Agreement, to deliver to the Acquisition Sub (i) a number of shares of Parent Common Stock equal to the quotient obtained by dividing the Loss Amount by the

Market Price and by further rounding the amount so determined up to the next higher whole number if such calculation does not provide a whole number.

         (b) If any matter set forth in an Indemnity Notice of Disagreement delivered pursuant hereto is not resolved within the 30-day period following receipt by Acquisition Sub and the Escrow Agent of the Indemnity Notice of Disagreement, then either Acquisition Sub or the Stockholders' Representative, as the case may be, may submit the matter to the Indemnity Arbitrator for final resolution by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by giving notice of such election to the Stockholders' Representative or the Acquisition Sub, as the case may be, and to the Indemnity Arbitrator (an "Indemnity Arbitration Notice"), or if applicable to the American Arbitration Association requesting that the Indemnity Arbitrator be appointed. The Indemnity Arbitrator shall render a decision resolving the matter submitted to it pursuant hereto within 30 days of the Indemnity Arbitration Notice. The cost of any arbitration (including the fees, expenses and costs of the Indemnity Arbitrator) shall be borne equally between Acquisition Sub, on the one hand, and the Stockholders on the other. Each of the parties hereto shall bear their expenses (including legal fees and costs) in connection with any such arbitration and in preparation therefor.


                                   ARTICLE IX

                             TERMINATION AND WAIVER

         Section 9.1 Termination. This Agreement may be terminated and the transaction contemplated hereby abandoned at any time prior to the Closing:

         (a) By mutual written consent of the Stockholders' Representative and Acquisition Sub.

         (b) By Parent or Acquisition Sub, if the conditions precedent set forth in Section 7.1 have not been satisfied by March 10, 2000.

         (c) By the Stockholders' Representative, if the conditions precedent set forth in Section 7.2 have not been satisfied by March 10, 2000.

         (d) By Acquisition Sub, if there shall have been any material breach of an obligation of the Stockholders hereunder and, if such breach is curable, such breach shall not have been remedied within ten (10) days after receipt by the Stockholders' Representative of notice in writing from Acquisition Sub specifying such breach and requesting that it be remedied.

         (e) By the Stockholders' Representative, if there shall have been any material breach of an obligation of Parent or Acquisition Sub hereunder and, if such breach is curable, such breach shall not have been remedied within ten (10) days after receipt by Acquisition Sub of notice in writing from the Stockholder's Representative specifying such breach and requesting that it be remedied.

         (f) By the Stockholders' Representative, if the respective Board of Directors of Parent and Acquisition Sub do not approve the transactions provided herein on or prior to the 30th day following the date of this Agreement.

         (g) By either the Stockholders' Representative or Acquisition Sub, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby or by the transaction Documents and such order, decree, ruling or any other action shall have become final and non-appealable.

         Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of any of its obligations under this Agreement, there shall be no liability or obligation on the part of the Stockholders, Parent or Acquisition Sub or their respective officers or directors (except as set forth in Section 5.3 hereof which shall survive the termination). Nothing contained in this Section 9.2 shall relieve any party from liability for breach of this Agreement that results in termination of this Agreement. Upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

         Section 9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.4 Waiver. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) except as may be required by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 10.1 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, if any. Notwithstanding the foregoing, however, the Company shall pay from its own assets those costs and expenses that are solely and directly related to the exchange of Shares under this Agreement that are within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, and no funds have been or will be supplied to the Company for that purpose, directly or indirectly, by Parent or Acquisition Sub. The Shareholders of the Company who are parties to this Agreement shall specifically be liable for, and shall pay, costs and expenses, if any, that they incur which are not solely and directly related to the exchange of Shares under this Agreement as set forth in Revenue Ruling 73-54.

         Section 10.2 Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Stockholders or the Stockholders' Representative, to:

                           Internet Global Services, Inc.
                           12200 Stemmons, Suite 315
                           Dallas, Texas  75234
                           Attention:   David N. Link
                           Telephone:  (972) 247-3883
                           Facsimile Number:  (972) 247-3870

                   with a copy to:

                           Gardere & Wynne, L.L.P.
                           1601 Elm Street, Suite 3000
                           Dallas, Texas   75201
                           Attention:  C. Robert Butterfield
                           Telephone:  (214) 999-4534
                           Facsimile Number:  (214) 999-3534

                  If to Parent or Acquisition Sub, to:

                           eVentures Group, Inc.
                           One Evertrust Plaza, 8th Floor
                           Jersey City, New Jersey  07302
                           Attention: Vice President and Chief Financial Officer
                           Telephone:  (201) 200-5515
                           Facsimile Number:  (201) 200-5532
                  with a copy to:

                           eVentures Group, Inc.
                           c/o HW Partners, L.P.
                           1601 Elm Street, 40th Floor
                           Dallas, Texas  75201
                           Attention: General Counsel
                           Telephone:  (214) 720-1608
                           Facsimile Number:  (214) 720-1667

                  and to:

                           White & Case LLP
                           200 S. Biscayne Blvd. Suite 4900
                           Miami, FL 33131
                           Attention:  Thomas E Lauria
                           Telephone:  (305) 371-2700
                           Facsimile Number:  (305) 358-5744

         Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.4 Entire Agreement; Assignment. This Agreement (including the Annexes, Schedules and Exhibits hereto) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, (b) are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise.

         Section 10.5 Governing Law. Except to the extent that the laws of the State of Texas or any other jurisdiction are mandatorily applicable, this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law.

         Section 10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 10.7 Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         Section 10.8 Investigation. The representations and warranties contained herein or in the certificates or other documents delivered at or prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         Section 10.9 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

                            [SIGNATURES ON NEXT PAGE]

                  IN WITNESS WHEREOF, Acquisition Sub and the Stockholders have executed this Agreement, or caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.



                                           EVENTURES GROUP, INC.


                                           By /s/ STUART J. CHASANOFF
                                             ----------------------------------
                                             Name:  Stuart J. Chasanoff
                                             Title: Vice President of Business
                                                    Development, Secretary and
                                                    General Counsel

                                           IGS ACQUISITION CORPORATION

                                          By  /s/ STUART J. CHASANOFF
                                             ----------------------------------
                                             Name:  Stuart J. Chasanoff
                                             Title: Vice President

(PLEASE PRINT, EXCEPT FOR REQUIRED SIGNATURES):

STOCKHOLDER:

(for Entities)


By:
   ------------------------------------
Name:
     ----------------------------------
Title:
     ----------------------------------

(for Individuals)


---------------------------------------      ----------------------------------
Printed Name                                 Signature of Stockholder




If a married individual, the spouse of
the Stockholder must sign:



---------------------------------------      ----------------------------------
(Printed name of spouse)                     Signature of spouse

ADDRESS:                                     PHONE (include area code):

(1)                                          (   )
         ----------------------------         --- -----------------------------

         ----------------------------

(2)                                          (   )
         ----------------------------         --- -----------------------------

         ----------------------------

TAXPAYER I.D. NUMBER OR SOCIAL SECURITY NUMBER OF EACH STOCKHOLDER:

Entity:
       --------------------------------
         Taxpayer Identification Number

Individual:
Social Security Number                       (1)
                                                -------------------------------
Social Security Number                       (2)
                                                -------------------------------

                                                                         ANNEX 1
                                                     TO SHARE EXCHANGE AGREEMENT

                                  STOCKHOLDERS
                                  ------------

                                 March 10, 2000

Name                                                                  Number of Shares
----                                                                  ----------------
Aberdeen Investment Management, Inc.                                            34,377
Everett Airington                                                              232,000
Airington, Custodian for Amy Caitlin                                            20,000
Albertson Properties                                                           127,968
Ambrosio - JWTROS Jeffrey M. and Frances M.                                     25,000
Argus Capital Corporation                                                        2,000
Bruce Begia                                                                     21,830
Jon Box                                                                         14,285
Bill R. Brandon                                                                  4,615
Jack J. Brooks                                                                  10,000
Glen Brovont                                                                    20,000
Carrington Shaw Investment Co.                                                  85,715
Andrea Dee Shaw GS Trust                                                        28,572
Jeffrey Glenn Shaw GS Trust                                                     28,571
Victoria Carrington Shaw GS Trust                                               28,572
Dr. Jerry Cochran                                                               10,000
John H. Cole                                                                     5,700
Joseph B. Cole                                                                   5,700
Sidney M. Cole                                                                  45,744
Mark Collins                                                                    40,000
Peter C. Cook Trust                                                             40,000
Dauterman Family Educational Trust                                             192,666
Peter B. Dauterman Family Trust                                                590,703
Dauterman Family Irrevocable Trust                                              34,000
Jim Dauterman                                                                    6,668
Peter B. Dauterman                                                               1,000
Pamela Davison                                                                 100,000
William Davison                                                                550,000
Michele G. Elliot                                                                2,000
Robert Gordon                                                                   30,000
Michael Gorton                                                                 623,013
Traci Gorton                                                                   516,112
Robert S. Grant                                                                  2,000
Susan L. Grant Living Trust                                                      4,000
William B. Grant                                                                 2,000
William F. Grant Living Trust                                                   10,000
Sean Halleck                                                                    30,000
Don Henley                                                                     681,230

                                                                         ANNEX 1
                                                                          PAGE 2

JSM Investments, Inc.                                                            2,000
Fredrick Johnson                                                                 7,000
David Kaseman                                                                   56,300
Link Family Ltd. Partnership                                                   305,000
Patrick Mackey                                                                  47,500
David Manley                                                                   130,668
A.J. Melillo                                                                   154,286
Nicholas Morgan                                                                 32,000
Ohana Venture Fund, L.P.                                                       139,818
Elaine B. Osowski                                                                7,145
William F. Peterson                                                             20,000
Daisy Reese                                                                      6,460
Susan B. Reese                                                                 105,425
Scott and Angela Schlemmer                                                      20,000
Donald C. Schutt                                                                10,000
Carolyn Smith                                                                   20,000
Cole Smith                                                                     470,168
Craig B. Smith                                                                  20,000
Mike Stieglitz                                                                  89,900
Tatum CFO Partners, LLP                                                         22,500
Jeb Terry                                                                        9,547
Emily Woodall                                                                   56,300
Kevin Young                                                                     32,000
-----------                                                                  ---------

TOTAL                                                                        5,970,058

                                                                         ANNEX 1
                                                     to Share Exchange Agreement
                                                                          Page 3



                                  STOCKHOLDERS

As of March 16, 2000, the Stockholders were as follows:

Name                                                        Number of Shares
----                                                        ----------------
Aberdeen Investment Management, Inc.                             34,377
Everett Airington                                               232,000
Airington, Custodian for Amy Caitlin                             20,000
Albertson Properties                                            127,968
Ambrosio-JWTROS Jeffrey M. & Frances M.                          25,000
Argus Capital Corporation                                         2,000
Bruce Begia                                                      21,830
Jon Box                                                          14,285
Bill R. Brandon                                                   4,615
Jack J. Brooks                                                   10,000
Glenn Brovont                                                    20,000
Carrington Shaw Investment Co.                                   85,715
Andrea Dee Shaw GS Trust                                         28,572
Jeffrey Glenn Shaw GS Trust                                      28,571
Victoria Carrington Shaw GS Trust                                28,572
Dr. Jerry Cochran                                                10,000
John H. Cole                                                      5,700
Joseph B. Cole                                                    5,700
Sidney M. Cole                                                   45,744
Mark Collins                                                     40,000
Don Cottinggame                                                  40,000
Peter C. Cook Trust                                              40,000
Peter B. Dauterman Children's Education Trust                   192,666
Peter B. Dauterman Family Trust                                 590,703
Dauterman Family Irrevocable Trust                               34,000
Jim and Jan Dauterman Living Trust                                6,668
Peter B. Dauterman                                                1,000
Pamela Davison                                                  100,000
William Davison                                                 550,000
Derek Del Carpio                                                 67,358
Michele G. Elliot                                                 2,000
Robert Gordon                                                    30,000
Michael Gorton                                                  623,013
Traci Gorton                                                    516,112
Robert S. Grant                                                   2,000
Susan L. Grant Living Trust                                       4,000
William B. Grant                                                  2,000
William B. Grant Living Trust                                    10,000
Sean Halleck                                                     68,006
Don Henley                                                      681,230
JSM Investments, Inc.                                             2,000
John F. Hoekstra Rev. Trust                                      10,000

                                                                         ANNEX 1
                                                     to Share Exchange Agreement
                                                                          Page 4

Fredrick Johnson                                    64,622
David Kaseman                                       56,300
Link Family Ltd. Partnership                       305,000
Shannan Lynes                                       76,652
Patrick Mackey                                      47,500
David Manley                                       130,668
Daniel M. Mehney                                     4,000
David M. Mehney                                      4,000
David P. Mehney                                     20,000
David Mehney Land Company                           10,000
David P. & Linda M. Mehney Foundation               10,000
G. Thomas Mehney                                     4,000
James N. Mehney                                      4,000
William P. Mehney                                    4,000
A. J. Melillo                                      154,286
Jennifer Mercer                                     45,346
Nicholas Morgan                                     80,492
Ohana Venture Fund, L.P.                           139,818
David B. and Elaine B. Osowski                       7,145
William F. Peterson                                 20,000
Jessica Prose                                       52,108
Daisy Reese                                          6,460
Susan B. Reese                                     105,425
Scott and Angela Schlemmer                          20,000
Donald C. Schutt                                    10,000
Carolyn Smith                                       20,000
Cole Smith                                         470,168
Craig B. Smith                                      20,000
Mike Stieglitz                                      89,900
Tatum CFO Partners, LLP                             22,500
Jeb Terry                                            9,547
Emily Woodall                                       56,300
Kevin Young                                         70,030

TOTAL                                            6,503,672

                                                                         ANNEX 2
                                                     TO SHARE EXCHANGE AGREEMENT



                       REFERENCE WORKING CAPITAL STATEMENT

                      Working Capital at November 30, 1999


Current Assets
Cash                                                $   122,774
Accounts receivable-net                                  82,213
Prepaid expenses                                         57,612      $   262,599
                                                    -----------


Current Liabilities
Working capital loan                                $   699,868
Loans from officers                                     316,704
Deferred revenue                                         12,500
Accounts payable                                        952,098
Accrued liabilities                                     338,552
Other                                                    58,338        2,378,061
                                                    -----------      -----------

Working Capital                                                      $(2,115,462)

                                                                    SCHEDULE 3.1
                                                     TO SHARE EXCHANGE AGREEMENT



                         JURISDICTIONS OF QUALIFICATION



PERSON                                            JURISDICTION
------                                            ------------
Internet Global Services, Inc                     Texas

Internet Streaming Video, Inc.                    Texas

                                                                    SCHEDULE 3.3
                                                     TO SHARE EXCHANGE AGREEMENT


                             COMPANY CAPITALIZATION


INTERNET GLOBAL SERVICES, INC.


OUTSTANDING OPTIONS, WARRANTS, COMMITMENTS, ETC. as of March 10, 2000

   Options                                                1,220,798
   Warrants(a)                                              390,947



(a) Between March 10, 2000 and March 16, 2000, 617,604 options were exercised and 22,516 options were forfeited. As a result, on March 16, 2000 there were 6,846,027 shares of common stock outstanding and 580,678 options outstanding.

(b) Includes 107,143 of warrants issued to Ascend that will be subject to negotiation as part of termination of agreement.


Person(s) with five (5) percent or more ownership as of March 10, 2000

Michael S. Gorton                                                        9.66%
Traci K. Gorton                                                          8.00%
Peter B. Dauterman Family Trust                                          9.15%
Peter B. Dauterman Children's Education Trust                            2.99%
Don Henley                                                              10.56%
Cole Smith                                                               7.29%
Dr. William Davidson                                                     8.52%
Pamela B. Davidson                                                       1.55%

                                                                    SCHEDULE 3.3
                                                                          PAGE 2


INTERNET STREAMING VIDEO, INC.


Person(s) with five (5) percent or more ownership

Internet Global Services, Inc.        987,000 shares      71.93%
Vadim Yasinovsky                      308,000 shares      22.45%


Rights, agreements, restrictions or encumbrances on issue of common stock -
None.

                                                                   SCHEDULE 3.11
                                                     TO SHARE EXCHANGE AGREEMENT



                             EMPLOYEE BENEFIT PLANS




Schedule 3.11(a)
(i)      a.   401(k) Profit Sharing Plan & Trust

(ii)     a.   1998 Equity Incentive Plan
         b.   Medical and Life Health Insurance
         c.   Vacation and Sick policy

(iii)    a.   Employment agreement with Patrick G. Mackey

                                                                   SCHEDULE 3.14
                                                     TO SHARE EXCHANGE AGREEMENT



                               COMPANY LIABILITIES




1. The following represents a possible contingent liability that is not recorded in the financial statements as of October 31, 1999:

         Approximately $700,000 of equipment under the Varilease operating lease was stolen in 1998 of which approximately $280,000 (being held in trust at McGuire, Craddock, Strother & Hale, P.C.) has been recovered from the insurance company. IGS has additional claims against the insurance company and the E&O policy of the insurance agent.

                                                                   SCHEDULE 3.15
                                                     TO SHARE EXCHANGE AGREEMENT



                              INTELLECTUAL PROPERTY


PATENTS

---------------------------------------------------------------------------------------------------------
TITLE                      OWNER                     INVENTOR                  APPLICATION
                                                                               NUMBER/FILING DATE
---------------------------------------------------------------------------------------------------------
ISVmail                    Internet Global Services  Vadim Yasinovsky          60/152,636
                           Status:  Provisional                                September 7, 1999
                           Patent registered, need
                           to have Non-Provisional
                           Patent prosecuted
                           (planned First Quarter
                           2000).
---------------------------------------------------------------------------------------------------------


TRADEMARKS

-----------------------------------------------------------------------------------------------------------
MARK                                             OWNER         REGISTRATION DATE      SERIAL NUMBER
-----------------------------------------------------------------------------------------------------------
1.  Leading the Convergence of Data and          Internet      August 2, 1999         75/766059
Telecommunications                               Global
-----------------------------------------------------------------------------------------------------------
2.  Everything Internet                          Internet      August 2, 1999         75/764904
                                                 Global
-----------------------------------------------------------------------------------------------------------
3.  Creating Market Windows to Financial         Internet      August 18, 1999        75/779503
Success                                          Global
-----------------------------------------------------------------------------------------------------------
4.  Internet Global                              Internet      August 23, 1999        75/781530
                                                 Global
-----------------------------------------------------------------------------------------------------------
5.  Telares                                      Internet      August 28, 1999        75/782394
                                                 Global
-----------------------------------------------------------------------------------------------------------
6.  iGlobal                                      Internet      Pending
                                                 Global
-----------------------------------------------------------------------------------------------------------
7.  IGSI                                         Internet      Pending
                                                 Global
-----------------------------------------------------------------------------------------------------------
8.  All You Can Eat                              Internet      Pending
                                                 Global
-----------------------------------------------------------------------------------------------------------

                                                                   SCHEDULE 3.15
                                                                          PAGE 2


DOMAINS

iglobal.net
telares.net
telares.com
telares.org
ismail.com
isvmail.net
igsi.net
lottotexas.com
V2L.com
V2L.net
lottotexas.com
usalite.com
usalite.net

                                                                   SCHEDULE 3.16
                                                     TO SHARE EXCHANGE AGREEMENT



                               MATERIAL CONTRACTS


Schedule 3.16(b)

         Bridge Loan Facility Agreement, dated as of December 22, 1999, between Internet Global Services, Inc. and eVentures Group, Inc. and all related documents, including, without limitation, the Transaction Documents as defined therein.


Schedule 3.16(c)

         Letter of Commitment, dated October 14, 1999, between Internet Global Services, Inc. and Cisco Systems Capital Corporation.


Schedule 3.16(g)

         Letter of Agreement, dated November 1, 1999, between Internet Global Services, Inc. and The Richards Group, Inc.

         Customer Agreement for Wholesale and Virtual ISP Integrated Solutions Dial-Up Internet Access Services, dated November 16, 1999, between Internet Global Services, Inc. and Cable & Wireless USA, Inc.

         Contract, dated February 1, 2000, between Internet Global Services, Inc. and Covad Communications Company.


Agreements in Default

         Master Lease Agreement, dated November 20, 1998, between Internet Global Services, Inc. and Ascend Credit Corporation.

         Amendment, dated November 20, 1998, to the Master Lease Agreement, dated November 20, 1998, between Internet Global Services, Inc. and Ascend Credit Corporation.

         Lease Schedule No. 1, dated November 20, 1998, to the Master Lease Agreement, dated November 20, 1998, between Internet Global Services, Inc. and Ascend Credit Corporation.

         Lease Schedule No. 2 to the Master Lease Agreement, dated November 20, 1998, between Internet Global Services, Inc. and Ascend Credit Corporation.

                                                                   SCHEDULE 3.18
                                                     TO SHARE EXCHANGE AGREEMENT


                                     LEASES


Corporate Office - Dallas, Texas

         Office/Showroom/Warehouse Lease Agreement, dated March 10, 1999, between Internet Global Services, Inc. and El Chico Restaurants, Inc.

         Term:           Five years
         Square Feet:    12,459
         Rent:           Month 0 to 7     $    0
                         Month 8 to 32    $8,566
                         Month 33 to 45   $9,085
                         Month 46 to 63   $9,603
         Liens:          None

Network Operating Center - Dallas, Texas

         Lease Agreement, dated March 17, 1999, between Internet Global Services, Inc. and Beverly Hills Center LLC.

         Term:           Five years
         Square Feet:    894
         Rent:           $1,639
         Liens:          None

Field Office - Midland, Texas

         Office Lease Agreement, dated as of July 1, 1997, between Internet Global Services, Inc. and John Hancock Mutual Life Insurance Company d/b/a North Park Executive Center.

         First Lease Renewal, dated as of July 1, 1999, among Internet Global Services, Inc. and Black Family Partnership, Ltd. and Crump Family Partnership, Ltd. d/b/a North Park Executive Center.

         Term:           Two years
         Square Feet:    697
         Rent:           $436
         Liens:          None

Field Office - Lubbock, Texas

         Lease, dated July 23, 1999, between Internet Global Services, Inc. and N.T.S. Management Co., LLC.

         Term:           Two years
         Square Feet:    392
         Rent:           $260
         Liens:          None

                                                                   SCHEDULE 3.18
                                                                          PAGE 2



Field Office - Denton, Texas

         Lease Agreement, dated April 18, 1996, between Internet Global Services, Inc. and Hickory Street Office Building.

         Lease Extension Letter, dated May 6, 1998, between Internet Global Services, Inc. and Hickory Street Office Building.

         Term:           Two years
         Square Feet:    300
         Rent:           $300
         Liens:          None

                                                                   SCHEDULE 3.21
                                                     TO SHARE EXCHANGE AGREEMENT



                                    INSURANCE




See attached schedules.

                                                                   SCHEDULE 3.21
                                                                          PAGE 2


                              SCHEDULE OF INSURANCE

INTERNET GLOBAL SERVICES, INC.                  PREPARED BY:  BOB SPRINGER
12200 STEMMONS FREEWAY, SUITE 315               SUNBELT INSURANCE PARTNERS, LLP
DALLAS, TX  75234                                    4620 SUNBELT DR., STE. 203
                                                     ADDISON, TX  75001-5623


                        DATE PREPARED: DECEMBER 27, 1999

--------------------------------------------------------------------------------------------------------------------
                        COVERAGE/LIMITS/DEDUCTIBLES                        TERM        COMPANY POLICY #    PREMIUM

--------------------------------------------------------------------------------------------------------------------
COMMERCIAL PACKAGE POLICY:                                              5-19-99/00       FEDERAL INS.      $12,143
                                                                                         3534-60-43
PROPERTY:

2200 STEMMONS FREEWAY, DALLAS, TX
     $   25,000.  BUSINESS PERSONAL PROPERTY

731 W. WADLEY STE. L120, MIDLAND, TX
     $    5,000.  BUSINESS PERSONAL PROPERTY

207 W. HICKORY, STE. 105, DENTON, TX
     $    5,000.  BUSINESS PERSONAL PROPERTY

1220 BROADWAY, STE. 1305C, LUBBOCK, TX
     $    5,000.  BUSINESS PERSONAL PROPERTY

2323 BRYAN ST., DALLAS, TX
     $    5,000.  BUSINESS PERSONAL PROPERTY
             80%  COINSURANCE
     $3,500,000.  BLANKET ELECTRONIC DATA PROCESSING EQUIPMENT
     $1,000,000.  BUSINESS INCOME INCLUDING EXTRA EXPENSE-
                   BLANKET COVERAGE FOR ALL LOCATIONS.

--------------------------------------------------------------------------------------------------------------------

THIS SCHEDULE OF INSURANCE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF COVERAGE AFFORDED UNDER YOUR INSURANCE POLICY AND IS NOT A STATEMENT OF CONTRACT. IN THE EVENT OF A POSSIBLE VARIANCE BETWEEN CONTENTS OF THIS SCHEDULE AND THE TERMS AND CONDITIONS OF THE POLICY, THE LANGUAGE OF THE POLICY WILL PREVAIL.

                                                                   SCHEDULE 3.21
                                                                          PAGE 3


                              SCHEDULE OF INSURANCE

INTERNET GLOBAL SERVICES, INC.                  PREPARED BY:  BOB SPRINGER
12200 STEMMONS FREEWAY, SUITE 315               SUNBELT INSURANCE PARTNERS, LLP
DALLAS, TX  75234                                    4620 SUNBELT DR., STE. 203
                                                     ADDISON, TX  75001-5623


                        DATE PREPARED: DECEMBER 27, 1999

--------------------------------------------------------------------------------------------------------------------
                        COVERAGE/LIMITS/DEDUCTIBLES                        TERM        COMPANY POLICY #    PREMIUM

--------------------------------------------------------------------------------------------------------------------

COMMERCIAL PACKAGE POLICY CONTINUED:
     $  1,000.  DEDUCTIBLE PERSONAL PROPERTY
     $  5,000.  DEDUCTIBLE LAPTOPS
           24.  HOURS DEDUCTIBLE-BUSINESS INCOME &
                 EXTRA EXPENSE
COVERAGE EXTENSIONS:
     $250,000.  TOTAL BLANKET LIMIT FOR FOLLOWING:
ACCOUNTS RECEIVABLE
FINE ARTS
EXTRA EXPENSE
LEASEHOLD INTEREST (I & B)
OUTDOOR, TREES, SHRUBS, PLANTS OR LAWNS
EDP PROPERTY
CONSEQUENTIAL LOSS
FIRE DEPT. SERVICE CHARGES
PERSONAL PROPERTY OF EMPLOYEES
VALUABLE PAPERS

--------------------------------------------------------------------------------------------------------------------

THIS SCHEDULE OF INSURANCE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF COVERAGE AFFORDED UNDER YOUR INSURANCE POLICY AND IS NOT A STATEMENT OF CONTRACT. IN THE EVENT OF A POSSIBLE VARIANCE BETWEEN CONTENTS OF THIS SCHEDULE AND THE TERMS AND CONDITIONS OF THE POLICY, THE LANGUAGE OF THE POLICY WILL PREVAIL.

                                                                   SCHEDULE 3.21
                                                                          PAGE 4


                              SCHEDULE OF INSURANCE

INTERNET GLOBAL SERVICES, INC.                  PREPARED BY:  BOB SPRINGER
12200 STEMMONS FREEWAY, SUITE 315               SUNBELT INSURANCE PARTNERS, LLP
DALLAS, TX  75234                                    4620 SUNBELT DR., STE. 203
                                                     ADDISON,  TX 75001-5623


                        DATE PREPARED: DECEMBER 27, 1999

--------------------------------------------------------------------------------------------------------------------
                        COVERAGE/LIMITS/DEDUCTIBLES                        TERM        COMPANY POLICY #    PREMIUM

--------------------------------------------------------------------------------------------------------------------
COMMERCIAL PACKAGE POLICY CONTINUED:
 ADDITIONAL COVERAGE:
             $ 10,000.  ACCOUNTS RECEIVABLE IN TRANSIT
             $250,000.  DEBRIS REMOVAL
             $ 50,000.  DEFERRED PAYMENTS
             $ 50,000.  EDP PROPERTY IN TRANSIT
             $ 10,000.  FINE ARTS IN TRANSIT
             $ 50,000.  INSTALLATION-ANY JOB SITE
             $ 10,000.  INVENTORY OR APPRAISALS
             $ 20,000.  MONEY & SECURITIES (ON PREMISES)
             $ 10,000.  OFF PREMISES
             $ 10,000.  PERSONAL PROPERTY AT ANY OTHER LOCATIONS
             $ 25,000.  POLLUTANT CLEAN-UP & REMOVAL
             $ 10,000.  VALUABLE PAPERS IN TRANSIT

--------------------------------------------------------------------------------------------------------------------

THIS SCHEDULE OF INSURANCE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF COVERAGE AFFORDED UNDER YOUR INSURANCE POLICY AND IS NOT A STATEMENT OF CONTRACT. IN THE EVENT OF A POSSIBLE VARIANCE BETWEEN CONTENTS OF THIS SCHEDULE AND THE TERMS AND CONDITIONS OF THE POLICY, THE LANGUAGE OF THE POLICY WILL PREVAIL.

                                                                   SCHEDULE 3.21
                                                                          PAGE 5


                              SCHEDULE OF INSURANCE

INTERNET GLOBAL SERVICES, INC.                  PREPARED BY:  BOB SPRINGER
12200 STEMMONS FREEWAY, SUITE 315               SUNBELT INSURANCE PARTNERS, LLP
DALLAS, TX  75234                                    4620 SUNBELT DR., STE. 203
                                                     ADDISON, TX  75001-5623


                        DATE PREPARED: DECEMBER 27, 1999

--------------------------------------------------------------------------------------------------------------------
                        COVERAGE/LIMITS/DEDUCTIBLES                        TERM        COMPANY POLICY #    PREMIUM

--------------------------------------------------------------------------------------------------------------------

COMMERCIAL PACKAGE POLICY CONTINUED:
GENERAL LIABILITY:
           $2,000,000.  GENERAL AGGREGATE LIMIT
           $1,000,000.  EACH OCCURRENCE LIMIT
           $1,000,000.  ADVERTISING INJURY AND

                         PERSONAL INJURY

           $2,000,000.  PRODUCTS AND COMPLETED OPERATIONS AGG
           $   50,000.  FIRE DAMAGE (ANY ONE FIRE)
           $   10,000.  MEDICAL EXPENSE(ANY ONE PERSON)
           $1,000,000.  PAYROLL-PREMIUM BASIS
EXCLUDED:  PROFESSIONAL LIABILITY

EMPLOYEE BENEFITS LIABILITY:  (CLAIMS MADE COVERAGE)
           $1,000,000.  SUPPLEMENTAL AGGREGATE LIMIT
           $1,000,000.  AGGREGATE LIMIT
           $1,000,000.  EACH CLAIM LIMIT
           $    1,000.  DEDUCTIBLE-EACH CLAIM

--------------------------------------------------------------------------------------------------------------------

THIS SCHEDULE OF INSURANCE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF COVERAGE AFFORDED UNDER YOUR INSURANCE POLICY AND IS NOT A STATEMENT OF CONTRACT. IN THE EVEN OF A POSSIBLE VARIANCE BETWEEN CONTENTS OF THIS SCHEDULE AND THE TERMS AND CONDITIONS OF THE POLICY, THE LANGUAGES OF THE POLICY WILL PREVAIL.

                                                                   SCHEDULE 3.21
                                                                          PAGE 6


                              SCHEDULE OF INSURANCE

INTERNET GLOBAL SERVICES, INC.                  PREPARED BY:  BOB SPRINGER
12200 STEMMONS FREEWAY, SUITE 315               SUNBELT INSURANCE PARTNERS, LLP
DALLAS, TX  75234                                    4620 SUNBELT DR., STE. 203
                                                     ADDISON, TX  75001-5623


                        DATE PREPARED: DECEMBER 27, 1999

--------------------------------------------------------------------------------------------------------------------
                        COVERAGE/LIMITS/DEDUCTIBLES                        TERM        COMPANY POLICY #    PREMIUM

--------------------------------------------------------------------------------------------------------------------

COMMERCIAL AUTO POLICY CONTINUED:                                         5-19-99/00      FEDERAL INS.     $1,434

           $1,000,000.  LIABILITY COMBINED SINGLE LIMIT                                   BAP7326-36-27
           $    2,500.  PERSONAL INJURY PROTECTION

           $1,000,000.  UNINSURED/UNDERINSURED MOTORIST CSL
           $1,000,000.  HIRED CAR/NON-OWNED AUTO COMBINED SINGLE LIMIT

PHYSICAL DAMAGE COVERAGE:

           $      500.  DEDUCTIBLE COMPREHENSIVE
           $      500.  DEDUCTIBLE COLLISION

UMBRELLA POLICY:                                                          5-19-99/00      FEDERAL INS.     $2,500

           $1,000,000.  EACH OCCURRENCE                                                    7977-67-59
           $1,000,000.  PRODUCTS & COMPLETED OPERATIONS AGG
           $1,000,000.  OTHER AGGREGATE (WHERE APPLICABLE)
           $   10,000.  RETAINED LIMIT



--------------------------------------------------------------------------------------------------------------------

THIS SCHEDULE OF INSURANCE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF COVERAGE AFFORDED UNDER YOUR INSURANCE POLICY AND IS NOT A STATEMENT OF CONTRACT. IN THE EVENT OF A POSSIBLE VARIANCE BETWEEN CONTENTS OF THIS SCHEDULE AND THE TERMS AND CONDITIONS OF THE POLICY, THE LANGUAGE OF THE POLICY WILL PREVAIL.

                                                                   SCHEDULE 3.21
                                                                          PAGE 7


                              SCHEDULE OF INSURANCE

INTERNET GLOBAL SERVICES, INC.                  PREPARED BY:  BOB SPRINGER
12200 STEMMONS FREEWAY, SUITE 315               SUNBELT INSURANCE PARTNERS, LLP
DALLAS, TX  75234                                    4620 SUNBELT DR., STE. 203
                                                     ADDISON, TX  75001-5623


                        DATE PREPARED: DECEMBER 27, 1999

--------------------------------------------------------------------------------------------------------------------
                        COVERAGE/LIMITS/DEDUCTIBLES                        TERM        COMPANY POLICY #    PREMIUM

--------------------------------------------------------------------------------------------------------------------
DIRECTORS & OFFICERS LIABILITY:                                         7-30-99/00     EXECUTIVE RISK      $17,000
                                                                                         INDEMNITY
    $ 1,000,000.  AGGREGATE (INCLUSIVE OF DEFENSE COSTS)
              0.   RETENTION EACH INSURED PERSON, EACH
                   CLAIM UNDER INSURING AGREEMENT (a)
    $    50,000.  EA. CLAIM UNDER INSURING AGREEMENT B1

    $    50,000.  EA. CLAIM UNDER INSURING AGREEMENT B2

DISCOVERY PERIOD

            365.  DAYS FOR 75% OF THE TOTAL ANNUAL PREM
            730.  DAYS FOR 150% OF THE TOTAL ANNUAL PREM




--------------------------------------------------------------------------------------------------------------------

THIS SCHEDULE OF INSURANCE IS INTENDED TO PROVIDE ONLY A GENERAL DESCRIPTION OF COVERAGE AFFORDED UNDER YOUR INSURANCE POLICY AND IS NOT A STATEMENT OF CONTRACT. IN THE EVENT OF A POSSIBLE VARIANCE BETWEEN CONTENTS OF THIS SCHEDULE AND THE TERMS AND CONDITIONS OF THE POLICY, THE LANGUAGE OF THE POLICY WILL PREVAIL.

                                                                   SCHEDULE 3.23
                                                     TO SHARE EXCHANGE AGREEMENT



                           AGREEMENTS WITH AFFILIATES




1. Promissory Note, dated November 15, 1999, between Internet Global Services, Inc. and Michael S. Gorton.

2. Promissory Note, dated October 1, 1998, between Internet Global Services, Inc. and Peter B. Dauterman.

3. David N. Link Employment Letter.

4. Employment Agreement, dated as of May 1, 1999, between Internet Global Services, Inc. and Patrick G. Mackey.

5. Stock option agreements with directors, officers, and employees under the Internet Global Services, Inc. 1998 Equity Incentive Plan, dated as of June 30, 1998.

6. Employee benefits plans described in Schedule 3.11.

                                                                    SCHEDULE 4.3
                                                     TO SHARE EXCHANGE AGREEMENT



                              PARENT CAPITALIZATION





OPTIONS AND WARRANTS

         There are options to purchase 2,976,000 shares of eVentures Group, Inc. common stock outstanding.

OTHER COMMITMENTS WITH RESPECT TO ISSUANCE OF COMMON STOCK

         e.Volve Technology Group, Inc., a wholly owned subsidiary of eVentures Group, Inc. ("e.Volve"), and Uni-tel, a telecommunications service provider, are at an advanced state of negotiations to amend a joint venture agreement between them dated August 31, 1999 to provide that Uni-tel shall receive shares of eVentures Group, Inc. common stock valued at $150,000 for each of up to ten (10) new systems for transmission of telephonic traffic from the U.S. to India that Uni-tel provides to e.Volve pursuant to said joint venture agreement.

         Other than the information stated in this Schedule 4.3, there are no other outstanding subscriptions, calls, rights, agreements, commitments, understandings or arrangements with respect to the issuance, sale, delivery, transfer, voting, registration or redemption of any shares of eVentures Group, Inc. common stock.

                                                                    SCHEDULE 4.6
                                                     TO SHARE EXCHANGE AGREEMENT


                                 CERTAIN CHANGES


         Pursuant to an IRU Agreement, dated as of September 30, 1999, between e.Volve Technology Group, Inc, a wholly owned subsidiary of eVentures Group, Inc. ("e.Volve"), and Qwest Communications, Inc. ("Qwest"), Qwest has made a demand for payment of the first installment of $3,750,000. e.Volve has defaulted its payment obligations, and e.Volve, eVentures Group Inc. and Qwest have commenced a restructuring of the terms of the IRU Agreement. Failure to reach a settlement of this matter and a restructuring of the IRU agreement could cause a material adverse change in eVentures Group, Inc.

                                                                 SCHEDULE 4.8(c)
                                                     TO SHARE EXCHANGE AGREEMENT



                              COMPLIANCE WITH LAWS




         Neither AxisTel Communications, Inc. nor e.Volve Technology Group, Inc. have given notice of the change in control consummated on September 22, 1999 as required by their Federal Communications Commission 244 licenses.

                                                                    SCHEDULE 4.9
                                                     TO SHARE EXCHANGE AGREEMENT


                                   LITIGATION

         In June, 1999, e.Volve Technology Group, Inc., a wholly owned subsidiary of eVentures Group, Inc. ("e.Volve"), entered into an agreement and plan of merger with Equalnet Communications Corporation ("Equalnet") and Equalnet Acquisition Corporation. This agreement was terminated. As of February 15, 2000, e.Volve has knowledge that certain executive officers of Equalnet are considering the possibility of commencing an action against e.Volve with respect to the termination of this agreement and plan of merger.

                                                                   SCHEDULE 4.10
                                                     TO SHARE EXCHANGE AGREEMENT



                               PARENT LIABILITIES


         Pursuant to an IRU Agreement, dated as of September 30, 1999, between e.Volve Technology Group, Inc, a wholly owned subsidiary of eVentures Group, Inc. ("e.Volve"), and Qwest Communications, Inc. ("Qwest"), Qwest has made a demand for payment of the first installment of $3,750,000. e.Volve has defaulted its payment obligations, and e.Volve, eVentures Group Inc. and Qwest have commenced a restructuring of the terms of the IRU Agreement. Failure to reach a settlement of this matter and a restructuring of the IRU agreement could cause a material adverse change in eVentures Group, Inc.

                                                                    SCHEDULE 5.9
                                                     TO SHARE EXCHANGE AGREEMENT


                                   SEC FILINGS


eVentures Group, Inc. SEC Reports Not Filed on a Timely Basis

1.       Report filed on Form 8/K-A on December 9, 1999.

2.       Report filed on Form 10-Q on January 5, 2000.

3.       Report on Form 10-Q due on February 14, 2000.

                                                                 SCHEDULE 7.1(g)
                                                     TO SHARE EXCHANGE AGREEMENT




                                  KEY EMPLOYEES



Michael S. Gorton          Former Chairman
Peter B. Dauterman         Vice President-Business Development
Sean C. Halleck            Vice President and Chief Technical Officer
Nicholas Morgan            Vice President-Marketing

                                                                       EXHIBIT A
                                                     TO SHARE EXCHANGE AGREEMENT


                            FORM OF ESCROW AGREEMENT


         ESCROW AGREEMENT, dated as of February [__], 2000, by and among eVentures Group, Inc., a Delaware corporation ("Parent"), IGS Acquisition Corporation, a Texas corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), Bank One, Texas, N.A. (the "Escrow Agent"), and David Link, as the Stockholders' Representative under the Share Exchange Agreement (the "Share Exchange Agreement"), dated as of February 22, 2000, among Parent, Acquisition Sub and certain stockholders (the "Stockholders) of Internet Global Services, Inc., a Texas corporation (the "Company"). Capitalized terms used herein without definition shall have the meanings set forth in the Share Exchange Agreement.


                                    RECITALS

         WHEREAS, Parent, Acquisition Sub and the Stockholders have entered into the Share Exchange Agreement; and

         WHEREAS, the Share Exchange Agreement requires that certain shares of Parent Common Stock be held in escrow and the parties desire that Bank One, Texas N.A. serve as the Escrow Agent to hold such shares upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Share Exchange Agreement and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         Section 1. Establishment of Escrow Account. At the Closing, the Parent shall deposit with the Escrow Agent [_________] shares of Parent Common Stock and, in the event that any shares of Parent Common Stock are required to be delivered to the Escrow Agent pursuant to Section 2.6(c) of the Share Exchange Agreement, the Parent shall deposit such shares of Parent Common Stock with the Escrow Agent (all such shares, the "Escrow Shares"), which shall be held by the Escrow Agent pursuant hereto on behalf of the Stockholders. The Escrow Agent will establish and continuously maintain one or more escrow accounts (individually and collectively, the "Escrow Account") for the Escrow Shares in the name of the Stockholders.

         Section 2. Purpose of the Escrow Shares. The Escrow Shares deposited with the Escrow Agent hereunder are or will be deposited to serve as security for and satisfy any Losses to Parent or Acquisition Sub pursuant to Article VIII of the Share Exchange Agreement.

         Section 3. Disbursements. Whenever the Acquisition Sub or Parent shall be entitled to receive payment of a Loss Amount in accordance with the terms of
Article VIII of the Share Exchange Agreement, Acquisition Sub and the Stockholders' Representative shall deliver

Disbursement Instructions (as hereinafter defined) to the Escrow Agent within five (5) Business Days of Acquisition Sub's and the Stockholders' Representative's agreement as to the amount of such disbursement. The "Disbursement Instructions" shall (i) be in writing and signed by Acquisition Sub and the Stockholders' Representative, (ii) state the number of Escrow Shares owed to Acquisition Sub and/or Parent as determined in accordance with the Share Exchange Agreement, and (iii) shall provide transfer instructions to the Escrow Agent as to where and to whom such Escrow Shares are to be delivered. Upon receipt of the Disbursement Instructions, the Escrow Agent shall within five (5) Business Days transfer such Escrow Shares as directed in the Disbursement Instructions.

         Section 4. Escrow Fund. From the date hereof until the Escrow Account is terminated in accordance with Section 18 hereof, Parent shall deliver directly to the Escrow Agent all cash, securities or other property delivered in exchange for the Escrow Shares held by the Escrow Agent by reason of any non-taxable stock dividend, subdivision, reclassification, recapitalization, split, combination, merger, consolidation, liquidation, exchange of shares or other similar non-taxable event, all of which shall be added to, and become a part of, the Escrow Account. Any taxable dividends, distributions or other taxable payments paid with respect to the Escrow Shares shall be paid by Parent to the Stockholders in accordance with their respective interests in the Escrow Shares and shall not be subject to the terms of this Escrow Agreement.

         Section 5. Receipt. Delivery by the Escrow Agent of a signed and dated signature page hereto shall serve as acknowledgment by the Escrow Agent of receipt of the Escrow Shares (and any related instruments of transfer) on the date hereof and acceptance of the Escrow Shares in escrow. The Escrow Agent agrees to hold and keep the Escrow Shares in accordance with the terms and conditions of this Escrow Agreement for the uses and purposes stated in this Escrow Agreement.

         Section 6. Rights in the Escrow Fund. While any Escrow Shares or other securities and property are held in escrow in the Escrow Account, and pending the release thereof in accordance with Sections 3 and 18 hereof, the Stockholders shall retain all right, title and interest in and to their respective Escrow Shares (including, without limitation, the right to vote the Escrow Shares), and the other securities and property included in the Escrow Account, except (i) the right of possession thereof, and (ii) the right to sell, assign, pledge, hypothecate or otherwise dispose of the securities (including the Escrow Shares) or property included in the Escrow Account or any interest therein. No person or entity other than Stockholders' Representative and Acquisition Sub shall have any rights with respect to the Escrow Account until such time as the Escrow Account is terminated in accordance with Section 18.

         Section 7. Investment. All cash held in the Escrow Account shall be invested by the Escrow Agent in (i) an interest-bearing bank account at such bank as the Stockholders' Representative and Parent shall agree to in writing, or (ii) a money market mutual fund or other account or accounts as the Stockholders' Representative and Parent shall agree to in writing (the "Permitted Investments"). Interest on such funds shall be added to, and become a part of, the Escrow Account, and shall be disbursed in the same manner as, and together with, the Escrow Account. In the absence of written instructions, cash held in the Escrow Account will be invested in the One Group U.S. Treasury Money Market Fund.

         Section 8. Availability of Funds/Delivery of Property. All parties acknowledge and agree that delivery of the property of the escrow is subject to the sale and final settlement of Permitted Investments. Delivery of the property of the escrow when funds are invested in the One Group U.S. Treasury Money Market Fund must be made to the Escrow Agent by 11:00 a.m., Central Time, if the property is to be delivered by the close of that Business Day. Otherwise, the property of the escrow will be delivered on the next Business Day. With respect to the sale of any other Permitted Investment, if the final settlement of that sale has not occurred by 1:00 p.m., Central Time on the day the Disbursement Instructions are delivered to the Escrow Agent, all parties acknowledge and agree that the property will be delivered on the next Business Day.

         Section 9. Location of Materials Held in Escrow. The Escrow Agent will keep the Escrow Shares and other items delivered to the Escrow Agent, and all other documents related to the record keeping of the Escrow Account, at an office of the Escrow Agent, in a suitable place for safekeeping.

         Section 10. Appointment of Escrow Agent. Parent and the Stockholders' Representative hereby appoint Bank One, Texas, N.A. as the Escrow Agent under this Escrow Agreement. The Escrow Agent is hereby authorized to take any and all actions indicated in this Escrow Agreement to be taken by the Escrow Agent and all such further actions consistent herewith as it shall deem necessary or desirable to implement the provisions hereof. The Escrow Agent represents and warrants to Parent, Acquisition Sub and the Stockholders' Representative that it has all legal power and authority to act in the manner contemplated by this Escrow Agreement. Parent, Acquisition Sub and the Stockholders' Representative agree that the authorization and designation of the Escrow Agent under this
Section 10 shall be irrevocable and shall be binding upon their successors and assigns.

         Section 11. Responsibilities of Escrow Agent. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

                  (a) The responsibilities of the Escrow Agent hereunder shall be to act as agent and bailee for Acquisition Sub and the Stockholders, to hold the Escrow Shares in safekeeping, and to make disposition of the Escrow Shares as provided herein;

                  (b) The Escrow Agent acts herein only as agent and bailee for the Acquisition Sub and the Stockholders, and does not undertake to construe the meaning of any contract, agreement or other instrument, or to determine any of the matters covered by the same. It is expressly understood and agreed that the Escrow Agent does not assume any of the obligations or duties which Parent, Acquisition Sub, the Stockholders or the Stockholders' Representative may have under the Share Exchange Agreement, this Escrow Agreement or any other agreement, except to hold and dispose of the Escrow Shares as provided for herein;

                  (c) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which it in good faith believes to be genuine and which is signed or presented to it by a proper person, or upon evidence deemed by it in good faith to be sufficient; and

                  (d) So long as Acquisition Sub or the Stockholders have any interest in the Escrow Shares, (i) the Escrow Agent agrees that it will not assert any right which it may have to setoff, recoupment, reduction or other right with respect to the Escrow Shares now or hereafter acquired, arising from any relationship, debt, obligations, liability, credit accommodation or otherwise that may be owed the Escrow Agent by any of the parties hereto or any party having an interest in the Escrow Shares, (ii) the Escrow Agent shall provide the parties hereto with such receipts, account statements, affidavits as they may from time to time request, and (iii) the Escrow Agent shall not move the Escrow Shares from the Escrow Account without the written consent of all the parties hereto in accordance with the terms of this Escrow Agreement.

                  (e) Within five days of the termination of this Escrow Agreement on the Expiration Date or otherwise as provided in Section 18, the Escrow Agent agrees that it will disburse to the Stockholders' Representative all Escrow Shares contained in the Escrow Account as of such date.

         Section 12. Indemnification of Escrow Agent. Unless the Escrow Agent discharges any of its duties under this Escrow Agreement in violation of specific terms of this Escrow Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Escrow Agreement, the Escrow Agent shall not be liable to any person for any action taken or loss suffered by such person, nor for any mistake of fact, error of judgment, or for any actions or omissions of any kind. Except with respect to the foregoing liability exceptions, Parent, Acquisition Sub and the Stockholders' Representative, jointly and severally, shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, public or private, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, and shall indemnify the Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity, both at the trial and appellate levels. The provisions of this paragraph shall survive the termination of this Escrow Agreement. Notwithstanding anything in this Escrow Agreement to the contrary, the Stockholders' Representative shall not have any personal liability to the Escrow Agent pursuant to this Section 12, pursuant to Section 13 hereof or otherwise pursuant to this Escrow Agreement, and the Escrow Agent's only recourse with respect to any liability asserted against the Stockholders' Representative hereunder shall be to the Stockholders' Representative's and the Stockholders' interests in the Escrow Shares and any other assets in the Escrow Account pursuant to Section 16 hereof.

         Section 13. Discretion of Escrow Agent to File an Interpleader Action. In the event of a dispute as to the proper disposition of the Escrow Shares, the Escrow Agent may hold such Escrow Shares until receipt of evidence satisfactory to it that the dispute has been resolved, and until receipt of notice directing the proper disposition of the Escrow Shares in accordance with the terms of this Escrow Agreement. If the parties, including the Escrow Agent, are in disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent under this Escrow Agreement, the Escrow Agent may, but shall not be required to, file an action in interpleader to resolve any disagreement in a court of competent jurisdiction in Dallas County, Texas, or the United States District Court of the Northern District of Texas. The Escrow Agent shall be indemnified by Parent, Acquisition Sub and the Stockholders' Representative, jointly and severally, for all costs and reasonable attorneys' fees (both trial and appellate) incurred in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a judgment in the interpleader action is entered and becomes final.

         Section 14. Consultation with Counsel. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection to act in accordance with the opinion of such counsel as to any matters in connection with this Escrow Agreement to the extent that any act or failure to act undertaken on the advice of counsel is undertaken in good faith and is not contrary to the specific provisions of this Escrow Agreement. The Escrow Agent shall be indemnified by the parties hereto for all costs and reasonable attorneys' fees incurred in connection with such consultation. The Escrow Agent shall not be liable for any action taken in reliance upon the advice of counsel and in good faith.

         Section 15. Resignation. The Escrow Agent may resign as escrow agent by giving Parent and the Stockholders' Representative sixty (60) days prior written notice of the effective date of such resignation. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the remaining portion of the Escrow Shares in accordance with the provisions of this Escrow Agreement until a successor escrow agent shall be appointed by Parent and the Stockholders' Representative and a written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by Parent and the Stockholders' Representative, whereupon the Escrow Agent's only duty shall be to turn over, in accordance with the written instructions of Parent and the Stockholders' Representative, to the successor escrow agent the remaining portion of the Escrow Shares. In the event that a successor escrow agent shall not have been appointed and the Escrow Agent shall not have turned over to the successor escrow agent the remaining portion of the Escrow Shares within a reasonable time after the Escrow Agent's delivery of written notice of resignation pursuant to this Section 15, the Escrow Agent may deposit the remaining portion of the Escrow Shares with the Clerk of the United States District Court for the Northern District of Texas or with the clerk or registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate.

         Section 16. Escrow Agent Fees. The Escrow Agent shall be entitled to the fees set forth in Schedule A hereto. All fees paid to the Escrow Agent shall be paid by the Parent. The Escrow Agent is hereby granted (i) a first lien on the Parent's and the Acquisition Sub's interest in the Escrow Shares and any other assets in the Escrow Account for all indebtedness that may become owing to the Escrow Agent by the Parent or the Acquisition Sub pursuant to this Escrow Agreement and (ii) a first lien on the Stockholders' Representative's and the Stockholders' interests in the Escrow Shares and any other assets in the Escrow Account for all indebtedness that may become owing to the Escrow Agent by the Stockholders' Representative pursuant to this Escrow Agreement.

         Section 17. Amendment. This Escrow Agreement may be amended at any time only by and upon written agreement of the Escrow Agent, the Stockholders' Representative and Parent.

         Section 18. Termination and Disbursement of Escrow Shares. This Escrow Agreement may be terminated at any time by and upon receipt by the Escrow Agent of written notice of termination signed by both Acquisition Sub and the Stockholders' Representative. Unless so terminated, this Escrow Agreement shall terminate at 5:00 p.m. on the 360th day following the Closing (the "Expiration Date"); provided, that the Expiration Date shall be extended if on such date there is pending any claim by Acquisition Sub for payment out of the Escrow Shares, in which case the Escrow Agent shall hold the Escrow Shares until resolution of all outstanding claims and Acquisition Sub and the Stockholders' Representative have advised the Escrow Agent in writing of the same. If on the Expiration Date there is no claim pending and Escrow Agent has not received a written notice to the contrary signed by both Acquisition Sub and the Stockholders' Representative, within five (5) Business Days of the Expiration Date, the Escrow Agent shall disburse the Escrow Shares to the Stockholders pro rata in relation to the number of Shares set forth opposite each Stockholder's name in Schedule B hereto.

         Section 19. Miscellaneous.

                  (a) Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Escrow Agent:

                  Bank One, Texas, N.A.
                  8111 Preston Rd. 2nd Floor
                  Dallas, TX  75225
                  Attn: Corporate Trust
                  Facsimile Number:  (214) 360-3980

         If to the Stockholders' Representative:

                  David Link
                  Internet Global Services, Inc.
                  12200 Stemmons, Suite 315
                  Dallas, Texas  75234
                  Telephone:  (972) 247-3883
                  Facsimile Number:  (972) 247-3870
         with a copy to:

                  Gardere & Wynne, L.L.P.
                  1601 Elm Street, Suite 3000
                  Dallas, Texas   75201
                  Attention:  C. Robert Butterfield
                  Telephone:  (214) 999-4534
                  Facsimile Number:  (214) 999-3534

         If to Parent or Acquisition Sub, to:

                  eVentures Group, Inc.
                  One Evertrust Plaza, 8th Floor
                  Jersey City, New Jersey 07302
                  Attention:  Chief Financial Officer
                  Telephone:  (201) 200-5515
                  Facsimile Number:  (201) 200-5532

         with a copy to:

                  eVentures Group, Inc.
                  c/o HW Partners, L.P.
                  4000 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas  75201
                  Attention:  General Counsel
                  Telephone:  (214) 720-1608
                  Facsimile Number:  (214) 720-1667

         and to:

                  White & Case LLP
                  200 S. Biscayne Blvd., Suite 4900
                  Miami, FL 33131
                  Attn:  Thomas E Lauria
                  Facsimile Number:  (305) 358-5744

or at such other place as any party hereto shall furnish to each other party hereto in writing.

                   (b) Binding Effect Assignment; Third Party Beneficiaries. No party hereto may assign, its or his or her rights and obligations hereunder without the consent of the other parties. Subject to the foregoing, this Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Escrow Agreement is not intended, and shall not create, any third party beneficiaries or rights in any third parties.

                  (c) Governing Law. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Texas without application to the principles of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

                  (d) Effect on Share Exchange Agreement. The provisions of this Escrow Agreement are not intended to alter, modify, negate or replace any provisions of the Share Exchange Agreement that may be in conflict with the provisions hereof. In the event of any conflict or inconsistency between the terms hereof and the Share Exchange Agreement, the Share Exchange Agreement shall control.

                  (e) Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary for every party to sign each counterpart but only that each party shall sign at least one such counterpart.

         Section 20. Taxes. All parties represent and warrant to the Escrow Agent that there are no federal, state or local tax liabilities or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and represent and warrant to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report or any tax liability under any federal or state income tax, local or state property tax, local or state sales or use taxes, or any other tax by any taxing authority. All parties hereto agree jointly and severally to indemnify the Escrow Agent fully from any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest, if any, that is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability).

         Section 21. Incumbency. The following persons are authorized to direct the Escrow Agent regarding any transactions contemplated by this Escrow Agreement including, but not limited to, investment and/or disbursement of the escrow.

Parent

Name: Barrett N. Wissman              Signature
                                               --------------------------------

Name: Stuart J. Chasanoff             Signature
                                               --------------------------------

Name: John Stevens Robling, Jr.       Signature
                                               --------------------------------

Acquisition Sub

Name: Barrett N. Wissman              Signature
                                               --------------------------------

Name: Stuart J. Chasanoff             Signature
                                               --------------------------------

Name: John Stevens Robling, Jr.       Signature
                                               --------------------------------

Name: David N. Link                   Signature
                                               --------------------------------

Name: Patrick G. Mackey               Signature
                                               --------------------------------

Stockholders' Representative

Name: David N. Link                   Signature
                                               --------------------------------

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day first above written.

                             eVENTURES GROUP, INC.


                             By
                               -------------------------------------------------
                                  Name: Stuart J. Chasanoff
                                  Title: Vice President of Business Development,
                                         Secretary and General Counsel



                             IGS ACQUISITION CORPORATION



                             By
                               -------------------------------------------------
                                  Name:
                                  Title:


                             BANK ONE, TEXAS, N. A.





                             By
                               -------------------------------------------------
                                  Name:
                                  Title:



                             DAVID N. LINK, as STOCKHOLDERS' REPRESENTATIVE



                             ---------------------------------------------------

                                                                      SCHEDULE A
                                                             to Escrow Agreement



                           ESCROW AGENCY FEE SCHEDULE


Initial Acceptance Fee..................................................................             $5,000.00
         For review of the documents and set up of the Escrow Account, payable upon execution of the Agreement.

Annual Administration Fee...............................................................             $2,000.00
         For administration of the Escrow Account, payable in advance upon execution of the Agreement and on each anniversary date thereafter as long as the Agreement remains in effect.

                                                                      SCHEDULE B
                                                             to Escrow Agreement


                Shares of Common Stock of eVentures Group, Inc.
                               Issued Into Escrow

                                                                         Shares Issued
Name of Shareholder                                                       Into Escrow
-------------------                                                      -------------
Aberdeen Investment Management, Inc.                                        3104
Everett Airington                                                          20949
Airington, Custodian for Amy Caitlin                                        1806
Christopher Airington                                                       1625
Mark Airington                                                              3431
Albertson Properties                                                       11555
Ambrosio - JWTROS Jeffrey M. & Frances M.                                   2257
Argus Capital Corporation                                                    180
Joseph B. & Bonnie J. Ballem                                                 903
Bruce Begia                                                                 1971
Grady B. Booker                                                             1264
Jon Box                                                                     1289
Bill R. Brandon                                                              416
George J. Brooks                                                            1128
Jack J. Brooks                                                               903
Glenn Brovont                                                               1806
Bill Butler                                                                  722
Sharon Butler                                                                361
Carrington Shaw Investment Co.                                              7740
Andrea Dee Shaw GS Trust                                                    2580
Jeffrey Glenn Shaw GS Trust                                                 2579
Victoria Carrington Shaw GS Trust                                           2580
Dr. Jerry Cochran                                                            903
John H. Cole                                                                 514
Joseph B. Cole                                                               514
Sidney M. Cole                                                              4130
Mark Collins                                                                3612
Don Cottinggame                                                             3612
Timothy Chapin                                                               361
Peter C. Cook Trust                                                         3612
Peter B. Dauterman Children's Education Trust                              17397
Peter B. Dauterman Family Trust                                            53340
Dauterman Family Irrevocable Trust                                          3070
Jim and Jan Dauterman Living Trust                                           602
Peter B. Dauterman                                                           912
Pamela Davison                                                              9030
William Davison                                                            49665
Derek Del Carpio                                                             180
Derek Del Carpio*                                                           5901
Michele G. Elliot                                                            180
Rob Ellis                                                                    903
Joshua English, pledged as collat.                                          1431
Aaron Forsyth, pledged as collat.                                            912
Robert Gordon                                                               2709

                                                                      SCHEDULE B
                                                             to Escrow Agreement


                Shares of Common Stock of eVentures Group, Inc.
                               Issued Into Escrow

                                                                         Shares Issued
Name of Shareholder                                                       Into Escrow
-------------------                                                      -------------

The Wilmington Institute                                                    1806
Michael Gorton                                                             56258
Traci Gorton                                                               46604
Robert S. Grant                                                              180
Susan L. Grant Living Trust                                                  361
William B. Grant                                                             180
William F. Grant Living Trust                                                903
David Greer                                                                  270
Sean Halleck                                                                2709
Sean Halleck*                                                               3431
Don Henley                                                                 61515
JSM Investments, Inc.                                                        180
John F. Hoekstra Rev. Trust                                                  903
Gary Houle                                                                   722
Fredrick Johnson                                                             632
Fredrick Johnson*                                                           5203
David Kaseman                                                               5083
William Kitchen                                                             1806
Steven L. Korby                                                             2094
Rick Lancaster                                                              1806
Link Family Ltd. Partnership                                               27541
Shannan Lynes                                                               1806
Shannan Lynes*                                                              5115
Patrick Mackey                                                              4289
David Manley                                                               11799
Todd Manning                                                                4044
Sara McKibben                                                                541
Thomas McGuffey*                                                            1759
Daniel M. Mehney                                                             361
David M. Mehney                                                              361
David P. Mehney                                                             1806
David Mehney Land Company                                                    903
David P. & Linda M. Mehney Foundation                                        903
G. Thomas Mehney                                                             361
James N. Mehney                                                              361
William P. Mehney                                                            361
A. J. Melillo                                                              13932
Jennifer Mercer                                                              180
Jennifer Mercer*                                                            3914
Dennis Meyer                                                                 451
John P. Morgan                                                               903
Nicholas Morgan                                                             2889
Nicholas Morgan*                                                            4378
Robin Newberry                                                              2169

                                                                      SCHEDULE B
                                                             to Escrow Agreement


                Shares of Common Stock of eVentures Group, Inc.
                               Issued Into Escrow

                                                                         Shares Issued
Name of Shareholder                                                       Into Escrow
-------------------                                                      -------------

Ohana Venture Fund, L.P.                                                   12625
David B. and Elaine B. Osowski                                               645
William F. Peterson                                                         1806
Susan Phillips (a/k/a Susan Odom)                                           2257
Terry Phillips                                                              4424
Terry Phillips*                                                             4753
Jessica Prose                                                                541
Jessica Prose*                                                              4163
Johnathan Ragsdale*                                                          175
Daisy Reese                                                                  583
Susan B. Reese                                                              9519
Scott and Angela Schlemmer                                                  1806
Donald C. Schutt                                                             903
Martin Slagter                                                              1291
Carolyn Smith                                                               1806
Cole Smith                                                                 42456
Craig B. Smith                                                              1806
Dana Colle                                                                   397
Mike Stieglitz                                                              8117
Tatum CFO Partners, LLP                                                     2031
Jeb Terry                                                                    862
Steven H. Thomas                                                             515
Jason Wade*                                                                 1128
Suzan Witherell                                                              759
Dorothy Whitehead                                                            903
Dorothy Whitehead*                                                          1652
Emily Woodall                                                               5083
Kevin Young                                                                 2889
Kevin Young*                                                                3434
                                                                          ------

TOTAL                                                                     637741
                                                                          ======


*Shares evidenced by such certificates shall be returned to Internet Global Services, Inc. if Stockholder has not fulfilled all of his/her obligations to Internet Global Services, Inc. under the various note agreements, dated on or about March 10, 2000, by and between such Stockholder and Internet Global Services, Inc.

                                                                       EXHIBIT B
                                                     TO SHARE EXCHANGE AGREEMENT

                      FORM OF REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is made and entered into on the [___] day of February, 2000, by and among eVentures Group, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on Schedule 1 attached hereto (collectively, the "Stockholders") and the persons and entities acquiring shares of Common Stock as consideration in the Merger (as defined below), as holders of shares of common stock, par value $0.00002 per share, of the Company ("Common Stock").


                              W I T N E S S E T H:


         WHEREAS, the Company, IGS Acquisition Corporation, a Texas corporation ("Acquisition Sub"), and certain of the stockholders of Internet Global Services, Inc., a Texas corporation ("IGS"), have entered into that certain Share Exchange Agreement dated as of February 22, 2000 (the "Share Exchange Agreement"), pursuant to which certain of the Stockholders acquired shares of the Company's Common Stock;

         WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of even date herewith, between Acquisition Sub and IGS (the "Merger Agreement"), IGS merged with and into Acquisition Sub (the "Merger") and each issued and outstanding share of common stock of IGS was converted into the right to receive shares of Common Stock;

         WHEREAS, in connection with the Share Exchange Agreement and the Merger, the parties have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Share Exchange Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         Section 1. Registrable Shares. For purposes of this Agreement "Registrable Shares" shall mean, at any time, and with respect to any Stockholder, any person receiving shares of Common Stock in connection with the Merger that has executed and delivered to the Company a joinder agreement in the form attached hereto as Exhibit A, or any Qualified Transferee (as defined in Section 9(g) below) (each such person being a "Securityholder"), the shares of Common Stock held by such Securityholder which constitute Restricted Securities (as defined below), and "Holder" shall mean any Securityholder holding Registrable Shares. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares on the earliest of (1) the date on which such Registrable Shares have been registered under the Securities Act of 1933, as amended or any successor Federal statute (the "Act"), the Registration Statement in connection therewith has been declared effective, and such Registrable Shares have been disposed of pursuant to and in the manner described in such effective Registration Statement, (2) the date on which such Registrable Shares are sold or distributed pursuant to Rule 144, (3) the date on which such Registrable Shares have ceased to be outstanding, or (4) the date on which such Registrable Shares have been transferred to a person or entity other than a Qualified Transferee. For purposes of this Agreement, the term "Restricted Securities" shall mean, at any time and with respect to any Securityholder, the shares of Common Stock and any other securities which by their terms are directly or indirectly exercisable or exchangeable for or convertible into Common Stock (other than stock options granted to employees or directors of the Company in their capacity as such, or Common Stock issuable upon the exercise thereof), and any securities received on or with respect to any of the foregoing securities, which are held by such Securityholder and which theretofore have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144 under the Act. For purposes of this Agreement, the term "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus (as defined herein) contained therein, all exhibits thereto and all material incorporated by reference therein. For purposes of this Agreement, the term "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein. For purposes of this Agreement, the term "Rule 144" shall mean Rule 144 promulgated under the Act or any successor or similar rule thereto, as may be enacted by the Securities and Exchange Commission (the "Commission") from time to time.

         Section 2. Registrations on Form S-3. (a) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. At any time and from time to time after the Company has qualified for the use of Form S-3 and prior to September 22, 2003, the Holders of a majority of the aggregate number of Registrable Shares issued pursuant to the Share Exchange Agreement and the Merger Agreement shall have the right to request one resale registration filing on Form S-3 in respect of up to 25 percent of the aggregate number of shares of Common Stock issued pursuant to the Share Exchange Agreement and the merger Agreement; provided that the Company shall not be required to effect a registration on Form S-3 pursuant to this Section 2(a) unless the reasonably anticipated aggregate offering price (net of underwriting discounts and commissions) for the Registrable Shares proposed to be registered shall equal at least $1.5 million. Such requests shall be in writing and shall state the number of Registrable Shares proposed to be disposed of and the intended method of distribution of such shares by such Holder or Holders. The Company shall be required to effect one (1) registration pursuant to this Section 2(a); provided, however, that a registration shall not count as such registration unless (i) the Holders of Registrable Shares are able to register and, if the registration is a firm commitment public offering, sell the Registrable Shares requested to be included in such registration, or (ii) the Registration Statement relating to a registration is withdrawn or abandoned at the request of the Holders of a majority of the Registrable Shares covered by such Registration Statement (other than as a result of a material adverse change to the Company or following a postponement by the Company pursuant to Section 2(b) herein).

                  (b) Right to Defer Registration. The Company shall not be obligated to effect any registration within ninety (90) days after the effective date of a previous registration statement in which the Holders of Registrable Shares participated or were given an opportunity to participate and declined to do so. If, after a registration statement becomes effective, the Company advises the Holders of Registered Shares that the Company considers it necessary in accordance with the Company's obligations under applicable securities laws for the registration statement to be amended, the Holders of such shares shall suspend any further sales of their Registered Shares until the Company advises them that the registration statement has been amended. The 90 day time period referred to in Section 4 during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the rights to sell shares were suspended pursuant to the preceding sentence.

         Section 3. Piggyback Registrations. (a) Right to Piggyback. If the Company (i) proposes to register any of its securities under the Act (other than pursuant to (A) a registration solely in connection with an employee benefit or stock ownership plan on Form S-8 or any comparable or successor form, (B) a registration of securities solely in connection with an acquisition consummated in a manner which would permit registration of such securities on Form S-4 or any comparable or successor form, or (C) a "shelf" or similar registration for use solely in connection with future acquisitions), or (ii) proposes to register any of its securities under the Act pursuant to a demand registration made under
Section 2(a) of the Registration Rights Agreement of the Company entered into on the 22nd day of September 1999 (a "Demand Registration"), and, in either case, the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration (each a "Piggyback Notice"). Subject to Section 3(b), the Company will include in such registration all shares of Registrable Shares which Holders of Registrable Shares request the Company to include in such registration by written notice given to the Company within twenty (20) days after the date of sending of the Piggyback Notice.

                  (b) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters for such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the Registrable Shares and the other securities of the Company with piggyback registration rights that are pari passu with the rights of the Holders requested to be included in such registration, pro rata among the Holders of such Registrable Shares and the holders of such other securities on the basis of the number of shares owned by each such Holder or holder, and (iii) third, other securities requested to be included in such registration.

                  (c) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities held solely by Holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration, (ii) second, the Registrable Shares and the other securities of the Company with piggyback registration rights that are pari passu with the rights of the Holders requested to be included in such registration, pro rata among the Holders of such Registrable Shares and the holders of such other securities on the basis of the number of shares owned by each such Holder or holder, and (iii) third, other securities requested to be included in such registration.

         Section 4. Registration Procedures. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of distribution thereof and will as expeditiously as possible:

                           (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Shares on any appropriate form under the Act, which form shall be selected by the Company and shall be available for the sale of Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                           (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus used in connection therewith (and to file the Prospectus, as so supplemented, under Rule 424 under the Act, if required) as may be necessary to keep such Registration Statement effective for a period of up to 90 days, and comply with the provisions of the Act with respect to the disposition of all securities included in such Registration Statement during such period in accordance with the intended methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

                           (iii) furnish to each selling Holder of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Holder;

                           (iv) notify the selling Holders of Registrable Shares and the managing underwriters, if any, promptly and (if requested by any such Securityholder) confirm such advice in writing, (A) when a Prospectus, including any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
         (B) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such selling Holder; provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

                           (vi) notify each selling Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event referred to in clause (iv)(E) of this Section 4, and, at the request of any such seller, prepare a supplement to such Prospectus or a post-effective amendment to such Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (vii) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                           (viii) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such transfer agent and registrar;

                           (ix) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                           (x) in connection with an underwritten offering, use its best efforts to (A) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (B) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; and make available for inspection during normal business hours by any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriter, attorney or accountant in connection with such registration statement; provided that such underwriters execute prior thereto an agreement with the Company that all such records, information or documents shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by law or by a court or administrative order or (2) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                           (xi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

                           (xii) permit any Holder of Registrable Shares which might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

                           (xiii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order; and

                           (xiv) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable registration statement.

         If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and if, in the sole and exclusive judgment of such Holder, such Holder is or might be deemed to be a controlling person of the

Company, such Holder shall have the right to require (a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

         Section 5. Registration Expenses. (a) Definition. The term "Registration Expenses" means any expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, internal expenses, the fees and expenses of counsel for the Company (but not the fees and expenses of counsel to the Holders of the Registrable Shares included in such registration) and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions attributable to the Registrable Shares, which shall be paid by the selling Holders out of the proceeds of the offering) and the fees and expenses of any other Persons (defined below) retained by the Company. For purposes of this Agreement, the term "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated entity and a governmental authority.

                  (b) Payment. The Company shall pay the Registration Expenses in connection with any registrations on Form S-3 pursuant to Section 2(a), and any and all Piggyback Registrations.

         Section 6. Indemnification. (a) Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, such holder's general and limited partners, officers and directors and each Person who controls such Holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Shares.

                  (b) Indemnification by Holders. In connection with any registration statement in which a Holder of Registrable Shares is participating, each such Holder will furnish to the

Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such registration statement.

                  (c) Notice; Defense Of Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one special and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

                  (d) Contribution. If the indemnification provided for in this
Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Shares or
(ii) if the allocation provided for by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to each Holder of Registrable Shares and will be limited to the amount by which the net amount of proceeds received by such Holder from the sale of Registrable Shares exceeds the amount of losses, liabilities, damages, and expenses which such Holder has otherwise been required to pay by reason of such statements or omissions.

                  (e) Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                  (f) Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 6, the provisions contained in the underwriting agreement shall control.

         Section 7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution, and (iii) if requested by the managing underwriter or underwriters or any Person requesting a Demand Registration (the "Demanding Persons"), agrees not to sell Registrable Shares or other securities held by such Person in any transaction other than pursuant to such underwriting for such period following the effective date of the registration statement relating to such underwriting as determined by either the Board of Directors or the Demanding Persons; provided that no Holder of Registrable Shares shall be required to enter into such an agreement unless each other Holder of Registrable Shares, each director and executive officer of the Company and each other Holder of at least one percent of the Common Stock then outstanding enters into a substantially identical agreement relating to such underwriting.

         Section 8. Securityholder Lock-Up; Agreement Not To Sell. During the one-year period following the date hereof, no Holder of Registrable Shares may make any public sale of Registrable Shares (pursuant to a Registration Statement, Rule 144 or otherwise) other than in compliance with the Holders' rights to request one resale registration filing pursuant to Section 2(a) herein and the Holders' rights to request a Piggyback Registration pursuant to Section 3(a) herein.

         Section 9. Miscellaneous. (a) Information and Reporting. (i) The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Securityholder, provide in writing to such Securityholder and to any prospective transferee of the Registrable Shares of such Securityholder the information concerning the Company described in Rule 144A(d)(4) or any successor rule under the Act ("Rule 144 Information"). Upon the written request of any Securityholder, the Company shall cooperate with and assist such Securityholder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Registrable Shares for trading through PORTAL. The Company's obligations under this Section 9(a)(i) shall at all times be contingent upon receipt from the prospective transferee of Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than Persons who will assist such transferee in evaluating the purchase of any Registrable Shares.

                           (ii) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file. The Company shall promptly upon request furnish any Holder of Registrable Shares (A) a written statement by the Company that it has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act,
         (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Shares without registration under the Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 9(a)(ii) are to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144, should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 (or any similar exemptive provision hereafter in effect) and the use of Form S-3.

                  (b) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Shares in this Agreement.

                  (c) Adjustments Affecting Registrable Shares. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares); provided that this Section 9(c) shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue where the effect of such actions or changes on the Registrable Shares is merely incidental.

                  (d) Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to:

                           eVentures Group, Inc.
                           One Evertrust Plaza, 8th Floor
                           Jersey City, New Jersey  07302
                           Attention: Vice President and Chief Financial Officer
                           Telephone:  (201) 200-5515
                           Facsimile Number:  (201) 200-5532

                  with a copy to:

                           eVentures Group, Inc.
                           c/o HW Partners, L.P.
                           1601 Elm Street, 40th Floor
                           Dallas, Texas  75201
                           Attention: General Counsel
                           Telephone:  (214) 720-1608
                           Facsimile Number:  (214) 720-1667

                  and to:

                           White & Case LLP
                           200 S. Biscayne Blvd. Suite 4900
                           Miami, FL 33131
                           Attention:  Thomas E Lauria
                           Telephone:  (305) 371-2700
                           Facsimile Number:  (305) 358-5744

                  If to a Stockholders, to it at its address as set forth in the Share Exchange Agreement, and if to any other Securityholder, at its address in the records of IGS, with a copy to:

                           Gardere & Wynne, L.L.P.
                           1601 Elm Street, Suite 3000
                           Dallas, Texas   75201
                           Attention:  C. Robert Butterfield
                           Telephone:  (214) 999-4534
                           Facsimile Number:  (214) 999-3534

                  (e) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                  (f) Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of a majority of the shares of Registrable Shares; provided that no amendment may be made to Sections 8 or 9(f) of this Agreement unless agreed upon by the Company and the Holders of all the Registrable Shares.

                  (g) Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to any transferee (a "Qualified Transferee") that acquires from a Holder either (i) 100,000 or more Registrable Shares or (ii) if less than 100,000 Registrable Shares are owned by a Holder at the time of a transfer, all of the Registrable Shares owned by such Holder, in either case in connection with the permitted transfer of Registrable Shares; provided that prior to such assignment, such Holder delivers a joinder agreement in the form attached hereto as Exhibit B executed by such Qualified Transferee to the Company. Such assignment shall not affect the rights of Holders hereunder which shall remain in full force in accordance with the terms hereof.

                  (h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (i) Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

                  (j) Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  (k) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, other than the provisions for the benefit of the underwriters contained in Sections 3(b) and (c), 4(iv), (ix) and (x), 6(a) and 7.

                  (l) Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (m) Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

                  (n) Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                 eVENTURES GROUP, INC.


                                 By
                                   ---------------------------------------------
                                   Name:  Stuart J. Chasanoff
                                   Title: Vice President of Business
                                          Development, Secretary and
                                          General Counsel

                 [SIGNATURE PAGE FOR EACH SECURITYHOLDER FOLLOWS]

(PLEASE PRINT, EXCEPT FOR REQUIRED SIGNATURES):

STOCKHOLDER:

(for Entities)

-------------------------------------

By:
   ----------------------------------
Name:
     --------------------------------
Title:
      -------------------------------


(for Individuals)


-------------------------------------        -----------------------------------
Printed Name                                 Signature of Stockholder



If a married individual, the spouse of the Stockholder must sign:


-------------------------------------        -----------------------------------
(Printed name of spouse)                     Signature of spouse

ADDRESS:                                     PHONE (include area code):

(1)                                          (   )
        -----------------------------         ---  -----------------------------

        -----------------------------
(2)                                          (   )
        -----------------------------         ---  -----------------------------

        -----------------------------

TAXPAYER I.D. NUMBER OR SOCIAL SECURITY NUMBER OF EACH STOCKHOLDER:

Entity:
       ------------------------------
       Taxpayer Identification Number

Individual:
Social Security Number                   (1)
                                             -----------------------------------
Social Security Number                   (2)
                                             -----------------------------------

                                                                      SCHEDULE 1
                                                          to Registration Rights


                Shares of Common Stock of eVentures Group, Inc.

                                                                     Total Shares Issued by
Name of Shareholder                                                  eVentures Group, Inc.
--------------------------------------------------                   ----------------------
Aberdeen Investment Management, Inc.                                                 12,416
Everett Airington                                                                    83,798
Airington, Custodian for Amy Caitlin                                                  7,224
Christopher Airington                                                                 6,501
Mark Airington                                                                       13,725
Albertson Properties                                                                 46,222
Ambrosio - JWTROS Jeffrey M. &  Frances M.                                            9,030
Argus Capital Corporation                                                               722
Joseph B. & Bonnie J. Ballem                                                          3,612
Bruce Begia                                                                           7,884
Grady B. Booker                                                                       5,056
Jon Box                                                                               5,159
Bill R. Brandon                                                                       1,666
George J. Brooks                                                                      4,515
Jack J. Brooks                                                                        3,612
Glen Brovont                                                                          7,224
Bill Butler                                                                           2,889
Sharon Butler                                                                         1,444
Carrington Shaw Investment Co.                                                       30,960
Andrea Dee Shaw GS Trust                                                             10,320
Jeffrey Glenn Shaw GS Trust                                                          10,319
Victoria Carrington Shaw GS Trust                                                    10,320
Dr. Jerry Cochran                                                                     3,612
John H. Cole                                                                          2,058
Joseph B. Cole                                                                        2,058
Sidney M. Cole                                                                       16,522
Mark Collins                                                                         14,448
Don Cottinggame                                                                      14,448
Timothy Chapin                                                                        1,444
Peter C. Cook Trust                                                                  14,448
Peter B. Dauterman Children's Educational Trust                                      69,590
Peter B. Dauterman Family Trust                                                     213,361
Dauterman Family Irrevocable Trust                                                   12,280
Jim and Jan Dauterman Living Trust                                                    2,408
Peter B. Dauterman                                                                    3,648
Pamela Davison                                                                       36,120
William Davison                                                                     198,660
Derek Del Carpio                                                                        722
   pledged as collateral to IGS                                                      23,607
Michael G. Elliot                                                                       722
Rob Ellis                                                                             3,612
Joshua English, pledged as collateral to IGS                                          5,725
Aaron Forsyth, pledged as collateral to IGS                                           3,649
Robert Gordon                                                                        10,836
The Wilmington Institute                                                              7,224
Michael Gorton                                                                      225,032
Traci Gorton                                                                        186,419
Robert S. Grant                                                                         722
Susan L. Grant Living Trust                                                           1,444
William B. Grant                                                                        722
William F. Grant Living Trust                                                         3,612
David Greer                                                                           1,083
Sean Halleck                                                                         10,836
   pledged as collateral to IGS                                                      13,727
Don Henley                                                                          246,060
JSM Investments, Inc.                                                                   722
John F. Hoekstra Rev. Trust                                                           3,612
Gary Houle                                                                            2,889
Fredrick Johnson                                                                      2,528
   pledged as collateral to IGS                                                      20,813
David Kaseman                                                                        20,335
William Kitchen                                                                       7,224
Steven L. Korby                                                                       8,376
Rich Lancaster                                                                        7,224
Link Family Ltd. Partnership                                                        110,166
Shannan Lynes                                                                         7,224
   pledged as collateral to IGS                                                      20,462
Patrick Mackey                                                                       17,157
David Manley                                                                         47,197
Todd Manning                                                                         16,178

                                                                      SCHEDULE 1
                                                          to Registration Rights


                Shares of Common Stock of eVentures Group, Inc.

                                                                     Total Shares Issued by
Name of Shareholder                                                  eVentures Group, Inc.
--------------------------------------------------                   ----------------------

Sara McKibben                                                                         2,167
Thomas McGuffey, pledged as collat.                                                   7,036
Dainel M. Mehney                                                                      1,444
David M. Mehney                                                                       1,444
David P. Mehney                                                                        7224
David  Mehney Land Company                                                             3612
David P. & Linda M. Meheny Foundation                                                  3612
G. Thomas Mehney                                                                      1,444
James N. Mehney                                                                       1,444
William P. Mehney                                                                     1,444
A.J. Melillo                                                                         55,728
Jennifer Mercer                                                                         722
   pledged as collateral to IGS                                                      15,656
Dennis Meyer                                                                          1,806
John P. Morgan                                                                        3,612
Nicholas Morgan                                                                      11,558
   pledged as collateral to IGS                                                      17,515
Robin Newberry                                                                        8,678
Ohana Venture Fund, L.P.                                                             50,502
David B. and Elaine B. Osowski                                                        2,580
William F. Peterson                                                                   7,224
Susan Phillips (aka Susan Odom)                                                       9,030
Terry Phillips                                                                       17,698
   pledged as collateral to IGS                                                      19,012
Jessica Prose                                                                         2,617
   pledged as collateral to IGS                                                      16,654
Johnathan Ragsdale, pledged as collateral to IGS                                        703
Daisy Reese                                                                           2,333
Susan B. Reese                                                                       38,079
Scoot and Angela Schlemmer                                                            7,224
Donald C. Schutt                                                                      3,612
Martin Slagter                                                                        5,165
Carolyn Smith                                                                         7,224
Cole Smith                                                                          169,824
Craig B. Smith                                                                        7,224
Dana Colle                                                                            1,589
Mike Stieglitz                                                                       32,471
Tatum CFO Partners, LLP                                                               8,127
Jeb Terry                                                                             3,448
Steven H. Thomas                                                                      2,063
Jason Wade, pledged as collateral to IGS                                              4,515
Susan Witherell                                                                       3,038
Dorothy Whitehead                                                                     3,612
   pledged as collateral to IGS                                                       6,610
Emily Woodall                                                                        20,335
Kevin Young                                                                          11,558
   pledge as collateral to IGS                                                       13,736
--------------------------------------------------                   ----------------------
Total                                                                             2,551,087
                                                                     ======================

                                                                       Exhibit A
                                                to Registration Rights Agreement
                            FORM OF JOINDER AGREEMENT

                                             [     ], 200[ ]

To the parties to the
Registration Rights Agreement
dated as of February 22, 2000

Ladies and Gentlemen:

         Reference is made to the Registration Rights Agreement dated as of February 22, 2000 (the "Registration Rights Agreement") among eVentures Group, Inc. and the persons and entities signatories thereto and each other person who has or shall become a party to the Registration Rights Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Registration Rights Agreement.

         The undersigned has acquired [       ] shares of Common Stock as
consideration with respect to [   ] shares of common stock of Internet Global
Services, Inc. The undersigned understands that upon execution of this joinder agreement, the undersigned will be deemed a Securityholder with all of the rights, privileges, duties and obligations of a Securityholder under the Registration Rights Agreement. In consideration of the covenants and agreements contained in the Registration Rights Agreement, the undersigned hereby confirms and agrees that it shall be bound as a Securityholder under the Registration Rights Agreement.

         This letter shall be construed and enforced in accordance with the laws of the State of Delaware.

                                               Very truly yours,

                                               [Merger Participant]


                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:

Acknowledged and Agreed
this ___ day of _________, 2000

eVENTURES GROUP, INC.


By
  -------------------------
   Name Stuart J. Chasanoff
   Title: Vice President of Business Development, Secretary and General Counsel

                                                                       Exhibit B
                                                to Registration Rights Agreement

                            FORM OF JOINDER AGREEMENT

                                             [     ], 200[ ]

To the parties to the
Registration Rights Agreement
dated as of February 22, 2000

Ladies and Gentlemen:

         Reference is made to the Registration Rights Agreement dated as of February 22, 2000 (the "Registration Rights Agreement") among eVentures Group, Inc. and the persons and entities signatories thereto and each other person who has or shall become a party to the Registration Rights Agreement as provided therein. Capitalized terms used herein and not defined have the meanings ascribed to them in the Registration Rights Agreement.

         The undersigned intends to acquire [      _] shares of Common Stock
from [          ], a Holder of Registrable Securities. The undersigned
understands that it is a condition to the effectiveness of such transfer that the undersigned agrees that it shall be bound, to the same extent and in the same manner as such Holder, by all of the provisions of the Registration Rights Agreement. In consideration of the covenants and agreements contained in the Registration Rights Agreement, the undersigned hereby confirms and agrees that it shall be bound, to the same extent and in the same manner as such Holder, by all of the provisions of the Registration Rights Agreement.

         This letter shall be construed and enforced in accordance with the laws of the State of Delaware.

                                            Very truly yours,

                                            [Qualified Transferee]


                                            By
                                              ----------------------------------
                                              Name:
                                              Title:

Acknowledged and Agreed
this ___ day of ________ , 200[ ]

eVENTURES GROUP, INC.


By
  -------------------------------
   Name:
   Title:

                                                                       EXHIBIT C
                                                     TO SHARE EXCHANGE AGREEMENT







-------------------------------------------------------------------------------






                          AGREEMENT AND PLAN OF MERGER



                                 by and between

                             EVENTURES GROUP, INC.,

                         INTERNET GLOBAL SERVICES, INC.,



                                       AND



                           IGS ACQUISITION CORPORATION








                         Dated as of February [  ], 2000






-------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February [ ], 2000, by and between eVentures Group, Inc. ("eVentures"), IGS Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of eVentures ("Parent"), and Internet Global Services, Inc., a Texas corporation (the "Company").

         WHEREAS, eVentures owns all of the issued and outstanding capital stock of Parent; and

         WHEREAS, on the date hereof, Parent has consummated the purchase of 6,503,672 shares of common stock, par value $0.0005 per share (the "Company Common Stock") of the Company, representing approximately 95.00% of the issued and outstanding Company Common Stock, pursuant to that certain Share Exchange Agreement, dated as of February 22, 2000, among eVentures, Parent and certain stockholders of the Company (the "Share Exchange Agreement"); and

         WHEREAS, the respective Boards of Directors of Parent and the Company deem it advisable and in the best interests of their respective stockholders that each of Parent and the Company combine their businesses by the merger of the Company with and into Parent pursuant to Section 5.16 of the Texas Business Corporation Act (the "Act") upon the terms and subject to the conditions set forth herein (the "Merger"); and

         WHEREAS, pursuant to Section 5.13 of the Share Exchange Agreement, as promptly as reasonably possible following the closing under the Share Exchange Agreement, eVentures and Parent are required to effect the Merger;

         WHEREAS, for federal income tax purposes, it is intended that the two-step transaction, the first step of which shall be the exchange of shares pursuant to the Share Exchange Agreement and the second step of which shall be the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time the Company shall be merged with and into Parent, with Parent being the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of the Company shall thereupon cease. The Merger shall have the effects set forth in Article 5.06 of the Act.

 Section 1.2 Effective Time of the Merger. The Articles of Merger with respect to the Merger shall be filed with the Texas Secretary of State as promptly as reasonably possible following the Closing (as defined in the Share Exchange Agreement) and the Merger shall become effective upon the issuance by the Texas Secretary of State of the certificate of merger (the "Effective Time").

                                   ARTICLE II

                      PARENT AND THE SURVIVING CORPORATION

         Section 2.1 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Parent shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with such Articles and applicable law.

         Section 2.2 Bylaws of the Surviving Corporation. The Bylaws of Parent as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         Section 2.3 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Parent immediately prior to the Effective Time shall be directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholders' meeting of the Surviving Corporation and until their respective successors shall be duly elected or appointed and qualified. At the Effective Time, the officers of Parent immediately prior to the Effective Time shall, subject to the applicable provisions of the Articles of Incorporation and By-Laws of the Surviving Corporation, be the officers of the Surviving Corporation until their respective successors shall be duly elected or appointed and qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

         Section 3.1 Conversion of Shares. (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock owned by Parent) shall be converted at the Effective Time into the right to receive (i) immediately following the Merger, the number of shares of common stock, par value $0.00002 per share ("eVentures Common Stock"), of eVentures equal to the number of shares of eVentures Common Stock that the holder of such share of Company Common Stock would have received pursuant to Section 2.5(a) of the Share Exchange Agreement, plus (ii) at the time of the issuance of the Stockholder Adjustment Shares pursuant to Section 2.6 of the Share Exchange Agreement, the number of shares of eVentures Common Stock equal to the number of shares of eVentures Common Stock that the holder of such share of Company Common Stock would have received pursuant to Section 2.6(c) of the Share Exchange Agreement, plus (iii) at the time of the termination of the Escrow Agreement, dated as of March [ ], 2000, among eVentures, Parent and

David Link, as Stockholder Representative (the "Escrow Agreement"), the number of shares of eVentures Common Stock that the holder of such share of Company Common Stock would have received with respect to such share of Company Common Stock pursuant to Section 18 of the Escrow Agreement, in each case calculated as if such holder had been a Stockholder exchanging such share of Company Common Stock pursuant to the Share Exchange Agreement, except that the number of "Shares" used in determining the "Stockholder Adjustment Shares" shall be the number of shares of Company Common Stock held by Persons other than Parent (the "Merger Consideration");

         (b) Each share of Company Common Stock held by Parent or held in the treasury of the Company shall be canceled and retired and cease to exist, and no shares of eVentures Common Stock shall be issued in exchange therefor; and

         (c) Each share of common stock, par value $0.001 per share, of Parent shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation.

         (d) Following the Effective Time, each certificate previously representing shares of Company Common Stock shall represent the shares of eVentures Common Stock into which such shares of Company Common Stock have been converted. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of eVentures Common Stock (plus cash in lieu of the fractional shares, if any, pursuant to Section 3.5) issued in consideration therefor upon the surrender of such certificate in accordance with the provisions hereof.

         (e) Pursuant to the consents received by Parent and the Company in connection with the closing under the Share Exchange Agreement, following the Effective Time, each outstanding option to purchase shares of Company Common Stock (the "Company Options"), shall be converted into an option (the "eVentures Options") issued under eVentures' 1999 Omnibus Securities Plan to purchase the number of shares of eVentures Common Stock equal to the number of shares the holder of such option would have received pursuant to Section 2.2 of the Share Exchange Agreement if such holder had been a Stockholder exchanging the shares of Company Common Stock underlying such option pursuant to the Share Exchange Agreement (rounded down to the nearest whole number). The eVentures Options shall have an exercise price of $12.00 per share of eVentures Common Stock and shall vest in accordance with the following schedule: 1/3 of such options will vest on September 30, 2000; 1/3 of such options will vest on the first anniversary of the Closing Date; and 1/3 of such options will vest on the second anniversary of the Closing Date.

         (f) Each warrant to purchase shares of Company Common Stock outstanding at the Effective Time (the "Company Warrants"), shall be converted into warrants to purchase eVentures Common Stock in accordance with the terms of such warrants.

         Section 3.2 Exchange of Certificates. (a) No later than the Effective Time, the Company shall make available,and each holder of shares of Company Common Stock (the "Company Stockholders") will be entitled to receive, upon surrender to the Company or its transfer agent of one or more certificates representing shares of Company Common Stock for cancellation, certificates representing the number of shares of eVentures Common Stock into which such shares of Company Common Stock are converted in the Merger. The shares of eVentures Common Stock into which such shares of Company Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

         (b) As soon as reasonably practicable after the Effective Time, the Company shall mail to each holder of record, other than Parent, of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Company), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of eVentures Common Stock. Upon surrender of a Certificate for cancellation to the Company together with such letter of transmittal, duly executed, each Company Stockholder shall be entitled to receive in exchange therefor a certificate or certificates representing that number of whole shares of eVentures Common Stock that such Company Stockholder has the right to receive in respect of the shares of Company Common Stock represented by the Certificates surrendered pursuant to the provisions of this Section 3.2(b) (plus cash in lieu of the fractional shares, if any, pursuant to Section 3.4).

         (c) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and execution and delivery of a customary indemnity by the person claiming such Certificate to be lost, stolen or destroyed, the Company will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate a certificate representing the number of shares of eVentures Common Stock which such person has the right to receive in respect of the shares of Company Common Stock represented by such lost, stolen or destroyed certificate (plus cash in lieu of fractional shares, if any, pursuant to Section 3.4).

         (d) At and after the Effective Time, the holders of Certificates shall cease to have any rights as stockholders of the Company, except for the right to surrender such Certificates in exchange for shares of eVentures Common Stock as provided hereunder.

         Section 3.3 Transfer Taxes. If any certificates for any shares of eVentures Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Company any transfer or other taxes required by reason of the issuance of certificates for such shares of eVentures Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Company that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party hereto shall be liable to Company Stockholder for any shares of eVentures Common Stock or dividends thereon or, in accordance with Section 3.4 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws.

         Section 3.4 No Fractional Securities. No certificates or scrip representing fractional shares of eVentures Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article III and no dividend, stock split or other change in the capital structure of eVentures shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each Company Stockholder who would otherwise have been entitled to a fraction of a share of eVentures Common Stock upon surrender of Certificates for exchange pursuant to this Article III shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Market Price. For purposes of this Agreement, "Market Price" shall mean the average of the closing bid and ask prices for shares of Parent Common Stock on the OTC Bulletin Board--Registered Trademark-- (or, if the principal market for eVentures Common Stock is another market, then the average of the closing bid and ask prices for shares of eVentures Common Stock on such other market) for the 30-day period ending five days prior to the Closing Date; provided, however, if such average is less than $6.00, the Market Price shall be $6.00 and if such average is greater than $40.00, the Market Price shall be $40.00.

         Section 3.5 Dissenting Stockholders. The Parent covenants and agrees that it will cause the Surviving Corporation to comply with the provisions of
Section 5.16 E. of the Act with respect to dissenting stockholders.

         Section 3.6 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock or options shall thereafter be made. If, after the Effective Time, Certificates are presented to the Company, they shall be canceled and exchanged for the Merger Consideration in accordance with Section 3.1, subject to applicable law in the case of shares held by Dissenting Stockholders. From and after the Effective Time, no shares of Company Common Stock shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto except as provided herein or by law.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         Section 4.1 Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Company, to:

                 Internet Global Services, Inc.
                 12200 Stemmons, Suite 315
                 Dallas, Texas  75234
                 Attention:   David N. Link
                 Telephone:  (972) 247-3883
                 Facsimile Number:  (972) 247-3870
         with a copy to:

                 Gardere & Wynne, L.L.P.
                 1601 Elm Street, Suite 3000
                 Dallas, Texas   75201
                 Attention:  C. Robert Butterfield
                 Telephone:  (214) 999-4534
                 Facsimile Number:  (214) 999-3534

         If to Parent or eVentures, to:

                 eVentures Group, Inc.
                 One Evertrust Plaza, 8th Floor
                 Jersey City, New Jersey  07302
                 Attention:  Vice President and Chief Executive Officer
                 Telephone:  (201) 200-5515
                 Facsimile Number:  (201) 200-5532

         with a copy to:

                  eVentures Group, Inc.
                  c/o HW Partners, L.P.
                  4000 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas  75201
                  Attention:  Stuart Chasanoff,
                  Vice President and General Counsel
                  Telephone:  (214) 720-1608
                  Facsimile Number:  (214) 720-1667

          and to:

                  White & Case LLP
                  200 S. Biscayne Blvd. Suite 4900
                  Miami, FL 33131
                  Attention:  Thomas E Lauria
                  Telephone:  (305) 371-2700
                  Facsimile Number:  (305) 358-5744

         Section 4.2 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 4.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise.

         Section 4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 4.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         Section 4.7 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized as of the date first above written.



                                         INTERNET GLOBAL SERVICES, INC.



                                         By.
                                            ------------------------------------
                                              Name:
                                              Title:


                                         IGS ACQUISITION CORPORATION



                                         By.
                                            ------------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT D
                                                     TO SHARE EXCHANGE AGREEMENT


                        FORM OF NON-COMPETITION AGREEMENT


         This Agreement is made as of the [ ] day of March, 2000 by and between IGS Acquisition Corporation, a Texas corporation with its principal office at 12200 Stemmons, Suite 315, Dallas, Texas 75234 (the "Company"), and [
], an individual residing at the address shown on the signature page hereof ("Employee").

         WHEREAS, Employee is an employee of the Company who, during the course of such employment, will be working on and have access to certain confidential information, processes, technical data, trade secrets and other know-how of a confidential nature belonging to the Company;

         WHEREAS, the Company and Employee wish to enter into certain covenants to preserve and foster their respective business interests; and

         WHEREAS, the Company desires to acquire all rights to inventions, improvements and discoveries made or conceived by Employee during his employment with the Company (the "Employment Period").

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, and in consideration of the Company's employment of Employee and of the wages or salary paid or agreed to be paid to Employee, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. Inventions and Trade Secrets. (a) Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, ideas, concepts improvements, discoveries, formulae, techniques, processes and methods, whether patentable or not registerable under patent, copyright or similar statutes, know-how, show-how, computer software, programs, databases, data algorithms, applications and code (the "Developed Information") which are conceived, developed, learned or made by Employee, solely or jointly with another person or persons, during the Employment Period or within one (1) year thereafter, and which are related to the business or activities of the Company or its subsidiaries, or which the Employee conceived as a result of his employment by the Company or any of its subsidiaries. The Employee hereby assigns and agrees to take all steps requested by the Company necessary to assign all of his right, title and interest therein to the Company or its nominee free and clear of all liens and encumbrances. To the extent that any of the Developed Information is entitled to copyright protection under the Copyright Act of 1976, as amended (the "Copyright Act") such information shall be deemed to be "works made for hire." To the extent such information is not deemed to be "works made for hire" as defined in the Copyright Act, Employee hereby assigns all right, title and interest therein to the Company. Whenever requested to do so by the Company, the Employee shall execute any and all applications, assignments or other instruments and take such other actions that the Company shall deem necessary to apply for and obtain Letters of

Patent of the United States or any foreign country or to otherwise protect and/or register the Company's rights, title and interest therein, with the applicable authorities.

                  (b) Employee agrees that he will not, during or after the Employment Period, disclose the specific terms of this Agreement or of the Company's relationships or agreements with its significant vendors or customers or any other trade secrets of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as is disclosed in the ordinary course of the Company's business, unless compelled by a court order upon written advice of counsel and/or register with the applicable authorities.

                  (c) Employee acknowledges that the Company and its affiliates will be the sole owner of all trademarks, service marks, patents, copyrights, trade secrets, business names and all other intellectual property of the Company (including, without limitation, the Developed Information) and will not contest the Company's or its affiliates ownership of all right title and interest therein or challenge the validity thereof.

         Section 2. Employee shall promptly communicate and disclose to the Company all other information, observations and data relating to the business of the Company obtained by him during the Employment Period. All written materials, records and documents made by Employee or coming into his possession during the Employment Period concerning any inventions, products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or any of its subsidiaries or affiliates, or otherwise concerning the business, operations or affairs of the Company or any of its subsidiaries or affiliates, shall be the property of the Company. Upon the request of the Company, Employee shall promptly deliver the same to the Company. Employee agrees to render such reports to the Company of the activities of the business undertaken by him or conducted under his direction as the Company may reasonably request.

         Section 3. Employee shall hold in strict confidence and shall not at any time during the Employment Period or thereafter, communicate or disclose to any person or entity, or use for his own account, without the prior written consent of the Company, any of the inventions, any information, observations, data, written materials, records and documents covered by Section 2, or any other processes, equipment or products of the Company, or other information concerning its business, operations or affairs or, concerning the business, operations or affairs of its subsidiaries or affiliates, suppliers, or customers (including without limitation customer lists) except any of the same which was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which Employee is bound).

         Section 4. Employee agrees that for the period commencing on the date hereof and ending on the second anniversary of the date on which the Employment Period is terminated (the "Non-Competition Period"), the Employee shall not serve as or be a consultant to or employee, officer, agent, director or owner of more than three percent (3%) of another corporation, partnership or other entity that competes with the Business of the Company within the United States. The "Business" of the Company shall mean the actual or intended business of the Company during and throughout the Employment Period. As of the date hereof, the Business of the Company includes, without limitation, the provision of internet service, long-distance telephone service, web page design consulting services, the sale of prepaid calling cards for long-distance telephone access, and various other related products and services. It is expressly agreed that the Business of the Company shall also include any and all future products and services in which the Company, or any subsidiary or affiliate, heretofore engages. Employee further agrees that during the Non-Competition Period, he shall not (i) recruit, solicit or induce, any employee or employees of the Company or its affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliates or hire or assist another person or entity to hire any employee of the Company or its affiliates or any person who within twelve (12) months before had been an employee of the Company or its affiliates and were recruited or solicited for such employment or other retention while an employee of the Company, provided, however, that solicitation shall not include any of the foregoing activities engaged in with the prior written approval of the Board of Directors of the Company and (ii) solicit, induce or influence any supplier, customer, agent, consultant or other person or entity that has a business relationship with the Company or its affiliates to discontinue, reduce or modify such relationship with the Company or such affiliate.

         Section 5. Employee agrees and acknowledges that the Company and its affiliates would be irreparably injured by a breach of this Agreement and that the Company or its affiliates shall be entitled to an injunction restraining the Employee from any actual or threatened breach of this Agreement. It is understood and agreed that money damages would not be sufficient remedy for any breach of this Agreement by Employee and that the Company or its affiliates shall be entitled to specific performance and injunctive relief as remedies for any such breach or to any other appropriate equitable remedy without bond or other security being required. Such remedies shall not be deemed to be the exclusive remedies for the breach of this Agreement by the Employee, but shall be in addition to all other remedies available at law or in equity to the Company or its affiliates. It is hereby acknowledged that the provisions of this
Section 5 are for the benefit of the Company and all of the affiliates of the Company and each such entity may enforce the provisions of this Section 5 and only the applicable entity can waive the rights hereunder with respect to its confidential information and employees.

         Section 6. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties hereto undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

         Section 7. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Venue shall properly and exclusively lie in Dallas, Texas for any and all actions arising out of or in any way relating to this Agreement. The Company and the Employee hereby irrevocably submit to the jurisdiction of the state or federal courts located in Texas in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.

         Section 8. The masculine pronoun, wherever used herein, shall be construed to include the feminine and the neuter, where appropriate.

         Section 9. This Agreement contains the entire agreement between the parties relating to the subject matter and supersedes and cancels all prior or collateral agreements, proposals and understandings, whether written or oral, relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.




IGS ACQUISITION CORPORATION             EMPLOYEE:


By:                                     Signature:
   ------------------------------                 ------------------------------

Name:                                   Address:
     ----------------------------               --------------------------------

Title:
      ---------------------------       ----------------------------------------

                                                                       EXHIBIT E
                                                     TO SHARE EXCHANGE AGREEMENT


                          FORM OF EMPLOYMENT AGREEMENT


                  This Agreement is made as of the [   ] day of February, 2000
between Internet Global Services, Inc., a Texas corporation, with offices at 12200 Stemmons, Suite 315, Dallas, Texas 75234 (the "Company"), and
[              ], an individual residing in the State of [Texas] (the
"Employee").

                                 R E C I T A L S

                  WHEREAS, the Company desires to secure the services and employment of the Employee on behalf of the Company, and the Employee desires to enter into employment with the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

                  1. Employment. The Company hereby employs the Employee as
[                           ] of the Company, and the Employee accepts such
employment for the term of employment specified in Section 3 below. During the Employment Term (as defined below), the Employee shall serve as
[                                ], performing such duties as shall be
reasonably required of such an employee of the Company, and shall have such other powers and perform such other additional executive duties as may from time
to time be assigned to him by the [                        ] or such other
person designated by the senior management or the Board of Directors of the Company. The Company acknowledges that the Employee's primary place of business shall be Dallas, Texas and the Employee acknowledges that in performance of his duties hereunder, the Employee shall be required to travel to the Company's facilities located throughout the United States.

                  2. Performance. The Employee will serve the Company faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

                  3. Employment Term. The employment term shall begin on the date of this Agreement and continue until and as set forth on Schedule 3, unless earlier terminated pursuant to Section 6 below (the "Term").

                  4. Compensation.

                  (a) Salary. During the Term, the Company shall pay the Employee the base salary set forth on Schedule 4(a), with such increases thereto as shall be in the sole discretion of the Board of Directors of the Company. The base salary shall be payable in accordance with current Company procedures and shall be subject to applicable withholding for taxes and the base salary shall not be decreased by any amount or for any reason other than pursuant to Section 7.

                  (b) Incentive Cash Compensation. For each fiscal year of the Company or portion thereof during the Term, the Employee shall be eligible for discretionary bonuses payable by the Company on such terms and conditions, and subject to such standards, as shall be determined from time to time, in the sole discretion of the Board of Directors or the compensation committee of the Company.

                  (c) Stock Options and Other Non-Cash Incentive Compensation.

                           (i) During the Term, the Employee shall be eligible
for discretionary non-cash awards pursuant to the Company's stock incentive plan and payable by the Company on such terms and conditions, and subject to such standards, as shall be determined from time to time, in the sole discretion of the Board of Directors or the compensation committee of the Company. All awards referred to in this Section 4(c)(i) shall have the terms and conditions as set forth in any award agreement pursuant to which such non-cash awards are granted. All awards will immediately vest upon the following enumerated events: (1) the Company terminates the Employee's employment hereunder without "cause" as provided in Section 6(c), or (2) the Employee terminates his employment hereunder for Good Reason as provided in Section 6(e).

                           (ii) During the Term, the Employee shall be eligible
to participate in the Company's 1999 Omnibus Securities Plan adopted and approved as of September 22, 1999, as amended October 14, 1999, and to receive awards of options thereunder issued by the Company on such terms and conditions, and subject to such standards, as shall be determined from time to time, in the sole discretion of the Board of Directors or the compensation committee of the Company. All awards will immediately vest upon the following enumerated events:
(1) the Company terminates the Employee's employment hereunder without "cause" as provided in Section 6(c), (2) the Employee terminates his employment hereunder for Good Reason as provided in Section 6(e) or (3) a Change in Control occurs.

                  (d) Medical and Dental Health and Other Benefits. During the Term, the Employee shall be entitled to medical and dental health and other benefits in accordance with the current Company procedures with respect to its executive level employees.

                  (e) Vacation; Sick Leave. During the Term, the Employee shall be entitled to up to four weeks of vacation and shall be entitled to sick leave in accordance with the current Company procedures with respect to its executive level employees.

                  (f) For purposes of this Section 4, the term "Change in Control" shall mean the occurrence of any of the following: (1) any "person" as such term is used in Sections 13(d) and

14(d) of the Securities Exchange Act of 1934 ("Act") (other than (a) Permitted Assignees, (b) the Company, (c) any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (d) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company, or (e) any entity holding non-participating shares of an entity which is a stockholder of the Company or which owns or controls, directly or indirectly, a stockholder of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities. Permitted Assignees shall mean the holders of the equity securities (whether or not voting) of any shareholder of the Company owning more than fifteen percent (15%) of the Company on the date after the date of execution of this Agreement; (2) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3), or (4) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (3) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; and provided, further, a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary or another entity) and in which the Board of the Company after giving effect to the merger or consolidation is comprised of a majority of members who are either (x) directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board of the Company by the Company (or its Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control of the Company; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a dividend in kind or spinoff type transactions, directly or indirectly, of such assets to the stockholders of the Company.

                  5. Expenses. The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board from time to time and upon receipt of appropriate documentation.

                  6. Termination. The employment of the Employee hereunder shall automatically terminate at the end of the Term. The employment of the Employee hereunder may also be terminated prior to the end of the Term under the following circumstances:

                  (a) Death or Disability. The Term of employment shall terminate upon the death or Disability of the Employee. For purposes of this Agreement, "Disability" occurs if the Employee is unable to perform his duties, pursuant to this Agreement, on a full-time basis because of mental or physical incapacity, including, without limitation, alcoholism or drug abuse, which requires a leave of absence in excess of 90 days during any calendar year. In the event the Employee is a "Qualified Individual with a Disability", as defined in the Americans with Disabilities Act, the Company shall not terminate the Employee's employment hereunder if the Employee is able to perform the essential functions of the Employee's job with reasonable accommodation from the Company.

                  (b) With "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon the occurrence of any of the following: (i) embezzlement, theft or other misappropriation of any property of the Company or any of its subsidiaries by the Employee, (ii) gross or willful misconduct by the Employee resulting in substantial loss to the Company or any of its subsidiaries or substantial damage to the reputation of the Company or any of its subsidiaries, (iii) any act by the Employee involving moral turpitude which results in a conviction of, or a pleading nolo contendere to, a felony or other crime involving moral turpitude, fraud or misrepresentation, (iv) willful and continued failure or neglect by the Employee to substantially perform his assigned duties to the Company or any of its subsidiaries, (v) gross breach of the Employee's fiduciary obligations to the Company or any of its subsidiaries, (vi) any chemical dependence which materially affects the performance of the Employee's duties and responsibilities to the Company or any of its subsidiaries, or (vii) commission of a felony or a crime by the Employee involving moral turpitude or the commission of any other significant act by the Employee involving dishonesty, disloyalty or fraud with respect to the Company; provided that in the case of the misconduct set forth in clauses (iv) and (vi) above, such misconduct shall continue for a period of 15 days following written notice thereof by the Company to the Employee.

                  (c) Without "Cause." Notwithstanding any provisions of this Agreement to the contrary, the Company may terminate the Employee's employment hereunder for any reason other than those specified in the foregoing paragraphs
(a) and (b), or for no reason, at any time during the Term, effective upon delivery of two (2) day's notice by the Company.

                  (d) Voluntary resignation. The Employee may terminate his employment hereunder at any time during the Term subject only to the requirement that the Employee shall provide the Company with a minimum of thirty (30) days prior written notice.

                  (e) With "Good Reason." Notwithstanding any provision of this Agreement to the contrary, the Employee may terminate his employment hereunder for Good Reason, subject to the requirement that the Employee shall provide the Company with a minimum of two (2) weeks prior written notice. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate his employment hereunder upon the occurrence, without the Employee's written consent, of any of the following: (i) a significant change in the nature or scope of the Employee's duties from those described in Section 1 above, including a material demotion or any assignment of duties materially and
adversely inconsistent with Employee's position as [           ] (except in
connection with the termination of Employee's employment for Cause or due to Disability or as a result of Employee's death, or temporarily as a result of Employee's illness or other absence); (ii) a failure by the Company to pay to the Employee any amounts due under this Agreement in accordance with the terms hereof, which failure is not cured within fifteen (15) days following receipt by the Company of notice from the Employee of such failure; (iii) any other material breach by the Company of this Agreement that remains uncured for fifteen (15) days after written notice thereof by the Employee to the Company; or (iv) if the Company requires the Employee to relocate to an area more than twenty-five (25) miles from the location of his office immediately prior to the date first written above, and the Employee declines to so relocate.

                  7. Compensation upon Termination. The Employee shall be entitled to the following compensation from the Company, in lieu of all other sums owed or payable to the Employee hereunder, upon the termination of the Employee's employment during the Employment Term of this Agreement.

                  (a) Death or Disability. In the event of the death or Disability of the Employee during the Term of this Agreement, except for amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to the Employee or his estate, in accordance with the provisions of Section 4 or otherwise, for the periods after the date the Employee's employment with the Company terminates on account of death or Disability.

                  (b) With Cause. In the event that the Employee's employment is terminated by the Company for Cause, except for the amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to the Employee, in accordance with the provisions of Section 4 or otherwise, for the periods after the date the Employee's employment with the Company terminates.

                  (c) Without Cause. In the event that the Employee's employment is terminated by the Company without Cause at any time during the Term, or in the event the Company gives the Employee written notice, as provided in Schedule 3, that the Company does not intend to extend the Term upon the current expiration date thereof, the Employee shall be entitled to receive upon delivery to the Company of a general release and waiver releasing the Company of all claims of the Employee (1) an amount equal to his base salary, then in effect, for the remainder of the Term or for six months, whichever is longer (the "Severance Period"), such amount to be payable, at the Company's option, in a lump sum on the date of termination or the date on which the Term expires, as the case may be, or ratably over the Severance Period and (2) the amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company pursuant to Section 4.

                  (d) Voluntary Resignation. In the event that the Employee's employment is terminated by the Employee pursuant to Section 6(d), except for amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company pursuant to Section 4, the Company shall have no obligation to make payments to the Employee, in accordance with the provisions of Section 4 or otherwise, for the periods after the date the Employee's employment with the Company terminates on account of voluntary resignation. Notwithstanding any provision of this Agreement to the contrary, if the Employee's employment with the Company terminates on account of voluntary resignation for Good Reason, the Employee shall be entitled to receive (1) an amount equal to his base salary, then in effect, for the Severance Period, such amount to be payable, at the Company's option, in a lump sum on the date of termination, or ratably over the Severance Period and (2) the amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company pursuant to Section 4.

                  8. Non-Competition and Non-Solicitation.

                  (a) (i) The Employee acknowledges that as a result of his employment by the Company, the Employee will acquire knowledge of the trade and proprietary and confidential information as to the Company and its Affiliates and will create relationships with customers, suppliers and other persons dealing with the Company and its Affiliates and the Company and its Affiliates will suffer substantial damage, which would be difficult to ascertain and is not compensable by monetary damages, if the Employee should use such trade secrets or other proprietary and confidential information or take advantage of such relationship and that because of the nature of the information that will be known to the Employee and the relationships created, it is necessary for the Company and its Affiliates to be protected by the prohibition against Competition as set forth herein.

                      (ii) The Employee acknowledges that the retention of nonclerical employees employed by the Company and its Affiliates in which the Company and its Affiliates have invested training and depends on for the operation of their businesses is important to the businesses of the Company and its Affiliates, that the Employee will obtain unique information as to such employees and will develop unique relationships with such persons as a result of being an employee of the Company and, therefore, it is necessary for the Company and its Affiliates to be protected from the Employee's Solicitation (as defined below) of such employees as set forth below.

                      (iii) The Employee acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the businesses of the Company and its Affiliates and that part of the compensation paid under this Agreement and the agreement to pay compensation upon termination in certain instances is in consideration for the agreements in this Section 8.

                  (b) For the purposes of this Agreement, "Competition" shall mean: participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States of America, or in any country where the Company or its Affiliates do business) in a Competing Business (as defined below); provided, however, that such participation shall not include (i) the mere ownership of not more than three percent (3%) of the total outstanding stock of a publicly held company; or (ii) any activity engaged in with the prior written approval of the Board of Directors of the Company.

                  For the purposes of this Agreement, "Competing Business" shall mean any line of business engaged in by the Company and/or its subsidiaries and/or any entity in which the Company and/or its subsidiaries holds securities (other than entities in which the Company or its subsidiaries make a nominal investment) (i) from time to time (while Employee is employed by the Company) or
(ii) at the time of termination (upon termination of Employee's employment).

                  For the purposes of this Agreement, "Affiliate" of the Company shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Company; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to the Company, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of the Company, whether through the ownership of voting securities or partnership interests, by contract or otherwise.

                  For purposes of this Agreement, "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

                  (c) For purposes of this Agreement, "Solicitation" shall mean: recruiting, soliciting or inducing, of any nonclerical employee or employees of the Company or its Affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its Affiliates or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its Affiliates or any person who within twelve (12) months before had been a nonclerical employee of the Company or its Affiliates and were recruited or solicited for such employment or other retention while an employee of the Company, provided, however, that solicitation shall not include any of the foregoing activities engaged in with the prior written approval of the Board of Directors of the Company.

                  (d) If any restriction set forth with regard to Competition or Solicitation is found by any court of competent jurisdiction, or in arbitration, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any provision of this
Section 8 shall be declared to be invalid or unenforceable, in whole or in part, as a result of the foregoing, as a result of public policy or for any other reason, such invalidity shall not affect the remaining provisions of this
Section 8 which shall remain in full force and effect.

                  (e) During the Employment Term and for two (2) years following a termination of Employee's employment for any reason whatsoever, whether by the Company or by the Employee and whether or not with Cause, Good Reason or non-extension of the Term, the Employee will not engage in Solicitation.

                  (f) During the Term and for the Restricted Period (as hereafter defined) following a termination of Employee's employment, Employee will not enter into Competition with the Company. The "Restricted Period" shall mean (i) for a termination with Cause, two (2) years following the date of termination, (ii) for termination without Cause by the Company, or for Good Reason by the Employee, the period in which the Company is making payments to Employee as specified in Section 7 above, (iii) for termination as a result of the voluntary resignation by the Employee without Good Reason, one (1) year from the date of termination, and (iv) for termination as a result of the Company giving Employee written notice, as provided in Schedule 3, that the Company does not intend to extend the Term upon the current expiration date thereof, six (6) months following the date of termination.

                  (g) In the event of a breach or potential breach of this
Section 8, Employee acknowledges that the Company and its Affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its Affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this
Section 8 enforced. It is hereby acknowledged that the provisions of this
Section 8 are for the benefit of the Company and all of the Affiliates of the Company and each such entity may enforce the provisions of this Section 8 and only the applicable entity can waive the rights hereunder with respect to its confidential information and employees.

                  (h) Furthermore, in addition to and not in limitation of any other remedies provided herein or at law or in equity, in the event of breach of this Section 8 by the Employee, while he is receiving amounts under Section 7(c) or (d) hereof, the Employee shall not be entitled to receive any future amounts pursuant to Section 7(c) or (d) hereof and shall reimburse the Company for any amounts previously paid to the Employee pursuant to Section 7(c) or (d) hereof.

                  9. Confidential Information, Inventions and Trade Secrets. As a condition to the effectiveness of this Agreement, the Employee shall enter into a Confidential Information and Invention Assignment Agreement, substantially in the form of Annex A attached hereto.

                  10. Arbitration

                  (a) (i) Any dispute, controversy or claim arising out of, relating to, or in connection with, this contract, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Dallas, Texas. Notwithstanding Section 12(c), the arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 et seq.

                  (ii) The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint an arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within 30 days of receipt of the Request by the Respondent, either party has not appointed an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within 30 days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator or, in the event of a failure by a party to appoint, within 30 days after the American Arbitration Association has notified the parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties of the appointment, the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

                  (iii) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award shall include an award of costs, as set forth in Section 10(iv) below, including the costs and expenses of the arbitration. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. A request for interim measures by a party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

                  (iv) Enforcement Costs. In the event that either the Company or the Employee initiates an arbitration, in accordance with this Section 10, to enforce any provision or term of this Agreement, the costs and expenses of the arbitration (excluding attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such arbitration is concluded pursuant to an order, award or final judgment of the arbitrators which is not subject to a modification, an appeal, a settlement agreement or a dismissal of the principle claims. Each party shall pay its own attorney's fees.

                  11. Notice. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Employee:

                  [                       ]
                   -----------------------

                   -----------------------

                   -----------------------


                  If to the Company:

                  IGS Acquisition Corporation
                  12200 Stemmons, Suite 315
                  Dallas, Texas  75234

                  Attention:   David N. Link
                  Telephone:  (972) 247-3883
                  Facsimile Number:  (972) 247-3870

                  12. General.

                  (a) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated therein.

                  (b) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.

                  (c) Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation, construction, performance and effect, by the laws of the State of Texas applicable to contracts executed and to be performed entirely within said State.

                  (d) Binding Effect. This Agreement is for the employment of the Employee, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

                  (e) Entire Agreement; Modification. This Agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

                  (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

                  (g) Survival. The covenants set forth in Sections 6, 8 and 9 of this Agreement shall survive and shall continue to be binding upon Employee notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Sections 6, 8 and 9 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants. It is expressly agreed that the remedy at law for the breach or any such covenant is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                        IGS ACQUISITION CORPORATION

                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        EMPLOYEE

                                        ---------------------------
                                        [                        ]
                                         ------------------------

                                     JOINDER



         eVentures Group, Inc. joins in this Employment Agreement for the sole purpose of undertaking to perform the Company's obligations set forth in Sections 4, 5 and 7 thereof, and has hereunto executed this Agreement this ____day of _____________, 2000.



                                        eVENTURES GROUP, INC.



                                        By:
                                           ------------------------------------
                                           Name:  Stuart J. Chasanoff
                                           Title: Vice President of Business
                                                  Development, Secretary and
                                                  General Counsel

                                                                      SCHEDULE 3
                                                         to Employment Agreement


                                 Employment Term

         The initial term of this Agreement shall be two years and such initial term shall be automatically extended for subsequent one-year terms unless either party gives written notice of its intention not to extend the Employment Term at least 90 days prior to the end of the initial two year term or any additional one year term.

                                                                   SCHEDULE 4(A)
                                                         to Employment Agreement




                                   Base Salary

                                                                         ANNEX A
                                                         to Employment Agreement


         This CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is made between eVentures Group, Inc. (the "Company") and the undersigned employee.

         In consideration of my employment with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or Affiliates of the Company), the receipt of confidential information while associated with the Company, and other good and valuable consideration, I, the undersigned individual, agree that:

         1. Term of Agreement. This Agreement shall continue in full force and effect for the duration of my employment by the Company (the "Period of Employment") and shall continue thereafter until terminated through a written instrument signed by both parties.

         2. Confidentiality.

                  (a) Definitions. "Proprietary Information" is all information and any idea whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its Affiliates, or its employees, clients, consultants, or business associates, which was produced by any employee or consultant of the Company in the course of his or her employment or consulting relationship with the Company or otherwise produced or acquired by or on behalf of the Company. All Proprietary Information not generally known outside of the Company's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

                           (i) formulas, research and development techniques, processes, trade secrets, computer programs, software, hardware, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects.

                           (ii) information about pricing, costs, profits, markets, sales, contracts and lists of customers, and distributors;

                           (iii) business, financial, marketing, and strategic plans;

                           (iv) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics, data, and agreements; and

                           (v) employee personnel files and compensation information.

                  Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

                  (b) Existence of Confidential Information. The Company owns and has developed and compiled, and will continue to develop and compile, certain trade secrets, proprietary techniques and other Confidential Information which have great value to its business. This Confidential Information includes not only information disclosed by the Company to me, but also information developed or learned by me during the course of my employment with the Company.

                  (c) Protection of Confidential Information. I will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties and for the benefit of the Company, any of the Company's Confidential Information, at any time during or after my employment with the Company. In the event I desire to publish the results of my work for the Company through literature or speeches, I will submit such literature or speeches to the President of the Company at least ten (10) days before dissemination of such information for a determination of whether such disclosure may alter trade secret status, may be highly prejudicial to the interests of the Company, or may constitute an invasion of its privacy. I agree not to publish, disclose or otherwise disseminate such information without prior written approval of the President of the Company. I acknowledge that I am aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

                  (d) Delivery of Confidential Information. Upon request or when my employment with the Company terminates for any reason, I will immediately deliver to the Company all copies of any and all materials and writings received from, created for, or belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

                  (e) Location and Reproduction. I shall maintain at my work station and/or any other place under my control only such Confidential Information as I have a current "need to know." I shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. I shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of the Company for reproduction.

                  (f) Prior Actions and Knowledge. I represent and warrant that, from the time of my first contact with the Company, I have held in strict confidence all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

                  (g) Third-Party Information. I acknowledge that the Company has received and in the future will receive from third parties their confidential information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that, during the Period of Employment and thereafter, I will hold all such confidential information in the strictest confidence and not to disclose or use it, except as necessary to perform my obligations hereunder and as is consistent with the Company's agreement with such third parties.

                  (h) Third Parties. I represent that my employment with the Company does not and will not breach any agreements with or duties to a former employer or any other third party. I will not disclose to the Company or use on its behalf any confidential information belonging to others and I will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

         I acknowledge that the Company would not hire me or give me access to Confidential or Proprietary Information, but for my covenants contained in this
Section 2.

         3. Proprietary Rights, Inventions and New Ideas.

                  (a) Definition. The term "Subject Ideas or Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing that, whether or not patentable, which are conceived, developed or created which: (i) relate to the Company's current or contemplated business or activities; (ii) relate to the Company's actual or demonstrably anticipated research or development; (iii) result from any work performed by me for the Company no matter where the work is or was performed; (iv) involve the use of the Company's equipment, supplies, facilities or trade secrets; (v) result from or are suggested by any work done by the Company or at the Company's request, or any projects specifically assigned to me; or (vi) result from my access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, Confidential Information, equipment, or other materials (collectively, "Company Materials").

                  (b) Company Ownership. All right, title and interest in and to all Subject Ideas and Inventions, including but not limited to all registrable and patent rights which may subsist therein, shall be held and owned solely by the Company, and where applicable, all Subject Ideas and Inventions shall be considered works made for hire. I shall mark all Subject Ideas and Inventions with the Company's copyright or other proprietary notice as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company's rights therein. In the event that the Subject Ideas and Inventions shall be deemed not to constitute works made for hire, or in the event that I should otherwise, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Subject Ideas and Inventions, I agree to assign to the Company, without further consideration, my entire right, title and interest in and to each and every such Subject Idea and Invention.

                  (c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Subject Ideas and Inventions and their development made by me (solely or jointly with others) during the term of my employment with the Company. These records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times. I agree that all copies of any documents or materials related to Subject Ideas and Inventions will remain with the Company after my termination (for whatever reason).

                  (d) Determination of Subject Ideas and Inventions. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing ("Intellectual Property"), that I do not believe to be a Subject Idea or Invention, but that is conceived, developed, or reduced to practice by the Company (alone by me or with others) during the Period of Employment and for one
(1) year thereafter, shall be disclosed promptly by me to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the Intellectual Property is a Subject Idea or Invention subject to this Agreement.

                  (e) Access. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by me, or whether they result from my access to Confidential Information or Company Materials, I agree that any Subject Idea and Invention shall, among other circumstances, be deemed to have resulted from my access to Company Materials if: (i) it grew out of or resulted from my work with the Company or is related to the business of the Company, and (ii) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by me or with my significant aid, within one (1) year after termination of the Period of Employment.

                  (f) Assistance. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights or registrations on said Subject Ideas and Inventions in any and all countries, and to that end will execute all documents necessary:

                           (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                           (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and

                           (iii) to cooperate with the Company (but at the Company's expense) in any enforcement or infringement proceeding on such letters patent, copyright or other analogous protection.

                  (g) Authorization to Company. In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to a Subject Idea and Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas and Inventions in any and all countries shall continue beyond the termination of my relationship with the Company, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

                  (h) Exclusion. I acknowledge that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements which I desire to exclude from the operation of this Agreement. To the best of my knowledge, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between me and any other person (including any business or governmental entity).

                  (i) No Use of Name. I shall not at any time use the Company's name or any of the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the Company.

                  (j) Acknowledgment. I acknowledge that the Company would not hire me but for my covenants contained in these Sections.

         4. Representations and Warranties. I represent and warrant (i) that I have no obligations, legal, contractual, or otherwise, inconsistent with the terms of this Agreement or with my undertaking a relationship with the Company;
(ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) that I will not use in the performance of my responsibilities for the Company any materials or documents of a former employer; and (iv) that I have not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

         5. Termination Obligations.

                  (a) Upon the termination of my relationship with the Company (for whatever reason) or promptly upon the Company's request, I shall surrender to the Company all equipment, tangible Proprietary Information, Confidential Information, documents, books, notebooks, records, reports, notes, memoranda, drawings, sketches, models, maps, contracts, lists, computer disks (and other computer-generated files and data), any other data and records of any kind, and copies thereof (collectively, "Company Records"), created on any medium and furnished to, obtained by, or prepared by myself in the course of or incident to my employment, that are in my possession or under my control.

                  (b) My representations, warranties, and obligations contained in this Agreement shall survive the termination of my employment with the Company.

                  (c) Following any termination of the Period of Employment, I will fully cooperate with the Company in all matters relating to my continuing obligations under this Agreement.

                  (d) Upon the termination of my employment with the Company, and at all times thereafter, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

                  (e) Upon termination of the Period of Employment, I will execute a Certificate acknowledging compliance with this Agreement in the form reasonably provided by the Company.

         6. Injunctive Relief. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand that other legal and equitable action may be taken and remedies enforced against me.

         7. Modification. No modification of this Agreement shall be valid unless made in writing and signed by both parties. Any such writing may only be signed on behalf of the Company by the President of the Company.

         8. Binding Effect. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

         9. Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Dallas, Texas in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or any other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction; provided, however, that the arbitrator shall not have the power to alter or amend this Agreement.

         10. Governing Law. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of Texas (without reference to conflict of law principles).

         11. Integration. This Agreement sets forth the parties' mutual rights and obligations with respect to Proprietary Information, Confidential Information, prohibited competition, and intellectual property. It is intended to be the final, complete, and exclusive statement of the terms of the parties' agreements regarding these subjects. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to myself and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control unless changed in writing by the Company.

         12. Employment at Will. This Agreement is not an employment agreement. I understand that the Company may terminate my association or employment with it at any time, with or without cause, subject to the terms of any separate written employment agreement, if any, executed by a duly authorized officer of the Company.

         13. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

         14. Attorneys' Fees. Should either I or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to legal proceedings to enforce this Agreement, the prevailing party in such legal proceeding as determined by the arbitrator or other trier of fact, shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

         15. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         16. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either the Company or me (or by that party's successor), whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive that party's right to exercise any or all other rights and remedies. This Agreement will inure to the benefit of the Company and its successors and assigns.

         17. Nonwaiver. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either myself, if I am seeking to waive any of my rights under this Agreement, or by an officer of the Company (other than me) or some other person duly authorized by the Company.

         18. Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Employee:

                  [                       ]
                   -----------------------

                   -----------------------

                   -----------------------


                  If to the Company:

                           eVentures Group, Inc.
                           One Evertrust Plaza, 8th Floor
                           Jersey City, New Jersey  07302
                           Attention: Vice President and Chief Financial Officer
                           Telephone: (201) 200-5515
                           Facsimile Number: (201) 200-5532

                  with a copy to:

                           eVentures Group, Inc.
                           c/o HW Partners, L.P.
                           1601 Elm Street, 40th Floor
                           Dallas, Texas  75201
                           Attention: General Counsel
                           Telephone: (214) 720-1608
                           Facsimile Number: (214) 720-1667

                  and to:

                           White & Case LLP
                           200 S. Biscayne Blvd. Suite 4900
                           Miami, FL 33131
                           Attention: Thomas E Lauria
                           Telephone: (305) 371-2700
                           Facsimile Number: (305) 358-5744

         19. Date of Effectiveness. This Agreement shall be deemed effective as of the commencement of my employment with the Company.

         20. Agreement to Perform Necessary Acts. I agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         21. Assignment. This Agreement may not be assigned without the Company's prior written consent. The Company may assign its rights under this Agreement.

         22. Compliance with Law. I agree to abide by all federal, state, and local laws, ordinances and regulations.

         23. Employee Acknowledgment. I acknowledge that I have had the opportunity to consult legal counsel in regard to this Agreement, that I have read and understand this Agreement, that I am fully aware of its legal effect, and that I have entered into it freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement.



                                   *    *    *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

         CAUTION: THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS OF TRUST AND AFFECTS THE EMPLOYEE'S RIGHTS TO INVENTIONS AND OTHER INTELLECTUAL PROPERTY THE EMPLOYEE MAY DEVELOP DURING HIS OR HER EMPLOYMENT.

Dated:
      --------------------


                                                  ------------------------------
                                                  Employee Signature



                                                  ------------------------------
                                                  Printed Name of Employee

eVENTURES GROUP, INC.


By:
   -------------------------------
   Name:  Stuart J. Chasanoff
   Title: Vice President of Business Development,
          Secretary and General Counsel

                                                                       EXHIBIT F
                                                     TO SHARE EXCHANGE AGREEMENT


                 OPINION MATTERS FOR COUNSEL TO THE STOCKHOLDERS


         The opinion of counsel to the Company shall be addressed to eVentures Group, Inc. and IGS Acquisition Corporation and shall include the following opinions:

         (1) The Company and each of the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such Person has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (2) The duly authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, 6,195,644 shares of Company Common Stock are issued and outstanding as of the date hereof. All outstanding shares of capital stock of the Company and the Subsidiaries are duly authorized, validly issued and outstanding, fully paid and non-assessable. To our knowledge, there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements or commitments, contingent or otherwise, of any character providing for the purchase, redemption, acquisition, retirement, issuance or sale by the Company or any of the Subsidiaries of any shares of capital stock of the Company or any of the Subsidiaries or other securities exchangeable or convertible into capital stock of the Company or the Subsidiaries and there are no stock appreciation rights or phantom stock plans outstanding, in each case, other than as disclosed in Schedule 3.3 of the Share Exchange Agreement.

         (3) To the best of our knowledge, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against the Company or any of the Subsidiaries, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which might adversely affect the Company's performance under the Share Exchange Agreement or the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby.

         (4) Except as set forth in the schedules to the Share Exchange Agreement, to the best of our knowledge, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which might adversely affect the assets, properties, businesses, financial condition or results of operation of the Company.

                                                                       EXHIBIT G
                                                     to Share Exchange Agreement

                     FORM OF INVESTOR REPRESENTATION LETTER

                          READ CAREFULLY BEFORE SIGNING

ALL INFORMATION REQUIRED TO BE PROVIDED HEREIN WILL BE KEPT STRICTLY
CONFIDENTIAL.

FOLLOWING THE CLOSING OF THE SHARE EXCHANGE AGREEMENT REFERRED TO HEREIN, THE COMPANY CONTEMPLATES CAUSING SUBSIDIARY AND IGS TO MERGE. IN SUCH MERGER, THE HOLDERS OF IGS COMMON STOCK WILL RECEIVE AS MERGER CONSIDERATION THE SAME SECURITIES OF THE COMPANY THAT THE STOCKHOLDER WILL RECEIVE IN THE TRANSACTION.

THE SECURITIES TO BE ISSUED PURSUANT TO THE SHARE EXCHANGE AGREEMENT AND THE MERGER WILL NOT BE REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

eVentures Group, Inc.
One Evertrust Plaza
8th Floor
Jersey City, New Jersey  07302


Ladies and Gentlemen:

     The undersigned (the "Securityholder") is executing this Agreement in connection with the acquisition by the Securityholder of shares of the common stock, par value $0.00002 per share ("eVentures Common Stock"), of eVentures Group, Inc., a Delaware corporation (the "Company"), options to purchase shares of eVentures Common Stock ("eVentures Options") and/or warrants to purchase shares of eVentures Common Stock ("eVentures Warrants" and, together with eVentures Common Stock and eVentures Options, "eVentures Securities") from the Company pursuant to the Share Exchange Agreement (the "Share Exchange Agreement"), dated as of February 22, 2000, by and among the Company, IGS Acquisition Corporation ("Subsidiary") and certain stockholders of Internet Global Services, Inc. ("IGS"), and/or in connection with the subsequent proposed merger (the "Merger") of IGS with and into Subsidiary. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Share Exchange agreement. The Securityholder acknowledges that it is a condition to the Closing under the Share Exchange Agreement that the Company receive this letter, executed by the Securityholder.

     1. REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDER. The Securityholder hereby represents and warrants to Company as follows:

          (a) The Securityholder has adequate means of providing for his (her) current needs and possible personal contingencies and he (she) has no need now and anticipates no need in the foreseeable future to sell the eVentures Securities for which he (she) hereby is exchanging his or her equity interest in IGS. The Securityholder has carefully evaluated his (her) financial resources and investment position and the risks associated with an investment in the Company and is able to bear the economic risks of this investment and consequently, without limiting the generality of the foregoing, the Securityholder is able to hold the eVentures Securities for an indefinite period of time and has a sufficient net worth to sustain a loss of his (her) entire investment in the Company in the event such loss should occur.

          (b) The Securityholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company. In addition, the Securityholder represents that, on the basis of his (her) business and financial experience, he (she) has acquired the capacity to protect his (her) own interest in investments of this nature. The Securityholder recognizes that his (her) investment in the Company involves a high degree of risk. The Securityholder further understands that an investment in the eVentures Securities is highly speculative and is not suitable for investors who cannot afford to lose all of their investment. The Securityholder is familiar with the nature of, and risks attendant to, investments in securities of the type being subscribed for hereby and has determined that the purchase of such securities is consistent with his (her) investment objectives.

          (c) The Securityholder is acquiring the eVentures Securities for his
     (her) own account for investment and not with a view to or for resale in connection with any distribution of the eVentures Securities.

          (d) The Securityholder has not offered or sold any portion of the eVentures Securities and has no present intention of dividing the eVentures Securities with others or of selling, distributing or otherwise disposing of any portion of the eVentures Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

          (e) The Securityholder is aware that he (she) must bear the economic risk of his (her) investment in the Company for an indefinite period of time because the eVentures Securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states and, therefore, such securities cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available. Further, the Securityholder understands that only the Company can take action so as to register the eVentures Securities on behalf of the Company and the Company is under no obligation to do so and does not otherwise propose to do so, except as otherwise provided for in any Registration Rights Agreement negotiated between the Company and the Securityholders. The Securityholder understands that neither the Securities and Exchange Commission nor the securities administrator of any state has made any finding or determination relating to the fairness or desirability of an investment in the eVentures Securities and that the eVentures Securities have not been approved or disapproved by the Securities and Exchange Commission or by any other federal or state agency, and no such agency has passed on the accuracy or adequacy of this Agreement, the Transaction Documents or the Parent SEC Reports.

          (f) The Securityholder understands and agrees that he (she) cannot sell, transfer, or otherwise dispose of any of the eVentures Securities received pursuant to the Share Exchange Agreement without delivering to the Company an opinion of counsel satisfactory to the Company that the transaction contemplated by him (her) would not be in violation of the Securities Act or any applicable state securities laws. The Securityholder understands that there is no substantial public trading market for the eVentures Securities which he, she or it is receiving pursuant to the Share Exchange Agreement and it is unlikely that a substantial trading market for any of these securities will ever develop. In addition, the Securityholder acknowledges that there can be no assurance that the Securityholder will be able to sell or dispose of the eVentures Securities at any point in the future.

          (g) THE SECURITYHOLDER (i) IS FAMILIAR WITH THE COMPANY AND HAS RECEIVED ALL THE INFORMATION THAT HE OR IT DEEMS NECESSARY TO MAKE AN INFORMED INVESTMENT DECISION WITH RESPECT TO AN INVESTMENT IN THE COMPANY;
     (ii) HAS HAD THE UNRESTRICTED OPPORTUNITY TO MAKE SUCH INVESTIGATION AS HE OR IT DESIRES PERTAINING TO THE COMPANY AND AN INVESTMENT IN THE COMPANY AND TO VERIFY ANY INFORMATION FURNISHED TO HIM OR IT WITH RESPECT TO EACH OF THE ENTITIES; (iii) HAS HAD THE UNRESTRICTED OPPORTUNITY TO ASK QUESTIONS OF REPRESENTATIVES OF THE COMPANY AND IGS CONCERNING THE COMPANY AND HIS OR ITS INVESTMENT IN THE COMPANY; (iv) HAS HAD THE UNRESTRICTED OPPORTUNITY TO REVIEW AND ASK QUESTIONS REGARDING THE TERMS OF THE SHARE EXCHANGE AGREEMENT; AND (v) ACKNOWLEDGES THAT HE OR IT HAS EITHER RECEIVED OR BEEN AFFORDED THE OPPORTUNITY TO RECEIVE, ON OR PRIOR TO THE DATE HEREOF, THE PARENT SEC REPORTS. THE SECURITYHOLDER FURTHER ACKNOWLEDGES THAT THE COMPANY HAS MADE AVAILABLE TO HIM (HER) THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THE INFORMATION MEMORANDUM AND TO EVALUATE THE MERITS AND RISKS OF THE INVESTMENT.

          (h) The Securityholder confirms that the eVentures Securities were not offered to him (her) by any means of general solicitation or advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; and the Securityholder has received no representations from the Company or its respective employees, attorneys or agents, other than those contained in the Share Exchange Agreement and the Transaction Documents. In making his (her) decision to exchange the Securityholder's equity interests in IGS for eVentures Securities, the Securityholder has relied solely upon his (her) review of the documents described herein and independent investigations made by him (her) without assistance of the Company and he (she) confirms that all documents, records and books pertaining to this proposed investment have been made available to him (her) and, if applicable, his (her) stockholder representative as such term is defined in Regulation D ("Stockholder Representative").

          (i) The Securityholder acknowledges that he (she) has been advised to consult with his (her) own attorney regarding legal matters concerning the Company, an investment in the eVentures Securities or any other action to be taken in connection with the transaction described in the Share Exchange Agreement, and to consult with his (her) tax advisor regarding the tax consequences of exchanging securities of IGS for eVentures Securities or becoming a stockholder of the Company.

          (j) If the equity interests in IGS are owned by a corporation, partnership or other entity, the decision to exchange such equity interests and the execution and delivery of this letter have been duly authorized by such corporation, partnership or other entity and the person executing this letter on behalf of such corporation, partnership or other entity has the right, power and authority, in his (her) capacity as an officer, general partner, trustee, executor or other representative of such corporation, partnership or other entity, as the case may be, to execute and deliver this letter on behalf of such corporation, partnership or other entity.

          (k) The Securityholder, if an individual, has reached the age of majority in the state in which he (she) resides.

          (l) This letter constitutes a legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, and the execution, delivery and performance of this letter and the fulfillment and compliance with its terms do not and will not conflict with, violate or cause a breach of the terms, conditions or provisions of the Securityholder's charter documents, if applicable, any agreement, non-compete provision, contract or instrument to which the Securityholder is a party or any judgment, order or decree to which the Securityholder is subject.

          (m) The Securityholder understands that the eVentures Securities to be issued and delivered to the Securityholder pursuant to the terms of the Share Exchange Agreement will not be registered under the Securities Act but will be issued in reliance upon the exemption afforded by Section 4(2) of the Securities Act and/or Regulation D promulgated by the SEC thereunder ("Regulation D"). The Securityholder acknowledges that certificates representing the eVentures Securities will bear a legend substantially as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

          (n) The information contained herein and in the Stockholder Questionnaire previously submitted to the Company by the Securityholder is complete and accurate as of the date hereof and may be relied upon by the Company, its officers, directors, agents and advisors. The Securityholder understands the information contained in the Stockholder Questionnaire is being used by the Company and its advisers to determine whether this transaction may be made to the Securityholder pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D and any other applicable states' securities laws. The Securityholder understands that (i) the information contained herein will be relied upon for purposes of such determination and (ii) the eVentures Securities will not be registered under the Securities Act, or any state securities act, in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act, Rule 506 of Regulation D or exemptions available for resales by affiliates in private transactions. THE SECURITYHOLDER REPRESENTS AND WARRANTS THAT THE SECURITYHOLDER WILL NOTIFY THE COMPANY IMMEDIATELY OF ANY MATERIAL CHANGE IN ANY OF SUCH INFORMATION OCCURRING PRIOR TO THE CLOSING OF THE PURCHASE TRANSACTION.

          (o) The Securityholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D, as more fully indicated in the Securityholder's Stockholder Questionnaire, or a person either alone or with his Stockholder Representative having such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, as that term is defined or described in Regulation D and applicable states securities laws. If the Securityholder is not an accredited investor, he or she must obtain the assistance of a Stockholder Representative, who must complete the Stockholder Representative Certificate (herein so called) attached as Annex A to the Stockholder Questionnaire.

          (p) The Securityholder understands that if he (she) is using the services of a Stockholder Representative, the Closing under the Share Exchange Agreement is conditioned on the completion of a Stockholder Representative Certificate in the form attached as Annex A to the Stockholder Questionnaire.

          (q) The Securityholder has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the stated transaction in which the eVentures Securities will be issued and has been given the opportunity to obtain any additional information, and to request exhibits to the Company's filing with the SEC.

     6. INDEPENDENT ADVICE.

          a. THE SECURITYHOLDER IS HEREBY ADVISED TO OBTAIN INDEPENDENT INVESTMENT, LEGAL AND TAX COUNSEL WITH RESPECT TO ISSUES WHICH MAY ARISE IN CONNECTION WITH LEGAL MATTERS CONCERNING THE COMPANY OR AN INVESTMENT IN EVENTURES SECURITIES.

          b. THE SECURITYHOLDER AND HIS OR HER SPOUSE, IF ANY, ACKNOWLEDGE THAT HE OR THEY HAVE HAD THE OPPORTUNITY TO SEEK COUNSEL TO REVIEW THIS LETTER, THE SHARE EXCHANGE AGREEMENT AND ALL OF THE TRANSACTION DOCUMENTS AND TO OBTAIN THE ADVICE OF COUNSEL RELATING THERETO. THE SECURITYHOLDER AND HIS OR HER SPOUSE, IF ANY, ALSO ACKNOWLEDGE THAT IF HE OR SHE OR THEY HAVE NOT EMPLOYED COUNSEL TO REVIEW THIS AGREEMENT AND ALL OF THE OTHER TRANSACTION DOCUMENTS, IT HAS BEEN THE CHOICE OF SUCH PARTY(IES) TO FOREGO ADVICE OF COUNSEL.

     7. SURVIVAL. The Securityholder represents and warrants that the information contained herein is true and correct as of the date hereof. The Securityholder agrees that all representations, warranties and covenants contained in this Agreement shall be true and accurate as of the date of the Closing under the Share Exchange Agreement and shall survive (a) the Closing of the Share Exchange Agreement, and (b) if an individual, the death or disability of the Securityholder.

     8. GOVERNING LAW. This Agreement shall be governed and construed for all purposes in accordance with the laws (without giving effect to the principles governing conflicts of laws) of the State of New York.

     9. COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     10. SUCCESSORS AND ASSIGNS. This letter and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators, and other successors of the Securityholder and this letter shall inure to the benefit of and be enforceable by the Company and its successors and assigns.


                           [SIGNATURE PAGE TO FOLLOW]

     SIGNATURE PAGE TO RESTRICTED STOCK INVESTMENT REPRESENTATION AGREEMENT

(PLEASE PRINT, EXCEPT FOR REQUIRED SIGNATURES):

SECURITYHOLDER:

(for Entities)


---------------------------------

By:
   ------------------------------

Name:
     ----------------------------

Title:
      ---------------------------

(for Individuals)


                                        Signature of Securityholder:
------------------------------------                                ------------
Printed Name                            Date:
                                             -----------------------------------
Date:


If a married individual, the spouse
of the Securityholder must sign:

                                        Signature of spouse:
-----------------------------------                         --------------------
(Printed name of spouse)                Date:
                                             -----------------------------------
ADDRESS:                                PHONE (include area code):

(1) -------------------------------     (   )
                                         --- -----------------------------------
    -------------------------------

(2) -------------------------------     (   )
                                         ---  ----------------------------------
    -------------------------------


TAXPAYER I.D. NUMBER OR SOCIAL SECURITY NUMBER OF EACH SECURITYHOLDER:
Entity:
         ------------------------------
         Taxpayer Identification Number

Individual:
Social Security Number                  (1)
                                            ------------------------------------
Social Security Number                  (2)
                                            ------------------------------------

                                (Individual Form)

STATE OF                   )
          ------------     )
COUNTY OF                  )
          ------------

         This instrument was acknowledged before me on the ________ day of _____________, 2000, by _________________________.


                                                  ------------------------------
                                                  Notary Public



                                 (Entity Form)

STATE OF                   )
          ------------     )
COUNTY OF                  )
          ------------

         This instrument was acknowledged before me on the _______ day of ________________, 2000, by ________________________, ______________________ of
______________________, a _______________ (corporation, partnership or trust), on behalf of said ______________ (corporation, partnership or trust).


                                                  -----------------------------
                                                  Notary Public

                                                                       EXHIBIT H
                                                     to Share Exchange Agreement


                      PURCHASER REPRESENTATIVE CERTIFICATE


         The undersigned has been named by _________________________________
(the "Securityholder") as the Securityholders' Representative (the "Purchaser Representative") in evaluating the merits and risks of investment in shares of common stock, par value $0.00002 per share ("eVentures Common Stock"), of eVentures Group, Inc., a Delaware corporation (the "Company"), an investment in options to acquire eVentures Common Stock ("eVentures Warrants") and/or warrants to purchase shares of eVentures Common Stock ("eVentures Warrants" and, together with eVentures Common Stock and eVentures Options, "eVentures Securities") in connection with the Agreement and Plan of Merger between IGS Acquisition Corporation and Internet Global Services, Inc. (the "Merger Agreement"). The undersigned hereby represents and warrants as follows:

1. I have reviewed and discussed the Merger Agreement with the Securityholder, with a view to determining whether an investment in eVentures Securities by the Securityholder is appropriate in light of such Securityholder's financial circumstances, as such circumstances have been disclosed to me by such Securityholder.

2. I am not an affiliate, or a director, officer or other employee of the Company, or a beneficial owner of 10% or more of any class of equity securities or equity interest in the Company. There is no material relationship between me or any affiliates and the Company, or its affiliates, which now exists or is mutually understood to be contemplated, or which has existed at any time during the previous two years, nor has compensation been received, or will be received, as a result of any such relationship, except as follows:

     (State, "None," or set forth exceptions and give details.)

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     I have heretofore disclosed in writing to the Securityholder any relations described immediately above. I further understand that the disclosure of any of the material relationships set forth immediately above, if any, does not relieve me of my obligation to act in the interest of the Securityholder .

3.   My professional affiliation with the Securityholder is as follows:

     Attorney             (  )

     Accountant           (  )

     Financial Advisor    (  )

     Other (specify)
                     -----------------------------------------------------------

4. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company. I offer as evidence thereof the following information (e.g., investment experience, business experience, education) [This information must be provided]:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


5. I have known the Securityholder for __________ years, and am familiar with the financial and tax positions and plans of the Securityholder .

6.       I (please mark one):

         _____ (a) have not relied on the advice of, and have not consulted with, anyone else in advising the Securityholder with regard to an investment in the eVentures Securities; or a

         _____ (b) have relied on the advice of, or have consulted with, the following person(s), in advising the Securityholder with regard to an investment in the eVentures Securities.


--------------------------------        --------------------------------------
Name                                    Name


--------------------------------        --------------------------------------

--------------------------------        --------------------------------------
Address                                 Address

7. I represent and warrant that I have no business relationship with the Company or any of its affiliates, that I represent only the Securityholder and not the Company or any of its affiliates, and, to the extent I am compensated, I am compensated only by the Securityholder.


                            Signature Page Following

SIGNATURE OF PURCHASER REPRESENTATIVE

         I agree to notify you promptly of any changes in the information described in this Purchaser Representative Certificate that may occur prior to the closing of the proposed transactions contemplated in the Merger Agreement.

Dated:
      ----------------


                                    -------------------------------------------
                                    [Name], Purchaser Representative
                                    Address:
                                    Telephone:


SIGNATURE OF PURCHASER

The undersigned Securityholder hereby represents that the person whose signature appears above has been engaged to act as his or her Purchaser Representative in connection with evaluating the merits and risks of a prospective investment in the Company.

                                    INDIVIDUALS:



                                    -------------------------------------------
                                    Signature of Securityholder


                                    -------------------------------------------
                                    Print or Type Name


                                    ENTITIES:


                                    ----------------------------


                                    By
                                      -----------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                                                       EXHIBIT I
                                                     TO SHARE EXCHANGE AGREEMENT


            FORM OF OPINION OF COUNSEL TO PARENT AND ACQUISITION SUB

         The opinion of counsel to Parent and Acquisition Sub shall be addressed to the Stockholders' Representative and shall include the following opinions:

         1. Each of Parent, Acquisition Sub and the Parent's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to carry on its business as now being conducted, and to own, operate and lease its properties and assets.

         2. Upon approval by the Board of Directors of Parent and Acquisition Sub, each of Parent and Acquisition Sub will have the requisite corporate power and authority to execute and deliver the Share Exchange Agreement and the other Transaction Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Share Exchange Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by Parent and Acquisition Sub and, once the aforementioned approval has been obtained, will be valid and binding obligations of Parent and Acquisition Sub enforceable against Parent and Acquisition Sub in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors' rights generally, and general equitable principles.

         3. The execution and delivery of the Share Exchange Agreement and the other Transaction Documents by Parent and Acquisition Sub and the consummation of the transactions contemplated thereby do not and will not (A) violate any provision of Parent's or Acquisition Sub's Certificate of Incorporation or By-Laws; (B) to the best of our knowledge, violate with any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or Acquisition Sub or any of Parent's Material Subsidiaries or by which any of their respective properties or assets may be bound, other than any rule, regulation, order or decree of the Federal Communications Commission (the "FCC") as to which no opinion is expressed, (C) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Texas or federal governmental or regulatory body, agency or authority, other than the FCC with respect to which no opinion is expressed, or (D) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or Acquisition Sub or any of Parent's Material Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, contract, lease, franchise agreement or other instrument or obligation filed as an exhibit to Parent's registration statement on Form 10 filed with the SEC on December 20, 1999, as it may be amended prior to the Closing Date, to which Parent or Acquisition Sub or any of Parent's Material Subsidiaries is a party, or by which any such Person or any of its properties or assets are bound.

         4. No permit, consent, approval or authorization of, or declaration to or filing with, any Texas or federal regulatory or other governmental authority is required in connection with the execution and delivery of the Share Exchange Agreement and the other Transaction Documents by Parent or the Acquisition Sub and the consummation of the transactions contemplated thereby, except those which have been accomplished or obtained or those which may be required by the FCC.

         5. To the best of our knowledge and other than as disclosed in the Share Exchange Agreement, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Parent or the Acquisition Sub, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which might adversely affect its performance under the Share Exchange Agreement or the other Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby.

         6. All of the shares of Parent Common Stock issuable pursuant to the Share Exchange Agreement, when issued as provided therein, will be, duly authorized, validly issued, fully paid and nonassessable.


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